                                                                EXHIBIT 10.43


                            REIMBURSEMENT AGREEMENT




                                   between




                             RYKOFF-SEXTON, INC.




                                      and





                      THE FIRST NATIONAL BANK OF CHICAGO




                         dated as of November 1, 1996

                               TABLE OF CONTENTS
                               -----------------

Section                                                                     Page
-------                                                                    -----


                                  ARTICLE 1.
                                 DEFINITIONS . . . . . . . . . . . . . . . .   2
1.1   Definitions. . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   2

                                  ARTICLE 2.
                   AMOUNT AND TERMS OF THE LETTER OF CREDIT  . . . . . . . .  13

2.1   The Letter of Credit . . . . . . . . . . . . . . . . . . . . . . . . .  13
2.2   Reimbursement. . . . . . . . . . . . . . . . . . . . . . . . . . . . .  13
2.3   Fees . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  16
2.4   Increased Costs. . . . . . . . . . . . . . . . . . . . . . . . . . . .  16
2.5   Bank Bonds . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  18
2.6   Payments and Computations. . . . . . . . . . . . . . . . . . . . . . .  18
2.7   Obligations Absolute . . . . . . . . . . . . . . . . . . . . . . . . .  19
2.8   Participations; Confidentiality. . . . . . . . . . . . . . . . . . . .  19
2.9   Taxes. . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  20
2.10  Extension of the Letter of Credit and Replacement. . . . . . . . . . .  21
2.11  Receipt of Certain Funds by the Bank . . . . . . . . . . . . . . . . .  22

                                  ARTICLE 3.
                            CONDITIONS OF ISSUANCE . . . . . . . . . . . . .  22
3.1   Conditions Precedent to Issuance of the Letter of Credit . . . . . . .  22
3.2   Additional Conditions Precedent to Issuance of the Letter of Credit. .  24

                                  ARTICLE 4.
                        REPRESENTATIONS AND WARRANTIES . . . . . . . . . . .  25
4.1   Representations and Warranties . . . . . . . . . . . . . . . . . . . .  25

                                  ARTICLE 5.
                           COVENANTS OF THE COMPANY  . . . . . . . . . . . .  31
5.1   Affirmative Covenants. . . . . . . . . . . . . . . . . . . . . . . . .  31
5.2   Negative Covenants . . . . . . . . . . . . . . . . . . . . . . . . . .  35
5.3   Compliance with ERISA  . . . . . . . . . . . . . . . . . . . . . . . .  37

                                  ARTICLE 6.
                              EVENTS OF DEFAULT  . . . . . . . . . . . . . .  38
6.1   Events of Default. . . . . . . . . . . . . . . . . . . . . . . . . . .  38
6.2   Upon an Event of Default . . . . . . . . . . . . . . . . . . . . . . .  39


                                       i


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Section                                                                     Page
-------                                                                    -----


                                  ARTICLE 7.
                                 MISCELLANEOUS . . . . . . . . . . . . . . .  40
7.1   Amendments, Etc. . . . . . . . . . . . . . . . . . . . . . . . . . . .  40
7.2   Notice, Etc. . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  40
7.3   No Waiver; Remedies  . . . . . . . . . . . . . . . . . . . . . . . . .  41
7.4   Accounting Terms; Change in Accounting Principles. . . . . . . . . . .  41
7.5   Indemnification of the Bank. . . . . . . . . . . . . . . . . . . . . .  41
7.6   Liability of the Bank. . . . . . . . . . . . . . . . . . . . . . . . .  43
7.7   Costs, Expenses and Taxes. . . . . . . . . . . . . . . . . . . . . . .  44
7.8   Binding Effect . . . . . . . . . . . . . . . . . . . . . . . . . . . .  44
7.9   Independence of Covenants. . . . . . . . . . . . . . . . . . . . . . .  44
7.10  Severability . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  45
7.11  Headings . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  45
7.12  Governing Law; Terms . . . . . . . . . . . . . . . . . . . . . . . . .  45
7.13  Consent to Jurisdiction and Service of Process . . . . . . . . . . . .  45
7.14  Waiver of Jury Trial . . . . . . . . . . . . . . . . . . . . . . . . .  45
7.15  Counterparts . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  46


Exhibit A  -  Form of Irrevocable Letter of Credit
Exhibit B  -  Form of Pledge Agreement
Exhibit C  -  Form of Custody Agreement
Exhibit D  -  Form of Opinion of Jones, Day, Reavis & Pogue
Exhibit E  -  Description of Premises


Schedule I   -  Certain Existing Liens
Schedule II  -  Certain Indebtedness
Schedule III -  Certain Regulatory Matters
Schedule IV  -  Certain Environmental Matters
Schedule V   -  ERISA


Appendix I   -  Covenants and Disbursement Procedures Regarding Insurance or
                Condemnation Proceeds

                           REIMBURSEMENT AGREEMENT

          THIS REIMBURSEMENT AGREEMENT dated as of November 1, 1996, between RYKOFF-SEXTON, INC., a corporation duly organized under the laws of the State of Delaware (the "Company") and THE FIRST NATIONAL BANK OF CHICAGO (the "Bank"). Unless otherwise indicated, all capitalized terms used herein without definition shall have the meanings referred to or set forth in Article One hereof.

                                R E C I T A L S

         A. The Company proposes to undertake the financing of the acquisition, construction, installation and equipping of a warehouse and distribution facility located in the City of La Mirada, California (the "Project").

         B. The Company has requested the financial assistance of the La Mirada Industrial Development Authority (the "Issuer"), in connection with such financing.

         C. The Issuer and Bankers Trust Company of California, N.A., as trustee (the "Trustee"), propose to enter into an Indenture of Trust dated as of November 1, 1996 (the "Indenture") pursuant to which the Issuer will issue and sell $25,900,000 in aggregate principal amount of its Taxable
Variable/Fixed Rate Demand Industrial Development Revenue Bonds
(Rykoff-Sexton, Inc. Project) Series 1996 (the "Bonds").

         D. The Issuer, the Trustee and the Company propose to enter into a Loan Agreement dated as of November 1, 1996 (the "Loan Agreement") pursuant to which the Issuer will loan the Company the proceeds of the issuance and sale of the Bonds to finance the acquisition and construction of the Project and for other purposes.

         E. The Company has requested the Bank to issue its irrevocable direct pay letter of credit in substantially the form of Exhibit A annexed hereto (such letter of credit and any successor letter of credit as provided in such letter of credit being the "Letter of Credit") in an amount not to exceed $26,250,000 to secure payment of amounts payable on the Bonds or for their purchase as provided in the Indenture, which amount is equal to the principal amount of the Bonds ($25,900,000) plus an amount equal to 41 days interest on the Bonds at a maximum rate of 12% ($350,000).

         NOW THEREFORE, in consideration of the premises and in order to induce the Bank to issue the Letter of Credit, the parties hereto agree as follows:

                                   ARTICLE 1.
                                  DEFINITIONS

         SECTION 1.1 DEFINITIONS. Unless otherwise indicated in this Agreement, the capitalized terms used herein without definition shall have the following meanings:

         "AFFECTED LOANS" has the meaning set forth in Section 2.2(g) of this Agreement.

         "AFFILIATE," as applied to any Person, means any other Person directly or indirectly controlling, controlled by, or under common control with, that Person. For purposes of this definition, "control" (including with correlative meaning, the terms "controlling," "controlled by" and "under common control with"), as applied to any Person, means the possession, directly or indirectly, of the power to direct or cause the direction of the management and policies of that Person, whether through the ownership of voting securities or memberships or by contract or otherwise.

         "AGREEMENT" or "REIMBURSEMENT AGREEMENT" means this Reimbursement Agreement as it may be amended, supplemented or otherwise modified from time to time.

         "ALTERNATE CREDIT FACILITY" means an irrevocable letter of credit, bank bond purchase agreement, bond insurance policy, revolving credit agreement, surety bond or other agreement or instrument under which any Person (other than the Issuer or the Company) undertakes to make or provide to make payments of the principal and purchase price of and interest on the Bonds, as and when due and delivered pursuant to the Indenture in substitution for the Letter of Credit.

         "APPLICABLE MARGIN" has the meaning provided in the Bank Facility for loans then in effect on the date of any determination of Applicable Margin.

         "BANK" has the meaning set forth in the introductory paragraph of this Agreement.

         "BANK BONDS" has the meaning set forth in Section 2.5.

         "BANK FACILITY" means the Credit Agreement dated as of May 17, 1996 among Rykoff-Sexton, Inc., Bank of America National Trust and Savings Association, as administrative agent, The Chase Manhattan Bank, N.A. as documentation agent, BA Securities, Inc., as co-arranger, Chase Securities, Inc., as co-arranger and certain other financial institutions.

         "BANK INFORMATION" has the meaning set forth in Section 7.5(a) hereof.

         "BANK SECURITY DOCUMENTS" means, collectively, the Deed of Trust, the Security Agreement, the Financing Statement, the Pledge Agreement, the Custody Agreement and any other agreement or instrument which recites that it secures the obligation of the Company under this Agreement.

         "BASE RATE" means, for any day, the rate of interest per annum (calculated on a 360-day year basis for the actual number of days elapsed) equal to the greater of (a) the rate per annum equal to the corporate base rate of interest announced by the Bank from time to time (such rate not necessarily being the lowest rate which the Bank charges to a borrower or group of borrowers) in effect on such day or (b) (i) the rate on overnight Federal funds transactions with members of the Federal Reserve System arranged by Federal funds brokers, as published for such day (or, if such day is not a Business Day, the next succeeding Business Day) by the Federal Reserve Bank of New York, or (ii) if such rate is not so published for any day which is a Business Day, the average of the quotations for such day on such transactions received by the Bank from three Federal funds brokers of recognized standing selected by it plus in each case specified in (i) and (ii) 0.5% per annum, each change in the Base Rate to be effective as of the opening of business on the day such change occurs. If for any reason the Bank shall have determined that it is unable to ascertain the rate on overnight Federal funds transactions, including, without limitation, the inability or failure of the Bank to obtain sufficient bids or publications in accordance with the terms hereof, the Base Rate shall be the prime lending rate of the Bank until the circumstances giving rise to such inability no longer exist.

         "BONDS" has the meaning set forth in Recital C of this Agreement.

         "BUSINESS DAY" means a day which is not (i) a Saturday, Sunday or day on which banking institutions in the State of Illinois or the State of New York or in any jurisdiction in which the principal office of the Tender Agent or the Trustee or the office of the Bank at which drawings under the Letter of Credit must be presented are authorized or required to be closed, or (ii) a day on which the New York Stock Exchange is authorized or required to be closed.

         "CODE" means the Internal Revenue Code of 1986, and the regulations promulgated thereunder and any amendment thereto or any successor statute and related regulations.

         "COMPANY" has the meaning set forth in the introductory paragraph of this Agreement.

         "CONTROLLED GROUP" means the Company and all Persons (whether or not incorporated) under common control or treated as a single employer with the Company pursuant to Section 414(b),(c),(m) or (o) of the Code.

         "CREDIT TERMINATION DATE" means the earliest of (i) the date on which the Final Drawing is honored by the Bank, (ii) the date on which the Bank is notified by the Trustee as the date on which there are no longer any Bonds Outstanding, (iii) the date on which any Alternate Credit Facility becomes effective, and (iv) the Stated Termination Date.

         "CUSTODY AGREEMENT" means the Custody Agreement dated as of November 1, 1996 between Bank and the Trustee in form and substance satisfactory to the Bank substantially in the form of Exhibit E hereto.

         "DEED OF TRUST" means the Deed of Trust, Assignment of Rents and Fixture Filing with respect to the Project, dated of even date herewith, executed by the Company, as trustor, to the Chicago Title Company, as trustee, for the benefit of Bank, as beneficiary.

         "DEFAULT" means any condition or event which constitutes an Event of Default or which with the giving of notice or lapse of time or both would, unless cured or waived, become an Event of Default.

         "DISBURSEMENT ACCOUNT" has the meaning set forth in Appendix I.

         "ENVIRONMENTAL ACTIVITIES" means the use, generation, transportation, treatment, storage or disposal of any Hazardous Materials at any time located on or present on or under the Premises.

         "ENVIRONMENTAL INDEMNITY" means the Environmental Indemnity dated as of November 1, 1996, executed by the Company in favor of Bank.

         "ERISA" means the Employee Retirement Income Security Act of 1974, as amended from time to time, and regulations promulgated thereunder.

         "ERISA AFFILIATE" means any trade or business (whether or not incorporated) under common control with the Company within the meaning of
     Section 414(b), 414(c) or 414(m) of the Code.

         "ERISA EVENT" means (a) a Reportable Event with respect to a Qualified Plan or a Multiemployer Plan subject to Title IV of ERISA;
     (b) a withdrawal by the Company or any ERISA Affiliate from a Qualified Plan subject to Section 4063 of ERISA during a plan year in which it was a substantial employer (as defined in Section 4001(a)(2) of ERISA);
     (c) a complete or partial withdrawal by the Company or any ERISA Affiliate from a Multiemployer Plan; (d) the filing of a notice of intent to terminate, the treatment of a plan amendment as a termination under Section 4041 or 4041A of ERISA or the commencement of proceedings by the PBGC to terminate a Qualified Plan or Multiemployer Plan subject to Title IV of ERISA; (e) a failure by the Company or any member of the

     Controlled Group to make required contributions to a Qualified Plan or Multiemployer Plan; (f) an event or condition which would constitute grounds under Section 4042 of ERISA for the termination of, or the appointment of a trustee to administer, any Qualified Plan or Multiemployer Plan; (g) the imposition of any liability under Title IV of ERISA, other than PBGC premiums due but not delinquent under
     Section 4007 of ERISA, upon the Company or any ERISA Affiliate; (h) an application for a funding waiver or an extension of any amortization period pursuant to Section 412 of the Code with respect to any Plan;
     (i) a non-exempt prohibited transaction occurs with respect to any Plan for which the Company or any Subsidiary of the Company may be directly or indirectly liable; or (j) a violation of the applicable requirements of Section 404 or 405 of ERISA or the exclusive benefit rule under Section 401(a) of the Code by any fiduciary or disqualified person with respect to any Plan for which the Company or any member of the Controlled Group may be directly or indirectly liable.

         "EURODOLLAR RATE LOAN" has the meaning set forth in 2.2(b) of this Agreement.

         "EVENT OF DEFAULT" has the meaning set forth in Section 6.1 of this Agreement.

         "EXCLUDED COLLATERAL" has the meaning set forth in the Security Agreement.

         "FINAL DRAWING" has the meaning set forth in the Letter of Credit.

         "FINANCIAL COVENANT DEFAULT" means a Default or failure to satisfy any of the requirements set forth in Section 5.2(g) of this Agreement in any Fiscal Year.

         "FINANCING STATEMENT" means the UCC-1 financing statement executed by the Company, as debtor, pursuant to the Security Agreement, and naming Bank as the secured party.

         "FISCAL YEAR" means the period ending on the Saturday of each year closest to June 30 and beginning on the next day, or any other 12-month period hereafter selected and designated as the official fiscal year of the Company.

         "GAAP" means, subject to the provisions of Section 7.4, generally accepted accounting principles set forth in the opinions and pronouncements of the Accounting Principles Board of the American Institute of Certified Public Accountants and statements and pronouncements of the Financial Accounting Standards Board or in such other statements by such other entity as may be approved by a significant segment of the accounting profession, which are applicable to the circumstances as of the date of determination; PROVIDED, HOWEVER, that with respect to the use of the term GAAP in sections incorporated from the Bank Facility, GAAP shall have the meaning set forth in the Bank Facility.

         "GUARANTY", as applied to any Person, means all loan commitments of that Person and all obligations of that Person guaranteeing in any manner, whether directly or indirectly, any obligation of any other Person for the payment of principal or interest with respect to borrowed money.

         "HAZARDOUS MATERIALS" means (a) any oil, flammable substances, explosives, radioactive materials, hazardous wastes or substances, toxic wastes or substances or any other materials or pollutants which (i) pose a hazard to the Premises or to persons on or about the Premises or
     (ii) cause the Premises to be in violation of any Hazardous Materials Laws; (b) asbestos in any form which is or could become friable, urea formaldehyde foam insulation, transformers or other equipment which contain dielectric fluid containing levels of polychlorinated biphenyls in excess of fifty (50) parts per million; (c) any chemical, material or substance defined as or included in the definition of "hazardous substances," hazardous wastes," "hazardous materials," "extremely hazardous waste," "restricted hazardous waste," or "toxic substances" or words of similar import under any applicable local, state or federal law or under the regulations adopted or publications promulgated pursuant thereto, including, but not limited to, the Comprehensive Environmental Response, Compensation and Liability Act of 1980, as amended, 42 U.S.C. Section 9601, et seq.; the Hazardous Materials Transportation Act, as amended, 49 U.S.C. Section 1801, et seq.; the Resource Conservation and Recovery Act, as amended, 42 U.S.C. Section 6901, et seq.; the Federal Water Pollution Control Act, as amended, 33 U.S.C. Section 1251, et seq.; Sections 25115,
     25117, 25122.7, 25140, 25281, 25316, and 25501 of the California
     Health and Safety Code; and Article 9 or Article 11 of Title 22 of the California Administrative Code, Division 4, Chapter 20; and (d) any other chemical, material or substance, exposure to which is prohibited, limited or regulated by any governmental authority or may or could pose a hazard to the health and safety of the occupants of the Premises or the owners and/or occupants of property adjacent to or surrounding the Premises.

     "HAZARDOUS MATERIALS LAWS" shall mean any federal, state or local laws, ordinances, regulations, or policies relating to the environment, health and safety, Environmental Activities and Hazardous Materials (including, without limitation, the use, handling, transportation, production, disposal, discharge or storage thereof) including, without limitation, soil or ground water conditions.

     "INDEBTEDNESS", as applied to any Person, means (i) any Guaranty,
     (ii) any indebtedness or obligation of that Person for the payment of principal or interest with respect to borrowed moneys or which otherwise constitutes indebtedness, as determined in accordance with GAAP, including obligations under conditional sales contracts or other title retention contracts and rental obligations under leases which are considered capital leases under GAAP, (iii) notes payable and drafts accepted representing extensions of credit to such Person whether or not representing obligations for borrowed money, (iv) any obligation owed by that Person for all or any part of the deferred purchase price of property or services which purchase price is due more than six months from the date of incurrence of the obligation in respect thereof or evidenced by a note or other instrument and (v) all indebtedness secured by a Lien on property of that Person, whether or not with recourse to that person.

          "INDEMNITEE" has the meaning set forth in Section 7.5 of this Agreement.

          "INDENTURE" means the Indenture of Trust dated as of November 1, 1996 between the Issuer and the Trustee pursuant to which the Bonds are to be executed and delivered.

          "INITIAL STATED AMOUNT" has the meaning set forth in Section 2.1 of this Agreement.

          "INTEREST DRAWING" has the meaning set forth in the Letter of Credit.

          "INTEREST PERIOD" has the meaning set forth in Section 2.2(c) of this Agreement.

          "ISSUANCE DATE" means November 20, 1996.

          "ISSUER" has the meaning set forth in Recital B of this Agreement.

          "L/C DOCUMENTS" means this Agreement, the Bank Security Documents, and any and all other agreements, instruments, certificates, or other documents now or hereafter given by the Company to Bank pursuant thereto or in connection therewith, or given to evidence, guaranty, or secure any of the Company's obligations under the foregoing documents.

          "LETTER OF CREDIT" has the meaning set forth in Recital E of this Agreement.

          "LETTER OF CREDIT FEE" has the meaning set forth in Section 2.3(b) of this Agreement.

          "LIBOR" means the rate of interest equal to:

          (a) the offered rate for deposits in United States Dollars which appears on Telerate Page 3750 as of 11:00 a.m. London time, on the second full Business Day next preceding the first of each date a rate is set (unless such day is not a Business Day, in which event the next succeeding Business Day will be used).

          (b) a number equal to 1.0 minus the aggregate (but without duplication) of the rates (expressed as a decimal fraction) of reserve requirements than in effect on the day which is two (2) Business
          Days prior to the beginning of such date a rate is set (including, without limitation, basic, supplemental, marginal and emergency reserves under any regulations of the Board of Directors of the Federal Reserve System or other governmental authority having jurisdiction with respect thereto, as now and from time to time in effect) for Eurocurrency funding (currently referred to a "Eurocurrency Liabilities" in Regulation D of such Board), which are required to be maintained by a member bank of the Federal Reserve System.

          If such interest rates shall cease to be available from Telerate News Service, the LIBOR rate shall be determined from such financial service selected by the Company and acceptable to the Bank.

          "LIEN" means any lien, mortgage, deed of trust, pledge, security interest, charge or encumbrance of any kind (including any conditional sale or other title retention agreement, any lease in nature thereof, and any agreement to give any lien or security interest).

          "LIQUIDITY DRAWING" has the meaning set forth in the Letter of Credit.

          "LIQUIDITY DRAWING PREMIUM" means a rate of interest per annum with respect to a Liquidity Drawing equal to 0% for the first 180 days after the Liquidity Drawing and 1.00% thereafter.

          "LIQUIDITY DRAWING REPAYMENT" means the amount to be paid by the Company to the Bank in the event of (i) a payment made under the Letter of Credit in respect of a Liquidity Drawing to pay all or any part of the principal portion of the purchase price of the Bonds tendered for purchase in accordance with Section 2.03(a) of the Indenture, which shall be equal to the amount of such drawing or (ii) a payment made under the Letter of Credit in respect of an Interest Drawing relating to a Liquidity Drawing to pay accrued interest with respect to such Bonds, which shall be equal to the amount of such drawing; PROVIDED, HOWEVER, that, at the Company's option, payment of the amounts set forth in clause (i) related to the principal amount of the Bonds above may be made on or prior to 18 months after such drawing and payment of the amounts set forth in clause (ii) with respect to the interest portion of any such drawing shall be made on or before the first calendar day of the next succeeding month (but in any event not later than the Credit Termination Date) and on the Credit Termination Date.

          "LOAN AGREEMENT" has the meaning set forth in Recital D of this Agreement.

          "MOODY'S" means Moody's Investors Service, a corporation organized and existing under the laws of the State of Delaware, its successors and assigns, or, if such corporation shall be dissolved or liquidated or shall no longer perform the functions of a securities rating agency, any other nationally recognized securities rating agency designated by the Issuer, with the approval of the Company and the Bank.

          "MULTIEMPLOYER PLAN" means a "multiemployer plan" (within the meaning of Section 4001(a)(3) of ERISA) and to which any member of the Controlled Group makes, is making, or is obligated to make contributions or, during the preceding six calendar years, has made, or been obligated to make, contributions.

          "NOTICE OF CONVERSION/CONTINUATION" has the meaning set forth in
     Section 2.2(f) of this Agreement.

          "OBLIGATIONS" means all obligations of the Company to the Bank of every kind and description (whether or not evidenced by a note or other instrument and whether or not for the payment of money), direct or indirect, absolute or contingent, due or to become due, now existing or hereafter arising pursuant to the terms of this Agreement and the other Related Documents.

          "ORIGINATION FEE" has the meaning set forth in Section 2.3(a) of this Agreement.

          "OUTSTANDING," when used as of any particular time in reference to the Bonds, means all Bonds theretofore, or thereupon being, authenticated and delivered by the Trustee under the Indenture except:

               (a) Bonds theretofore canceled by the Trustee or surrendered to the Trustee for cancellation;

               (b) Bonds with respect to which all liability of the Issuer shall have been discharged in accordance with Article VII of the Indenture;

               (c) Bonds for the transfer or exchange of or in lieu of or in substitution for which other Bonds shall have been authenticated and delivered by the Trustee pursuant to the Indenture; and

               (d)  Bank Bonds.

          "PARTICIPANT" has the meaning set forth in Section 2.8 of this Agreement.

          "PAYMENT DATE" means the date when interest and/or principal with respect to the Bonds due, whether by scheduled payment, redemption or acceleration and also means the date on which interest with respect to the Bonds is converted to bear interest at a different rate than the rate at which the Bonds are then bearing interest.

     "PAYMENT REQUEST DOCUMENTS" has the meaning set forth in Section A.5(c) of Appendix I.

     "PBGC" means the Pension Benefit Guaranty Corporation or any entity succeeding to any of its principal functions under ERISA.

     "PENSION PLAN" means any Employee Benefit Plan, other than a Multiemployer Plan, which is subject to Section 412 of the Internal Revenue Code or Section 302 or ERISA.

     "PERMITTED LIENS" means and includes: (1) Liens permitted pursuant to the Deed of Trust and the Bank Facility; (2) Liens existing as of the date of original delivery of the Bonds and which are identified on SCHEDULE I hereto;
(3) Liens granted to Bank of America National Trust and Savings Association, as administrative agent, under the Bank Facility; and (4) any other Liens permitted in writing by the Bank.

     "PERSON" means an individual, a corporation, a partnership, an association, a trust or any other entity or organization, including a government or political subdivision or an agency or instrumentality thereof.

     "PLACEMENT AGREEMENT" means the Placement Agreement dated November 19, 1996, among The First National Bank of Chicago, as placement agent, the Issuer and the Company.

     "PLAN" means an employee benefit plan (as defined in Section 3(3) of ERISA) which the Company or any member of the Controlled Group sponsors or maintains or to which the Company or any member of the Controlled Group makes, its making or is obligated to make contributions, and includes any Multiemployer Plan or Qualified Plan.

     "PLEDGE AGREEMENT" means the Pledge Agreement dated as of even date herewith between the Company and the Bank substantially in the form of Exhibit B to this Agreement.

     "PRELIMINARY PRIVATE PLACEMENT MEMORANDUM" has the meaning set forth in
Section 4.1(i).

     "PREMISES" means the real property on which the Project is located in the City of La Mirada, County of Los Angeles as more particularly described in Exhibit E and all personal property located on or affixed to such real property or otherwise used in connection with the business of the Company conducted on such real property; PROVIDE, HOWEVER, that the Premises shall not include the Excluded Collateral.

     "PRINCIPAL OFFICE" means the principal office of the Bank in Chicago, Illinois.

     "PRIVATE PLACEMENT MEMORANDUM" has the meaning set forth in
Section 4.1(i) of this Agreement.

     "PROJECT" has the meaning set forth in Recital A of this Agreement.

     "QUALIFIED PLAN" means a pension plan (as defined in Section 3(2) of ERISA) intended to be tax-qualified under Section 401(a) of the Code and which any member of the Controlled Group sponsors, maintains, or to which it makes, is making or is obligated to make contributions, or in the case of a multiple employer plan (as described in Section 4064(a) of ERISA) has made contributions at any time during the immediately preceding period covering five (5) plan years, but excluding any Multiemployer Plan.

     "RATING AGENCIES" means Moody's and/or S&P.

     "RELATED DOCUMENTS" means the Indenture, the Loan Agreement, the Bonds, the Letter of Credit, this Agreement, the Bank Security Documents, the Placement Agreement, the Remarketing Agreement, the Environmental Indemnity, the Preliminary Private Placement Memorandum, the Private Placement Memorandum and any instrument, document or agreement relating thereto.

     "REMARKETING AGREEMENT" means the Remarketing Agreement dated as of November 1, 1996 among the Issuer, the Company and The First National Bank of Chicago, as remarketing agent.

     "SECURITY AGREEMENT" means the Security Agreement with respect to the Project dated as of November 1, 1996, executed by the Company, as debtor, in favor of Bank, as secured party.

     "S&P" means Standard & Poor's Ratings Services, a division of The McGraw-Hill Companies, Inc., a corporation organized and existing under the laws of the State of New York, its successors and assigns, or, if such corporation shall be dissolved or liquidated or shall no longer perform the functions of a securities rating agency, any other nationally recognized securities rating agency designated by the Issuer, with the approval of the Company and the Bank.

     "STATED TERMINATION DATE" has the meaning given thereto in the Letter of Credit or such later date as may be agreed upon in writing by the Bank and the Company in accordance with Section 2.10 hereof.

     "SUBSIDIARY" means any corporation, association, partnership or joint venture or other business entity of which more than 50% of the voting stock (other than equity interests in the case of Persons other than corporations) is owned or controlled, directly or indirectly, by any Person or one or more of the other Subsidiaries of that Person or a combination thereof.

     "TAX" or "TAXES" means any present or future tax, levy, impost, duty, charge, fee, deduction or withholding of any nature and whatever called, by whomsoever, on whomsoever and wherever imposed, levied, collected, withheld or assessed. "Tax on overall net income" of a Person shall be construed as a reference to tax imposed by the jurisdiction in which its principal office (and/or, in the case of the Bank, its lending office) is located on all or part of the net income, profits or gains of that Person (whether worldwide, or only insofar as such income, profits or gains are considered to arise in or to relate to a particular jurisdiction, or otherwise).

     "TERMINATION DATE" means the date the Letter of Credit terminates.

     "TITLE COMPANY" means Chicago Title Insurance Company.

     "TITLE POLICY" means the title policy described below which shall not contain any survey exceptions or exceptions for rights of parties in possession, easements not of record, or unpaid installments of special assessments, or any other exceptions to coverage, except as expressly provided herein or as otherwise approved by Bank in writing:

          an ALTA Loan Policy - 1970 (without revision, modification or amendment) issued by the Title Company and such direct access reinsurance agreements as Bank may require, naming Bank as the insured, with liability in the amount of the Initial Stated Amount, insuring the validity and priority of the lien of the Deed of Trust subject only to such exceptions as are approved in writing by Bank, and including CLTA endorsements 100 (unmodified), 103.1, 103.7, 104.6, 104.7, 111.5, 116 and such other endorsements as Bank may require.

     "TRUSTEE" means Bankers Trust Company of California, N.A., and any successor thereto, as Trustee under the Indenture.

     "UNFUNDED PENSION LIABILITIES" means the excess of a Plan's benefit liabilities under Section 4001(a)(16) of ERISA, over the current value of that Plan's assets (exclusive of any contribution due), determined as of the most recent valuation date for which a valuation is available in accordance with the assumptions used by the Plan's actuaries for funding the Plan on an ongoing basis pursuant to Section 412 of ERISA for the applicable plan year.

          "USF" means US Foodservice, Inc., A Delaware corporation.

                           ARTICLE 2.
             AMOUNT AND TERMS OF THE LETTER OF CREDIT


          SECTION 2.1 THE LETTER OF CREDIT. On the terms and conditions hereinafter set forth, the Bank agrees, upon 24 hours' prior request of the Company and satisfaction of the conditions precedent set forth in Section 3.1, to issue the Letter of Credit in an amount not exceeding $26,250,000 (the "INITIAL STATED AMOUNT") and expiring on or before the Stated Termination Date.

          SECTION 2.2     REIMBURSEMENT.

          (a)  REIMBURSEMENT. The Company hereby agrees to pay to the Bank
(i) immediately and without demand on the date that any amount is drawn under the Letter of Credit by the Trustee, other than with respect to a Liquidity Drawing or an Interest Drawing with respect to any Liquidity
Drawing effected pursuant to Section 2.03(a) of the Indenture, a sum equal to such amount; (ii) the Liquidity Drawing Repayment at such times and in such amounts as shall be specified in the definition of such term; (iii) on demand, interest on any amounts unpaid by the Company when due under this Agreement other than as specified in clause (iv) of this Section 2.2, whether at maturity, by acceleration, on the date demanded or otherwise, including post-petition interest in any proceeding under the United States Bankruptcy Code or other applicable bankruptcy laws, from and including the date such amounts become due until payment in full, whether before or after judgment, at a fluctuating interest rate per annum equal to the interest rate then in effect under this Agreement plus 2.00%; PROVIDED that, in the case of a Eurodollar Rate Loan, upon the expiration of the Interest Period then in effect at the time any such increase in interest rate is effective such Eurodollar Rate Loan shall terminate and thereafter bear interest payable upon demand at the Base Rate plus Applicable Margin and Liquidity Drawing Premium then in effect plus 2.25%; (iv) interest on any and all unpaid amounts payable by the Company under clause (ii) of this Section 2.2, from and including the date of drawing on the Letter of Credit until payment in full, at a fluctuating interest rate per annum equal to the Base Rate or LIBOR (as provided in Section 2.2(b)) plus .25% and the Applicable Margin and the Liquidity Drawing Premium, if any, payable in arrears on the earlier of the date of repayment of such unpaid amounts or the first Business Day of each calendar month; and (v) on demand, any other amounts expressly payable by the Company to the Bank under this Agreement. Payment by the Company or acceptance by the Bank of interest provided for herein is not a permitted alternative to timely payment and shall not constitute a waiver of any Event of Default or otherwise prejudice or limit any rights or remedies of the Bank.

          (b) EURODOLLAR RATE LOAN. At the option of the Company, subject to the provisions of subsection 2.2(c), unpaid amounts with respect to the principal portion of a Liquidity Drawing shall bear interest at LIBOR plus .25% and the Applicable Margin and the Liquidity Drawing Premium payable in arrears on the earlier of the date of repayment of such unpaid amounts or the first Business Day of each calendar month (such selection is hereinafter referred to as a "EURODOLLAR RATE LOAN").

          (c) INTEREST PERIODS FOR LIBOR RATE. In connection with each Eurodollar Rate Loan, the Company may, pursuant to the applicable Notice of Conversion/Continuation select an interest period (each an "INTEREST PERIOD") to be applicable to such Loan, which Interest Period shall be, at the Company's option, either a one, two, three or six month period; PROVIDED that:

               (i) in the case of immediately successive Interest Periods applicable to a Eurodollar Rate Loan continued as such pursuant to a Notice of Conversion/Continuation, each successive Interest Period shall commence on the day on which the next preceding Interest Period expires;

               (ii) no Interest Period shall extend beyond the Stated Termination Date;

               (iii) no Interest Period shall extend beyond a date on which the Company is required to make repayment of the Liquidity Drawing related to such Eurodollar Rate Loan;

               (iv) if an Interest Period would otherwise expire on a day that is not a Business Day, such Interest Period shall expire on the next succeeding Business Day; PROVIDED that, if any Interest Period would otherwise expire on a day that is not a Business Day but is a day of the month after which no further Business Day occurs in such month, such Interest Period shall expire on the next preceding Business Day;

               (v) any Interest Period that begins on the last Business Day of a calendar month (or on a day for which there is no numerically corresponding day in the calendar month at the end of such Interest Period) shall end on the last Business Day of the succeeding calendar month; and

               (vi) in the event the Company fails to specify an Interest Period for any Eurodollar Rate Loan in the applicable Notice of Conversion/Continuation, the Company shall be deemed to have selected an Interest Period of one month.

          (d) DETERMINATION OF LIBOR INTEREST RATE. As soon as practicable after 10:00 A.M. (Chicago time) on the date specified in the Notice of Conversion/Continuation, Bank shall determine the interest rate that shall apply to the Eurodollar Rate Loan for which an interest rate is then being determined for the applicable Interest

Period and shall promptly give notice thereof (in writing by facsimile or by telephone confirmed in writing by facsimile) to the Company.

          (e) EURODOLLAR RATE LOANS AFTER DEFAULT. After the occurrence of and during the continuation of an Event of Default, (i) the Company may not elect to have an unpaid Liquidity Drawing be maintained as, or converted to, a Eurodollar Rate Loan after the expiration of any Interest Period then in effect for such unpaid drawing and (ii) subject to the provisions of subsection (j), any Notice of Conversion/Continuation given by the Company with respect to a requested conversion/continuation that has not yet occurred shall be deemed to be rescinded by the Company.

          (f) CONVERSION OR CONTINUATION. The Company shall deliver a notice regarding such conversion or continuation ( "NOTICE OF CONVERSION/CONTINUATION") to the Bank no later than 10:00 A.M. (Chicago time) at least three Business Days in advance of the proposed conversion/continuation date (in writing by facsimile or by telephone confirmed in writing by facsimile). A Notice of Conversion/Continuation shall specify (i) the proposed conversion/continuation date (which shall be a Business Day), (ii) the amount of the unpaid reimbursement relating to a Liquidity Drawing to be converted/continued, (iii) the requested Interest Period, and (iv) that no Event of Default has occurred and is continuing.

          (g) ILLEGALITY OR IMPRACTICABILITY OF EURODOLLAR RATE LOANS. In the event that on any date the Bank shall have determined that the making, maintaining or continuation of its Eurodollar Rate Loans (i) has become unlawful as a result of compliance by the Bank in good faith with any law, treaty, governmental rule, regulation, guideline or order (or would conflict with any such treaty, governmental rule, regulation, guideline or order not having the force of law even though the failure to comply therewith would not be unlawful) or (ii) has become impracticable, or would cause the Bank material hardship, as a result of contingencies occurring after the date of this Agreement which materially and adversely affect the London interbank market or the position of the Bank in that market, then, and in any such event, the Bank shall give notice (by telefacsimile or by telephone confirmed in writing) to the Company of such determination. Thereafter (a) the obligation of the Bank to convert to Eurodollar Rate Loans shall be suspended until such notice shall be withdrawn by the Bank, (b) to the extent such determination by the Bank relates to a Eurodollar Rate Loan then being requested by the Company pursuant to a Notice of Conversion/Continuation, such unpaid reimbursement shall bear interest as otherwise provided hereunder,
(c) the Bank's obligation to maintain its outstanding Eurodollar Rate Loans (the "AFFECTED LOANS") shall be terminated at the earlier to occur of the expiration of the Interest Period then in effect with respect to the Affected Loans or when required by law, and (d) the Affected Loans shall automatically bear interest as provided under the Base Rate option on the date of such termination.

          (h) COMPENSATION FOR BREAKAGE OR NON-COMMENCEMENT OF INTEREST PERIODS. The Company shall compensate the Bank, upon written request by the Bank.

(which request shall set forth the basis for requesting such amounts), for all reasonable losses, expenses and liabilities (including any interest paid by the Bank to lenders of funds borrowed by it to make or carry its Eurodollar Rate Loans and any loss, expense or liability sustained by the Bank in connection with the liquidation or re-employment of such funds) which the Bank may sustain: (i) if for any reason (other than a default by the Bank) a conversion to or continuation of any Eurodollar Rate Loan does not occur on a date specified therefor in a Notice of Conversion/Continuation,
(ii) if any repayment or other principal payment or any conversion of any of its Eurodollar Rate Loans occurs on a date prior to the last day of an Interest Period applicable to such loan, (iii) if any repayment of any of its Eurodollar Rate Loans is not made on any date specified in a notice of repayment given by the Company, or (iv) as a consequence of any other default by the Company in the repayment of its Eurodollar Rate Loans when required by the terms of this Agreement.

                   SECTION 2.3     FEES.

                   (a) The Company hereby agrees to pay the Bank an origination fee (the "ORIGINATION FEE") computed at the rate of one quarter of one percent (.25%) per annum, on the basis of a 360-day year for the actual number of days elapsed, of the amount available to be drawn under the Letter of Credit from and including the Issuance Date to but excluding the Termination Date, payable quarterly in arrears on the 15th day of each March, June, September and December thereafter commencing March 15, 1997.

                   (b) The Company hereby agrees to pay to the Bank a letter of credit fee (the "LETTER OF CREDIT FEE"), computed at the rate of one and three-quarters percent (1.75%) per annum, on the basis of a 360-day year for the actual number of days elapsed, of the amount available to be drawn under the Letter of Credit from and including the Issuance Date to but excluding the Termination Date, payable quarterly in arrears on the 15th day of each March, June, September and December thereafter commencing March 15, 1997.

                   (c) The Company hereby agrees to pay to the Bank, upon each drawing by the Trustee under the Letter of Credit, a drawing fee equal to $200 (not to exceed $400 per month).

                   (d) The Company hereby agrees to pay to the Bank a transfer fee equal to one-quarter of one percent (.25%) of the Stated Amount of the Letter of Credit transferred to any successor trustee under the Indenture, with a minimum fee of one hundred and fifty dollars ($150) and a maximum fee of eight thousand dollars ($8,000), per transfer payable upon transfer of the Letter of Credit in accordance with its terms to a successor trustee under the Indenture.

                   SECTION 2.3    INCREASED COSTS.

                   If the Bank determines (which determination shall, in the absence of demonstrable error, be final and conclusive and binding on all parties) that compliance with any law, rule or regulation, or any request or directive (whether or not having the force of law) of any governmental authority, court, central bank or comparable agency shall:

                   (A) subject the Bank to any additional Tax with respect to the Letter of Credit, or shall change the amounts due under this Agreement or any of the Related Documents or its obligation to make any payment under the Letter of Credit (except for changes in the rate of Tax on the overall net income of the Bank imposed by the jurisdiction in which the Bank's Principal Office is located); or

                   (B) impose, modify or deem applicable any reserve, capital adequacy, special deposit, insurance or similar requirement (including, without limitation, any such requirement imposed by the Board of Governors of the Federal Reserve System) against letters of credit issued by or assets held by, deposits with or for the account of, or credit extended by, the Bank or shall impose on the Bank any condition with respect to the Agreement, the Letter of Credit or any of the Related Documents;

and the result of any of the foregoing is to increase the cost to the Bank of the issuance or maintenance of the Letter of Credit, or to reduce the amount of any sum received or receivable by the Bank under this Agreement or under any of the Related Documents with respect thereto, by an amount deemed by the Bank to be material, or to reduce the rate of return on the Bank's capital as a consequence of it obligations hereunder to a level below which the Bank could have achieved, but for such compliance, taking into account the Bank's policies with respect to capital adequacy, then, within ten days after demand by the Bank, the Company shall pay for the Bank's account such additional amount or amounts as will compensate the Bank for such increased cost or reduction together with interest on each such amount at a rate equal to the Base Rate from the date of such demand by the Bank until payment is full thereof. The Bank will promptly notify the Company of any event occurring after the date hereof of which the Bank has knowledge which will entitle the Bank to compensation pursuant to this Section. A certificate of the Bank claiming compensation under this Section and setting forth in reasonable detail the calculation of the additional amount or amounts to be paid to it hereunder and the basis therefor shall be conclusive in the absence of demonstrable error. In determining such amount, the Bank may use any reasonable averaging and attribution methods. The provisions of this Section shall apply equally to any Person acting as a Participant in the Letter of Credit, as if such Person were the Bank hereunder.

                   In the event any payment is due under this Section 2.4, the Company may, within 30 days after notice thereof from the Bank to the Company, give notice of seeking an Alternate Credit Facility and that such Alternate Credit Facility shall replace the Letter of Credit within 120 days after such demand from the Bank. The election by this Company to seek an Alternate Credit Facility shall not release the Company from its obligation to make payments as provided in this Section 2.4.

                   SECTION 2.5 BANK BONDS. As security for the payment of the Obligations the Company will pledge and grant to the Bank a security interest in, its right, title and interest in and to Bonds delivered to the Bank or its designated agent in connection with Liquidity Drawings and Interest Drawings related to Liquidity Drawings under the Letter of Credit pursuant to the Pledge Agreement ("Bank Bonds"). Upon failure to remarket Bonds purchased in accordance with Section 3.08 of the Indenture with funds derived from a Liquidity Drawing and an Interest Drawing related to such Liquidity Drawing under the Letter of Credit, such Bonds shall become Bank Bonds and shall accrue interest at a rate of 0%. Any amounts from time to time owing to the Bank pursuant to clause (ii) of Section 2.2 may be paid (A) at any time by the Company stating the amount to be paid (which shall be an amount not less than $100,000), and (B) at any time on behalf of the Company on one Business Day's notice from the Company directing the Bank (or the custodian of the Bank Bonds under the Custody Agreement) to deliver a specified principal amount of Bank Bonds held by the Bank (or the custodian of the Bank Bonds under the Custody Agreement) to the Remarketing Agent for sale by it pursuant to the Indenture and the Remarketing Agreement. Upon payment to the Bank of the amount to be paid pursuant to clause (A) or (B) above, together with accrued interest, as set forth in clause (iv) of Section 2.2, to the date of such payment on the amount to be paid, the outstanding Obligations of the Company under clause (ii) of Section 2.2 shall be reduced by the amount of such payment, interest shall cease to accrue on the amount paid and the Bank or its desigated agent shall release to the Company, the Trustee, or the Remarketing Agent, as the case may be, for sale, from the pledge and security interest created by the Pledge Agreement a principal amount of Bank Bonds equal to the amount of such payment.

                   SECTION 2.6 PAYMENTS AND COMPUTATIONS. All payments by the Company to the Bank hereunder shall be made in lawful currency of the United States and in immediately available funds at the Principal Office of the Bank or at such other address as the Bank may designate in writing to the Company. Whenever any payment under this Agreement shall be due on a day which is not a Business Day, the date for payment thereof shall be extended to the next succeeding Business Day. If the date for any payment of principal is extended by operation of law or otherwise, interest thereon shall be payable for such extended time. Computations of interest hereunder shall be made by the Bank on the basis of a year of 360 days for the actual number of days elapsed (including the first day but excluding the last day) and shall be conclusive with respect to the amount of interest owed by the Company absent manifest error. Any payments of principal or interest received by the Bank with respect to the Bank Bonds shall be credited against the amount payable by the Company from time to time pursuant to Section 2.2; PROVIDED that receipt and application of such payments shall not relieve the Company from its payment obligations under
Section 2.2 to the extent of any deficiency in the amount so received by the Bank and the Company shall be obligated to make all of the payments required from time to time pursuant to Section 2.2 without deduction or offset except to the extent expressly permitted by the Bank in writing. The Company agrees that if any amount owing to the Bank under this Agreement is not paid when due, whether at maturity, by acceleration, on the date demanded or otherwise including, without limitation, any amount due under Section 2.2, 2.3, 2.4,
7.5 or 7.7 hereof, such amount shall thereafter until paid in full (after as well as before judgment) bear interest payable on demand at a fluctuating rate per annum equal to the rate otherwise due under this Agreement plus 2.00%.

          SECTION 2.7 OBLIGATIONS ABSOLUTE. The payment Obligations of the Company under this Agreement shall be absolute, unconditional and irrevocable, and shall be paid strictly in accordance with the terms of this Agreement under all circumstances whatsoever, including, without limitation, the following circumstances:

          (i) any lack of validity or enforceability of the Letter of Credit, this Agreement or any other Related Document except if the Letter of Credit is not enforceable or the Bank has willfully refused to make payments under the Letter of Credit, in which case this
     Section 2.7 shall apply only to such amounts as have been actually drawn under the Letter of Credit plus interest and fees accrued thereon prior to the date of determination of unenforceability or willful refusal;

          (ii) any amendment or waiver of or any consent to departure from all or any of the Related Documents;

          (iii) the existence of any claim, set-off, defense or other rights which the Company or any other Person may have at any time against the Trustee, any beneficiary or any transferee of the Letter of Credit (or any Persons for whom the Trustee, any such beneficiary or any such transferee may be acting), the Bank or any other Person, whether in connection with this Agreement, the transactions contemplated herein or in the Related Documents or any unrelated transaction;

          (iv) any statement or any other document presented under the Letter of Credit proving to be forged, fraudulent, invalid or insufficient in any respect or any statement therein being untrue or inaccurate in any respect whatsoever;

          (v) payment by the Bank under the Letter of Credit against presentation of a draft or certificate which does not comply with the terms of the Letter of Credit; or

          (vi) any other circumstance or happening whatsoever, whether or not similar to any of the foregoing.

          Notwithstanding anything to the contrary in this Section 2.7, the Company shall be entitled to bring a separate action against the Bank with respect to any claims it may have against the Bank arising out of or otherwise relating to this Agreement or the Letter of Credit.

          SECTION 2.8 PARTICIPATIONS: CONFIDENTIALITY. The Bank shall have the right to grant participation rights in this Agreement and the Security Documents and the Bank's obligations under the Letter of Credit at any time and from time to time to one or more financial institutions (each a "PARTICIPANT"); PROVIDED HOWEVER, that, except as provided to the contrary in this Agreement, such participation rights shall be obligations only of the Bank and shall not create any direct obligation of the Company to any such Participant under this Agreement or create any direct liability of any such Participant under the Letter of Credit. The grant of participation rights shall not affect or diminish the rights of the Bank to reimbursement or other payments under Article 2 of this Agreement, such reimbursement or payments to be calculated as if the Bank had not granted any such participation rights. The Company acknowledges and agrees that each Participant may be provided with the right to approve amendments, modifications or waivers affecting such Participant with respect to this Agreement, including, without limitation, any decrease in the fees payable hereunder, any change in the stated amount of the Letter of Credit (other than as set forth in the Letter of Credit), any change in the rate at which interest is payable on the Obligations hereunder, any extension of the Stated Termination Date and any release of any collateral securing the Obligations. The Bank and any Participant shall hold all non-public information obtained pursuant to the requirements of this Agreement which has been identified in writing as confidential by the Company in accordance with their respective customary procedures for handling confidential information of this nature and in accordance with safe and sound banking practices; PROVIDED that the Bank and any Participant in any event may disclose such information to any Participant in connection with its participation or as required or requested by any governmental agency or representative thereof or pursuant to legal process; PROVIDED FURTHER that in no event shall the Bank or a Participant be obligated or required to return any materials furnished by the Company.

           SECTION 2.9 TAXES. All sums payable by the Company under this Agreement and the Related Documents shall be paid (i) free of any restriction or condition, (ii) free and clear of and (except to the extent required by law) without any deduction or withholding on account of any Tax imposed, levied, collected, withheld or assessed by or within the United States of America or any political subdivision in or of the United States of America or any other jurisdiction from or to which a payment is made by or on behalf of the Company or by any federation or organization of which the United States of America or any such jurisdiction is a member at the time of payment and
(iii) without deduction or withholding (except to the extent required by law) on account of any other amount, whether by way of set-off or otherwise.

          If the Company or any other Person making a payment to the Bank is required by law to make any deduction or withholding on account of any such Tax or other amount as is referred to in the immediately preceding paragraph from any sum paid or payable by the Company to the Bank under this Agreement or the Related Documents:

          (i) the Company shall notify the Bank of any such requirement or any change in any such requirement as soon as the Company becomes aware of it;

          (ii) the Company shall pay any such tax or other amount before the date on which penalties attach thereto, such payment to be made
     (if the liability to pay is imposed on the Company) for its own account or (if that liability is imposed on the Bank) on behalf of and in the name of the Bank (it being understood that the Company shall not be required to pay any such tax to both the Bank and a taxing authority);

          (iii) the sum payable by the Company in respect of which the relevant deduction, withholding or payment is required shall be increased to the extent necessary to ensure that, after the making of that deduction, withholding or payment, the Bank or any other party receives on the due date and retains (free from any liability in respect of any such deduction, withholding or payment) a net sum equal to what it would have received and so retained had no such deduction, withholding or payment been required or made; and

          (iv) within 30 days after paying any sum from which it is required by law to make any deduction or withholding, and within 30 days after the due date of payment of any Tax or other amount which it is required by clause (ii) above to pay, the Company shall deliver to the Bank evidence satisfactory to the Bank of such deduction, withholding or payment and of the remittance thereof to the relevant taxing or other authority;

PROVIDED that no such additional amount shall be required to be paid to the Bank under clause (iii) above except to the extent that any change after the date hereof in any such requirement for a deduction, withholding or payment as is mentioned therein shall result in an increase in the rate of such deduction, withholding or payment from that in effect at the date of this Agreement in respect of payments to the Bank.

          SECTION 2.10 EXTENSION OF THE LETTER OF CREDIT AND REPLACEMENT. At least 120 (but not more than 455) days before any Stated Termination Date (including any subsequent Stated Termination Date) the Company may request the Bank in writing (each such request being irrevocable and binding) to extend for a one or two year period the Stated Termination Date of the Letter of Credit. Each such request shall be accompanied or preceded by the financial statements, certificate and statement called for by Section 5.1(g) to the extent not previously provided by the Company on a timely basis and such other information as shall be requested by the Bank. No later than 90 days from the date on which the Bank shall have received notice from the Company pursuant to the second preceding sentence, the Bank shall notify the Company in writing of its consent or nonconsent to such extension request (which consent or nonconsent shall be in the Bank's sole discretion), together with the terms and conditions, including the Letter of Credit Fee and the interest rate with respect to the unreimbursed drawings thereunder to be applicable to such extension required by the Bank in connection with the giving of its consent; provided that the failure of the Bank to so notify the Company of the Bank's consent or nonconsent shall be deemed to be a nonconsent. If the Bank shall have consented to such extension request, and the Company shall have agreed to the terms and conditions that the Bank may have required in connection with the giving of its consent, the Bank shall deliver to the Trustee an amendment of the Letter of Credit which extends the Stated Termination Date thereof for such one or two year period, as applicable. The Bank's consent shall be conditional upon the preparation, execution and delivery of legal documentation in form and substance satisfactory to the Bank and its counsel incorporating substantially the terms and conditions contained in the extension request and the Bank's consent thereto.

          SECTION 2.11 RECEIPT OF CERTAIN FUNDS BY THE BANK. The Trustee has agreed that it will transfer the moneys required to be transferred to the Bank pursuant to the Indenture. All such moneys received by the Bank shall be credited by the Bank against any Obligations of the Company to the Bank and any other amounts owing hereunder. The Bank shall also be entitled to retain all or a portion of such moneys received equal to an amount which it reasonably anticipates may be necessary to reimburse the Bank for the Obligations and any other amounts which may be incurred by the Bank in the future that are then due and payable by the Company. The Bank shall transfer all such moneys not required to be so credited or retained to the Company or to whomever may be lawfully entitled to receive the same.


                                  ARTICLE 3.
                            CONDITIONS OF ISSUANCE

         SECTION 3.1 CONDITIONS PRECEDENT TO ISSUANCE OF THE LETTER OF CREDIT. The obligation of the Bank to issue the Letter of Credit is subject to the condition precedent that the Bank shall have received on or before the Issuance Date all of the following, and, in the case of documents, each dated such day (or such other date as may be specified), in form and substance satisfactory to the Bank and its counsel:

          (a) Copies of each resolution or similar instrument adopted by the Board of Directors of the Company authorizing the execution, delivery and performance of this Agreement and each of the other Related Documents to which the Company is a party, the form and content of the Letter of Credit and authorizing and approving the other matters contemplated hereby, certified by the Secretary or an Assistant Secretary of the Company (which certificate shall state that such resolution or similar instrument is in full force and effect on the Issuance Date).

          (b) Copies, certified by the Secretary of the State of Delaware as of a recent date, of the articles of incorporation of the Company together with copies of the bylaws of the Company certified by the Secretary or Assistant Secretary of the Company and good standing certificates for the Company from the Secretary of State of the States of Delaware, Illinois and California.

          (c) A certificate of the Secretary or Assistant Secretary of the Company certifying the names and true signatures of the officer or officers of the Company authorized to sign this Agreement and the other documents to be delivered by it hereunder.

          (d) Opinions of Jones, Day, Reavis & Pogue and Maslon, Edelman, Borman and Brand, a Professional Limited Liability Partnership, counsel for the Company; in form and substance satisfactory to the Bank and its counsel, substantially in the form attached as Exhibit G to this Agreement, including written advice from such counsel that all Participants may rely on such opinions.

          (e) An executed copy of this Agreement and each Related Document (other than the Letter of Credit).

          (f) An opinion of Jones Hall Hill & White, a Professional Corporation, Bond Counsel, in form and substance satisfactory to the Bank, including written advice from such counsel that the Bank and all Participants may rely on such opinion.

          (g) An opinion of counsel for the Trustee, in form and substance satisfactory to the Bank, including written advice from such counsel to the Bank that the Bank and all Participants may rely on such opinion.

          (h) Evidence satisfactory to the Bank of a search of the records of the filing offices of the Secretary of State of the State of California and the State of Illinois showing all financing statements against the Company.

          (i) Evidence satisfactory to the Bank of a search of the records of the County of Los Angeles showing all Liens against the Premises and the Project.

          (j) Certificates or other writing acceptable in form and substance to the Bank evidencing that the Company has complied with all of its obligations to obtain and maintain the insurance required by Section 5.1(c) hereof.

          (k) A commitment satisfactory to Bank that the Title Company is prepared to issue the Title Policy;

          (l) A certification from the Company that the Company has no knowledge of any pending or threatened condemnation proceedings which would impair in any way the full utilization of the Project;

          (m) Evidence, which may be in the form of a letter from an insurance broker or municipal engineer or a certificate from a civil engineer set forth on a survey of the Premises, as to whether the Premises is located in an area designated by the U.S. Department of Housing and Urban Development as having special flood hazards;

          (n) Certified copies of the resolution or resolutions of the Issuer authorizing the execution and delivery of, and performance by the Issuer under the Indenture, the Loan Agreement and the other Related Documents to which the Issuer is a party.

          (o) The results of the Bank's continuing financial and legal due diligence investigations with respect to the Company, the issuance of the Bonds, the issuance of the Letter of Credit and the other transactions contemplated hereby shall be satisfactory in all respects to the Bank, and any supplemental business or financial due diligence that the Bank reasonably determines has become necessary shall not have disclosed information not previously disclosed to the Bank which causes the results of such diligence not to be satisfactory in all respects to the Bank. The Bank shall also have received any information reasonably necessary to conduct its due diligence.

          SECTION 3.2 ADDITIONAL CONDITIONS PRECEDENT TO ISSUANCE OF THE LETTER OF CREDIT. The obligation of the Bank to issue the Letter of Credit shall be subject to the further conditions precedent that on the Issuance
Date:

          (a) the following statements shall be true and the Bank shall have received a certificate signed by a duly authorized officer of the Company, dated the Issuance Date, stating that:

               (i) The representations and warranties contained in Section 4.1 of this Agreement and Section 8 of the Pledge Agreement are correct on and as of the Issuance Date as though made on and as of such date; and

               (ii) No event has occurred and is continuing, or would result from the issuance of the Letter of Credit, which constitutes a Default or an Event of Default;

          (b) the definitive documentation evidencing the issuance and sale of the Bonds shall have been executed and delivered in form and substance satisfactory to the Bank;

          (c) the Bank shall have received such other approvals, opinions or documents as the Bank may reasonably request; and

          (d) no legislation, rule, order or decree shall, in the opinion of counsel for the Bank, prohibit or restrain the issuance of the Letter of Credit as provided in this Agreement.

                                  ARTICLE 4.
                        REPRESENTATIONS AND WARRANTIES

     SECTION 4.1 REPRESENTATIONS AND WARRANTIES. The Company represents and warrants as follows:

          (a) The Company is a corporation duly organized and validly existing under the laws of the State of Delaware; the Company has the power and authority to own its properties and to carry on its business as now conducted; the Company has the power and authority to execute, deliver and perform its obligations under this Agreement and the Related Documents to which it is a party; the Company is qualified as a foreign corporation and in good standing under the laws of such jurisdictions where the conduct of its present business and operations requires such qualification, except in jurisdictions in which the failure to be in good standing has and will have no material adverse effect on the operations, business, properties, condition (financial or otherwise) or prospects of the Company; the Company, by appropriate corporate action, has duly authorized the execution, delivery and performance of this Agreement and the Related Documents to which it is a party; the Company's chief executive office is located at 1050 Warrenville Road, Lisle, Illinois 60532; the Company is not a "foreign corporation," "foreign partnership," "foreign trust," or "foreign estate" as those terms are defined in the Code; and the Company's United States employer identification number is 95-2134693;

          (b) The individual or individuals executing this Agreement and the Related Documents to which the Company is a party are duly and properly in office and fully authorized to execute the same on behalf of the Company.

          (c) This Agreement and each Related Document to which the Company is a party are the legal, valid and binding operations of the Company, enforceable against the Company in accordance with their respective terms, subject, however, to the application by a court of general principles of equity and to the effect of any applicable bankruptcy, insolvency, reorganization, moratorium or similar laws affecting creditors' rights generally.

          (d) The execution, delivery and performance by the Company of this Agreement and the Related Documents to which the Company is a party, the consummation of the transactions herein and therein contemplated and the fulfillment of or compliance with the terms and conditions hereof and thereof will not in any material respect conflict with or constitute a violation or breach of or default (with due notice or the passage of time or both) under the certificate of incorporation or bylaws of the Company or any applicable law or administrative rule or regulation, or any applicable court or administrative decree or order, or any trust agreement, mortgage, deed or trust, loan agreement, lease, contract or other agreement or instrument to which the Company is a party or by which it or its properties are otherwise subject or bound, or result in the creation or imposition of any Lien of any nature whatsoever, other than a Permitted Lien, upon any of the property or assets of the Company. The Company is not in violation of or default under any of the foregoing to the extent that any such violation or default would materially or adversely affect the Company's ability to perform its obligations hereunder, and no condition exists that would, with the giving of notice or lapse of time or both, constitute such a violation or default.

          (e) No consent or approval of any trustee, holder of any indebtedness of the Company or any other Person, and no consent, permission, authorization, order or license of, or filing or registration with, any governmental authority, except for the recording and filings in connection with the Liens granted to the Bank hereunder and under the Bank Security Documents is necessary in connection with the execution, delivery and performance of the Agreement or the Related Documents, the consummation of any transaction herein or therein contemplated, or the fulfillment of or compliance with the terms and conditions hereof or thereof, except as have been obtained or made and as are in full force and effect.

          (f) There is no action, suit, proceeding, inquiry or investigation before or by any court or federal, state, municipal or other governmental authority or arbitrator or other Person, pending or, to the best knowledge of the Company after reasonable inquiry and investigation, threatened against or affecting the Project, the Company or the assets, properties or operations of the Company which, if determined adversely to the Company or its respective interests, could have a material adverse effect upon the Project or the consummation of the transactions contemplated by or the fulfillment or compliance with the terms and conditions, or the legality, validity or enforceability, or this Agreement or the Related Documents, or upon the operations, business, properties, condition (financial or otherwise) or prospects of the Company. The Company is not in in default (and no event has occurred and is continuing which with the giving of notice or the passage of time or both could constitute a default) with respect to any order or decree of any court or any order, regulation or demand of any federal, state, municipal or other governmental authority or arbitrator or other Person, which default could have a material adverse effect upon the Project or the consummation of the transactions contemplated by or the fulfillment or compliance with the terms and conditions, or the legality, validity or enforceability of this Agreement or the Related Documents, or upon the operations, business, properties condition (financial or otherwise) or prospects of the Company, or its respective properties. The Company is not in violation of any applicable law, which violation materially adversely affects or may materially adversely affect the operations, business, properties, condition (financial or otherwise) or prospects of the Company.

          (g) The Company has filed all Federal and other material tax returns and reports and has paid all Federal and other material taxes, except such, if any, as are being actively contested by the Company in good faith, for which adequate reserves in accordance with GAAP have been made for the payment thereof, which reserves, if any, are reflected in the financial statements described in subsection (h) of this Section.

          (h) The audited consolidated balance sheets of each of (i) the Company (other than USF) as at April 26, 1996, and (ii) USF as of December 31, 1995, and, in each case, the related consolidated statements of operations, shareholders' equity and cash flows, together with the notes thereto (copies of which have been furnished to the Bank) present fairly the consolidated financial position of the Company (other than USF) and USF as of the respective dates, and the consolidated results of operations and changes in cash flow for the annual periods covered by such financial statements and ending on such date. Since June 29, 1996, the date of the unaudited financial statements of the Company for the transition period then ending and which are included in the Company's
     Form 10-Q filed August 12, 1996 with the Securities and Exchange Commission (the "FORM 10-Q"), there has been no material adverse change in the operations, business, properties, condition (financial or otherwise) or prospects of the Company. Except as disclosed on Schedule II hereof, the Form 10-Q or in the Bank Facility, the Company has no material Guaranty or Indebtedness, contingent obligation, contingent liability or liability for taxes, long term lease or unusual forward or long-term commitment that is not reflected in the foregoing financial statements or the notes thereto and that in any case is material in relation to the operations, business, properties, condition (financial or otherwise) or prospects of the Company, or which would materially and adversely affect the Company's ability to perform fully and timely its obligations under the L/C Documents.

          (i) The information contained in the Private Placement Memorandum (such Private Placement Memorandum together with the documents incorporated therein by reference, being the "PRIVATE PLACEMENT MEMORANDUM") relating to the Bonds is, and the information contained in the Preliminary Private Placement Memorandum (such Preliminary Private Placement Memorandum, together with the documents incorporated therein by reference, being the "PRELIMINARY PRIVATE PLACEMENT MEMORANDUM") relating to the Bonds as of their date of issue was, and any supplement or amendment to either thereof with respect to the Company, the use of proceeds of the Bonds and the Company's obligations, covenants and agreements under the Loan Agreement and the Reimbursement Agreement and the descriptions of information contained in the Private Placement Memorandum and the Preliminary Private Placement Memorandum under the captions
"INTRODUCTORY STATEMENT," "THE COMPANY," "THE PROJECT" and, to the extent applicable to the Company, "NO LITIGATION" shall on the date thereof be, accurate in all material respects for the purposes for which its use is, was or shall be, authorized and do not and shall not, contain any untrue statement of a material fact or omit to state any material fact necessary to make the statements made therein, in the light of the circumstances under which they are, were or shall be made, not misleading.

     (j) (i) SCHEDULE V hereto lists all Plans and separately identifies Plans intended to be Qualified Plans and Multiemployer Plans.

          (ii) Except as disclosed in SCHEDULE V hereto, each Plan sponsored or maintained by the Company or an ERISA Affiliate is in compliance in all material respects with the applicable provisions of ERISA, the Code and other Federal or state law, including all requirements under the Code or ERISA for filing reports (which are true and correct in all material respects as of the date filed), and benefits have been paid in all material respects in accordance with the provisions of the Plan.

          (iii) Each Qualified Plan sponsored or maintained by the Company or an ERISA Affiliate has been determined by the Internal Revenue Service to qualify under Section 401 of the Code, and the trusts created thereunder have been determined to be exempt from tax under the provisions of Section 501 of the Code, or an application for determination of qualified status has been or will be made to the Internal Revenue Service prior to the end of the remedial amendment period under Section 401(b) of the Code, and to the best knowledge of the Company nothing has occurred which would cause the loss of such qualification or tax-exempt status.

          (iv) Except as specifically disclosed in SCHEDULE V, no Plan subject to Title IV of ERISA that is sponsored or maintained by the Company or an ERISA Affiliate has any Unfunded Pension Liability.

          (v) Except as specifically disclosed in SCHEDULE V, no member of the Controlled Group has ever represented, promised or contracted
     (whether in oral or written form) to any current or former employee (either individually or to employees as a group) that such current or former employee(s) would be provided, at any cost to any member of the Controlled Group, with life insurance or employee welfare plan benefits (within the meaning of section 3(1) of ERISA) following retirement or termination of employment. Except as specifically disclosed on SCHEDULE V, to the extent that any member of the Controlled Group has made any such representation, promise or contract, such member has expressly reserved the right to amend or terminate such life insurance or employee welfare plan benefits with respect to claims not yet incurred.

          (vi) All members of the Controlled Group have complied in all material respects with the notice and continuation coverage requirements of Section 4980B of the Code.

          (vii) Except as specifically disclosed in SCHEDULE V, no ERISA Event has occurred or is reasonably expected by the Company or any ERISA Affiliate to occur with respect to any Plan.

          (viii) Except as specifically disclosed in SCHEDULE V, there are no pending or, to the best knowledge of the Company, threatened claims, actions or lawsuits, other than routine claims for benefits in the usual and ordinary course, asserted or instituted against (i) any Plan maintained or sponsored by the Company or its assets, (ii) any member of the Controlled Group with respect to any Qualified Plan, or (iii) any fiduciary with respect to any Plan for which the Company may be directly or indirectly liable, through indemnification obligations or otherwise.

          (ix) Except as specifically disclosed in SCHEDULE V, neither the Company nor any ERISA Affiliate has incurred nor reasonably expects to incur (i) any liability (and no event has occurred which, with the giving of notice under Section 4219 of ERISA, would result in such liability) under Section 4201 or 4243 of ERISA with respect to a Multiemployer Plan or (ii) any liability under Title IV of ERISA (other than premiums due and not delinquent under Section 4007 of ERISA) with respect to a Plan.

          (x) Except as specifically disclosed in SCHEDULE V, neither the Company nor any ERISA Affiliate has transferred any Unfunded Pension Liability to a Person other than the Company or an ERISA Affiliate or otherwise engaged in a transaction that could be subject to Section 4069 or 4212(c) or ERISA.

          (xi) To the best knowledge of the Company, no member of the Controlled Group has engaged, directly or indirectly, in a non-exempt prohibited transaction (as defined in Section 4975 of the Code or Section 406 of ERISA) in connection with any Plan which could reasonably be expected to have a material adverse effect on the operations, business, properties, condition (financial or otherwise) or prospects of the Company.

     (k) Except as disclosed on Schedule III, the ongoing operations of the Company with respect solely to the Premises or the Project comply in all material respects with all statutes, regulations and other laws of all governmental authorities, including environmental laws and regulations, applicable to the Premises or the Project, the Company has obtained all governmental or regulatory orders, consents, permits, authorizations, approvals, variances for applicable zoning ordinances and easements or licenses with respect to the ownership, operation and use of the Project as contemplated in the Private Placement Memorandum and the Loan Agreement necessary to own and operate the Project.

     (l) The Company is not subject to regulation under the Public Utility Holding Company Act of 1935, the Federal Power Act, the Interstate Commerce Act, the Investment Company Act of 1940 or any other federal or state statute or regulation that may render all or any portion of the Obligations unenforceable. The Company is not engaged principally, or as one of its important activities, in the business of extending credit for the purchase of stock or other securities.

     (m) The Company possesses all necessary trade names and licenses that are reasonably necessary and material to conduct its business as now operated without any known conflict with the valid trademarks, tradenames, copyrights, patents, patent rights and licenses or other intangible property rights of others.

     (n) The Company has good and marketable title to the fee interest of the Premises and the Project (other than the Excluded Collateral) free from any adverse Lien of any kind whatsoever, excepting only the Permitted Liens.

     (o) Except as set forth on Schedule IV, neither the Company nor, to the best of the Company's knowledge, any previous owner, tenant, occupant or user of the Premises has engaged in any material Environmental Activities on, under, in or about the Premises in violation of any Hazardous Materials Laws. The Company shall not cause or knowingly permit any material Environmental Activities on, under, in or about the Premises in violation of any Hazardous Materials Laws.

     (p) Except as set forth on Schedule IV, the Premises and its use comply in all material respects with all applicable laws and governmental regulations including, without limitation, all Hazardous Materials Laws, all applicable federal, state and local laws pertaining to air and water quality, hazardous waste, waste disposal and other environmental matters, including, but not limited to, the Clean Water, Clean Air, Federal Water Pollution Control, Solid Waste Disposal, Resource Conservation Recovery and Comprehensive Environmental Response Compensation and Liability Acts, and the California Environmental Quality Act, and the rules, regulations and ordinances of the County, the California Department of Health Services, the Regional Water Quality Control Board, the State Water Resources Control Board, the Environmental Protection Agency and
     all applicable federal, state and local agencies and bureaus. Notwithstanding the foregoing, the possession by the Company or a tenant of the Project of minor quantities of Hazardous Material, the presence of which does not violate any Hazardous Materials Laws and the removal of which is not mandated by such Hazardous Materials Laws, shall not be a violation of this Section.

                                  ARTICLE 5.
                           COVENANTS OF THE COMPANY

          SECTION 5.1 AFFIRMATIVE COVENANTS. In consideration of the Bank entering into this Agreement, the Company agrees that, unless the Bank shall otherwise consent in writing, it will:

          (a)  MAINTENANCE OF EXISTENCE.  Except as otherwise permitted under
     Section 5.2(a) or under the Bank Facility, maintain and preserve its corporate existence and all rights, privileges, licenses, franchises and other authority for the conduct of its business in an orderly manner without voluntary interruption.

          (b) COMPLIANCE WITH LAWS. Comply in all material respects with all applicable laws, rules, regulations and orders of any governmental authority, the non-compliance with which would have a material and adverse effect on the business, operations, properties, condition (financial or otherwise) or prospects of the Company, except such as may be contested in good faith or as to which a bona fide dispute may exist.

          (c) MAINTENANCE OF INSURANCE. The Company shall maintain, and shall cause each of its Subsidiaries to maintain, with financially sound and reputable independent insurers (or through self-insurance programs), insurance with respect to its properties and business against loss or damage of the kinds customarily insured against by Persons engaged in the same or similar business, of such types and in such amounts as are customarily carried under similar circumstances by such other Persons; including workers' compensation insurance, general liability and property and casualty insurance. All such insurance with respect to the Premises and the Project (except for workers' compensation insurance) shall name the Bank as loss payee/mortgagee and as additional insured (in the case of general liability), for the benefit of itself and the Participants, as their interests may appear. Upon request of the Bank, the Company shall furnish the Bank, at reasonable intervals (but not more than once per policy year), a certificate of an officer of the Company (and, if requested by the Bank, any insurance broker of the Company) setting forth the nature and extent of all insurance maintained by the Company and its Subsidiaries in accordance with this Section or any Bank Security Documents (and which, in the case of a certificate of a broker, were placed through such broker).

          (d) INSPECTION RIGHTS. At any reasonable time and from time to time during normal business hours, permit the Bank or any agents or representatives thereof to examine and make copies of and abstracts from the financial and operating records and books of account of, and visit the properties of, the Company and to discuss the affairs, finances and accounts of the Company with any of its officers or directors upon reasonable advance written notice to the Company.

          (e) KEEPING OF BOOKS. Keep proper books of record and account, in which entries shall be made of all financial transactions and matters involving the assets and business of the Company, in accordance with GAAP.

          (f) MAINTENANCE OF PROPERTIES. Maintain and preserve the Premises and the Project in good working order and condition, ordinary wear and tear excepted.

          (g) REPORTING REQUIREMENTS. Furnish to the Bank (and any Participant requested in writing by the Bank) those reports and items required by Sections 6.01, 6.02 and 6.03 of the Bank Facility and the following:

               (i) Concurrently with the delivery of the financial statements referred to in subsection 6.01(a) of the Bank Facility, a certificate of the independent certified public accountants reporting on such financial statements stating that in making the examination necessary therefor no knowledge was obtained of any Default or Event of Default, except as specified in such certificate;

               (ii) Concurrently with the delivery of the financial statements referred to in subsections 6.01(a) of the Bank Facility, a certificate of an officer of the Company (i) stating that, to the best of such officer's knowledge, the Company, during such period, has observed and performed all of its covenants and other agreements, and satisfied every condition contained in this Agreement and the other Related Documents to which the Company is a party to be observed, performed or satisfied by it, and that such officer has obtained no knowledge of any Default or Event of Default except as specified (by applicable subsection reference) in such certificate; (ii) setting forth in detail the calculations supporting such statement in respect of Sections 5.2(g), and, commencing with the fiscal year ended on or about June 30, 1997, the calculation of "Excess Cash Flow" under the Bank Facility for such year; and (iii) comparing, for the most recent fiscal quarter, the actual results of such quarter with the budgeted forecast figures for such quarter previously furnished to the Lenders (as such term is defined in the Bank Facility), together with a narrative discussion and analysis of the actual versus budgeted forecast results;

               (iii) Promptly after the same are sent, copies of all financial statements and reports which the Company sends to its shareholders; and promptly after the same are filed, copies of all financial statements, proxy statements and regular, periodical or special reports which the Company may make to, or file with, the Securities and Exchange Commission or any successor or similar governmental authority;

               (iv) Forthwith upon the occurrence of any Default or Event of Default (and in any event within 10 days after the chief financial officer of the Company knows of the occurrence thereof), a certificate of the chief financial officer of the Company setting forth the details thereof and the action which the Company is taking or proposes to take with respect thereto;

               (v) To the extent requested by the Bank, simultaneously with the delivery of all notices required to be sent by the Company to the Trustee or the Issuer under the Indenture or the Loan Agreement, a copy or copies of all such notices;

               (vi) Promptly, and in any event within 30 days after receipt thereof, a copy of any notice, summons, citation, directive, letter or other form of communication from any governmental authority or court in any way concerning any action or omission on the part of the Company in connection with any substance defined as toxic or hazardous by any applicable federal, state or local law, rule, regulation, order or directive or any waste or by-product thereof, or concerning the filing of a Lien upon, against or in connection with the Premises, in connection with a Hazardous Substance Superfund as maintained pursuant to Section 9507 of the Code; and

               (vii) From time to time, such additional information regarding the business, operations, properties, prospects or condition (financial or otherwise) of the Company as the Bank may reasonably request.

          (h) PAYMENT OF TAXES. Promptly pay all lawful taxes, governmental charges and assessments at any time levied or assessed upon or against it or the Project and the Premises; PROVIDED, HOWEVER, that it shall have the right to contest in good faith and by appropriate proceedings diligently pursued any such sums and pending such contest may delay or defer payment thereof for which adequate reserves in accordance with GAAP have been established.

          (i) CLAIMS. Promptly pay or otherwise satisfy and discharge all of its material obligations and all material demands and claims against it as and when the same become due and payable, other than any of the foregoing whose validity, amount of collectibility is being contested in good faith and by appropriate pro-
ceedings diligently pursued and for which adequate reserves in accordance with GAAP have been established; PROVIDED, HOWEVER, that no such contest shall forgive the requirement of prompt payment and fulfillment of all Obligations under this Agreement or pursuant to the Bonds or the other Related Documents.

   (j) LICENSES. Procure and maintain all necessary licenses and permits necessary or advisable in connection with the Company's business.

   (k) ENVIRONMENTAL MATTERS. Except as set forth on SCHEDULE IV not engage in any activity in any part of the Premises or the Project, and shall use best efforts to prevent others from engaging in any activity therein, which will result in the Premises or the Project, or any part thereof, containing any of the following in concentrations or under conditions in violation of Hazardous Materials Laws: (a) any oil, or Hazardous Materials (excepting only minor quantities of household and cleaning materials customarily used in the ordinary course of prudent household or business purposes, as applicable, and maintained in accordance with all applicable Hazardous Materials Laws);
(b) asbestos in any form which is or could become friable; (c) urea formaldehyde foam insulation; (d) transformers or other equipment which contain dielectric fluid containing levels of polychlorinated biphenyls in excess of fifty (50) parts per million. Notwithstanding the foregoing, the possession by the Company of minor quantities of a Hazardous Material, the presence of which does not violate any Hazardous Materials Laws and the removal of which is not mandated by such Hazardous Materials Laws shall not be a violation of this Subsection (k). If at any time it is determined that the provisions of this Subsection (k) have been violated, then unless the Company provides a Hazardous Materials Report (as hereinafter defined) certifying that the Project does not contain Hazardous Materials in quantities which require removal or remediation under any Hazardous Materials Laws, the Company shall be solely responsible for and shall pay for all costs incurred in connection with the removal of said equipment and/or substances, and the reasonable cost thereof shall be deemed to be an operating expense. If Bank reasonably believes that the value of its security interest in the Premises or the Project has been or may be impaired by the presence, use, generation, treatment, storage or disposal of any Hazardous Material(s) on, under or about all or a portion of the Premises in violation of any Hazardous Materials Laws, then Bank may request and the Company agrees to submit, if requested by Bank, a report (the "Hazardous Materials Report"), satisfactory to Bank in its sole and absolute discretion, prepared by a consultant approved by Bank, certifying that the Project does not contain any Hazardous Materials in quantities which require removal or remediation under any Hazardous Materials Laws nor is any part of the Project currently being used for any Environmental Activities. The expense of the Hazardous Materials Report shall be deemed to be an operating expense of the Company. Upon the discovery by the Company or Bank that any part of the Project contains any Hazardous Materials in quantities which require removal or remediation under any Hazardous Materials Laws or is being used to conduct Environmental Activities,

Bank may, in its sole and absolute discretion and at the Company's expense, retain an independent professional consultant to review any Hazardous Materials Report prepared by the Company and/or to conduct its own investigation of the Premises and/or the Project, and the reasonable expense thereof shall be deemed to be an operating expense of the Company. The Company hereby grants to Bank, its agents, employees, consultants and contractors the right to enter upon the Project, during normal business hours after notice and in a manner that will not unreasonably disturb the use and enjoyment of the Project, and to perform such tests on the Premises and the Project as are reasonably necessary to conduct such a review and/or investigation. Any liability of the Company arising out of this Subsection
(k) shall survive the Company's satisfaction of the Obligations or the exercise by Bank of any of its remedies under any of the Related Documents, including, without limitation, a transfer of the Premises or any portion thereof, by foreclosure, by deed in lieu of foreclosure or otherwise.

   (l) FURTHER ASSURANCES. From time to time, execute (in a recordable form) acknowledge, deliver, record, register and file all such notices, statements and other documents and take such other steps, including, but not limited to, such permitted amendments of the Related Documents and any instruments perfecting interests thereunder, as may be necessary or advisable to render fully valid and enforceable under all applicable laws the rights, Liens and priorities of the Bank with respect to all security from time to time furnished under this Agreement or the Security Documents or intended to be so furnished, in each case in such form and at such times as shall be satisfactory to the Bank and pay all reasonable fees and expenses (including reasonable attorneys' fees and expenses) incident to compliance with this paragraph.

   (m) NOTICES. Deliver to Bank notice and a copy of any amendment, consent or waiver to the Bank Facility.

   (n) CONVERSION. Not initiate an interest rate conversion with respect to the Bonds without prior written consent of Bank.

   (o) APPENDIX. Duly, timely and diligently comply with each and every term, condition and covenant set forth in Appendix I.

   SECTION 5.2 NEGATIVE COVENANTS. In consideration of the Bank entering into this Agreement, the Company agrees that, without the written consent of the Bank, it will not:

   (a) SALES, ASSETS, MERGERS, ETC. Except to a wholly-owned Subsidiary, sell, lease, transfer or otherwise dispose of (or pledge or otherwise encumber) all or substantially all of its assets or merge with or into or consolidate with or into any other corporation or entity, unless (i) immediately after giving effect thereto, no event shall occur or shall have occurred and be continuing which constitutes a

Default or an Event of Default, (ii) the surviving, resulting, or transferee Person shall be the Company or a wholly-owned Subsidiary of the Company which has assumed the Obligations of the Company, and (iii) such sale, lease, transfer, disposition merger or consolidation shall not result in an event of default hereunder or under any of the Related Documents or the Bank Facility.

   (b) AMENDMENT OF RELATED DOCUMENTS. Enter into or consent to any amendment of this Agreement or any Related Document without prior written consent of the Bank.

   (c) REQUISITIONS. Fail to satisfy any condition precedent to a disbursement set forth in Appendix I to the Bank's satisfaction for more than [60] days after notice from Bank.

   (d) LIENS AND ENCUMBRANCES. Create, incur, assume or permit to exist any Lien upon any of the Premises or the Project or any other collateral subject to the Bank Security Documents other than Permitted Liens.

   (e) TRANSFER OF PREMISES. Cause nor permit any "transfer" (as that term is defined in SECTION 1.19 of the Deed of Trust) of all or any portion of the Premises or the Project or any other property granted under the Deed of Trust (collectively, the "TRUST ESTATE") without the prior written consent of Bank. Consent by the Bank to one such transaction shall not be deemed to be a waiver of the Bank's right to require its separate written consent to future or successive transactions. The Bank may grant or deny such consent in its sole discretion, and if such consent is given, any such transferee shall assume all of the obligations of the transferor under this Agreement and the other Related Documents and agree to be bound by all provisions contained in all such documents, and the Company and such transferee shall comply in all other respects with any requirements set forth in the Related Documents relating to such transfer. Such assumption shall not, however, release the transferor or any other party from any liability to the Bank under this Agreement or any other Related Documents except as otherwise expressly agreed in writing by the Bank.

   (f) RELATED DOCUMENT COVENANTS. Violate any of the covenants of the Company contained in any Related Document; PROVIDED, HOWEVER that the covenants of the Company contained herein shall be controlling to the extent that they apply to the same subject matter as, and are more restrictive than, any of the covenants contained in any Related Document.

           (g)  FINANCIAL COVENANTS. Violate Sections 7.14, 7.15, 7.16 or
     7.17 (the "Financial Covenants") of the Bank Facility, as the same may be amended from time to time; PROVIDED, HOWEVER that if the Bank Facility terminates, the Company shall give the Bank notice of such termination and the Financial Covenants as in effect immediately before such termination shall be incorporated herein by reference unless the Bank and Caisse Nationale De Credit Agricole are participating in any senior bank facility replacing the Bank Facility in which case the financial covenants comparable to the Financial Covenants contained in such facility shall be incorporated herein by reference; PROVIDED, FURTHER, that with the written consent of the Bank, if the Bank Facility is replaced by another senior bank credit facility to which the Bank and Caisse Nationale De Credit Agricole are not a party, the financial covenants comparable to the Financial Covenants contained in such facility shall replace the Financial Covenants and shall be incorporated herein by reference.

          (h) LIMITATION ON OPTIONAL REDEMPTION OF BONDS. Permit or cause the Bonds to be redeemed at the option of the Company pursuant to
     Article III of the Indenture except to the extent that the redemption price for any Bonds so redeemed is paid by the Trustee and moneys that are not derived from drawings under the Letter of Credit which can be applied under the terms of the Indenture for such redemption.

          (i) ALTERNATE CREDIT FACILITY. In the event an Alternate Credit Facility is obtained and the Letter of Credit shall be returned to the Bank prior to the Termination Date for cancellation by the Bank, the Company shall immediately pay to the Bank all amounts owing or to become due and payable hereunder through the date of such cancellation.

          SECTION 5.3 COMPLIANCE WITH ERISA. The Company shall not, and shall not suffer or permit any of its Subsidiaries to, (i) terminate any Plan subject to Title IV of ERISA so as to result in any material liability to the Company or any ERISA Affiliate, (ii) permit to exist any ERISA Event or any other event or condition with respect to a Plan, which presents the risk of a material liability to any member of the Controlled Group, (iii) make a complete or partial withdrawal (within the meaning of ERISA Section 4201) from any Multiemployer Plan so as to result in any material liability to the Company or any ERISA Affiliate, (iv) enter into any new Plan or modify any existing Plan so as to increase its obligations thereunder which could result in any material liability to any member of the Controlled Group, or (v) permit the excess (if any) of (x) the present value of all liabilities (determined by using the actuarial assumptions utilized by the PBGC upon termination of a single employer plan) under any Plan sponsored or maintained by the Company or any of its Subsidiaries that is subject to Title IV of ERISA OVER (y) the fair market value of Plan assets allocable to such benefit liabilities, to exceed an aggregate amount of $10,000,000 for all such Plans of the Company and its Subsidiaries, all determined as of the most recent valuation date for each such Plan for which a valuation is available.

                                    ARTICLE 6.
                                EVENTS OF DEFAULT

          SECTION 6.1   EVENTS OF DEFAULT

          The occurrence of any of the following events shall be an "EVENT OF DEFAULT:"

          (i) The Company shall fail to pay any amount payable hereunder when due; or

          (ii) Any representation or warranty made by the Company herein, or by the Company in connection with this Agreement or any Related Document shall prove to have been incorrect in any material respect when made; or

          (iii) The Company shall fail to perform or observe any material terms, covenants or agreements contained in Sections 5.1(a) or 5.2 hereof; or

          (iv) The Company shall fail to perform or observe any other material term, covenant or agreement contained in this Agreement or any Bank Security Document and any such failure shall remain unremedied for 30 days after written notice thereof shall have been given to the Company by the Bank; or

          (v) Any material provision of this Agreement shall at any time for any reason cease to be in full force and effect or shall be declared to be null and void, or the validity or enforceability thereof shall be contested by the Company or any government agency or authority, or the Company shall deny that it has any or further liability or obligation under this Agreement; or

          (vi) The Company shall (A) fail to pay when due (whether by scheduled maturity, required prepayment, acceleration, demand or otherwise) any payment of any Indebtedness in an individual principal amount of $5,000,000 and such failure shall continue after the applicable grace period, if any, specified in such agreements or instruments relating to such Indebtedness, or (B) fail to perform or observe any other term, covenant or condition on its part to be performed or observed under any agreement or instrument relating to any Indebtedness when required to be performed or observed, and such failure shall continue after the applicable grace period, if any, specified in such agreement or instrument, if the effect of such failure to perform or observe is to accelerate, or to permit the acceleration of, the maturity of such Indebtedness, the unpaid principal amount of which then equals or exceeds $5,000,000; or

          (vii) The Company shall (A) apply for or consent to the appointment of a receiver, trustee, liquidator or custodian or the like of itself or of its property, (B) admit in writing its inability to pay its debts generally as they become due, (C) make a general assignment for the benefit of creditors, (D) be adjudicated a bankrupt or insolvent, or (E) commence a voluntary case under the federal bankruptcy laws of the United States of America or file a voluntary petition or answer seeking reorganization, an arrangement with creditors or an order for relief or seeking to take advantage of any insolvency law or file an answer admitting the material allegations of a petition filed against it in any bankruptcy, reorganization or insolvency proceeding; or corporate action shall be taken by it for the purpose of effecting any of the foregoing; or if without the application, approval or consent of the Company, a proceeding shall be instituted in any court of competent jurisdiction, seeking in respect of the Company, an adjudication in bankruptcy, reorganization, dissolution, winding up, liquidation, a composition or arrangement with creditors, a readjustment of debts, the appointment of a trustee, receiver, liquidator or custodian or the like of the Company, or of all or any substantial part of the assets of the Company, or other like relief in respect thereof under any bankruptcy, insolvency or similar law, and, if such proceeding is being contested by the Company, in good faith, the same shall (1) result in the entry of an order for relief of any such adjudication or appointment or (2) continue undismissed, or pending and unstayed, for any period of 60 consecutive days; or

          (viii) Any event of default or event which, with the passage of time or giving of notice or both, would constitute an event of default with respect to the Company shall occur under any Related Document or the Bank Facility (except as such event of default has been waived or modified); or

          (ix) (A) On and after the date hereof, a judgment creditor of the Company shall obtain possession of any material amount of the collateral by any lawful means under any of the Bank Security Documents by any means, including, but without limitation, levy, distraint, replevin or self-help; or (B) on and after the Issuance Date, any of the Bank Security Documents shall cease for any reason to be in full force and effect, or any party thereto (other than the Bank) shall purport to disavow its obligations thereunder or shall declare that it does not have any further obligation thereunder or shall contest the validity or enforceability thereof; or (C) on and after the Issuance Date, the security interest created in favor of the Bank on any portion of the collateral under any of the Bank Security Documents shall become otherwise impaired or unenforceable.

          SECTION 6.2   UPON AN EVENT OF DEFAULT.

          (a) If an Event of Default described under Section 6.1(vii) occurs, any and all Obligations then owing or which would become owing upon a drawing of the full amount available under the Letter of Credit shall automatically become due and payable (which sum, upon receipt thereof by the Bank, shall be held by the Bank as collateral security for the reimbursement of drawings under the Letter of Credit and the payment of any other amounts due and payable hereunder and under any of the other L/C Documents) and the commitment of the Bank to issue the Letter of Credit (or any execution or replacement thereof) shall be automatically terminated.

              (b) If any Event of Default shall have occurred and be continuing (including under Section 6.1(vii) with respect to clauses
         (ii), (iv) and (v) below), the Bank may, in its sole discretion, but shall not be obligated to, (i) by notice to the Company, declare the commitment of the Bank to issue the Letter of Credit to be terminated, whereupon the same shall forthwith terminate, or (ii) if the Letter of Credit shall have been issued, give written notice to the Trustee pursuant to Section 2.03(b)(e) of the Indenture directing the Trustee to effect a mandatory tender of the Bonds or pursuant to Section 3.01(d) of the Indenture directing the Trustee to effect a mandatory redemption, or (iii) exercise the remedies available to it under the Bank Security Documents, or (iv) exercise any other remedy available to it at law, in equity or otherwise.

                                     ARTICLE 7.
                                   MISCELLANEOUS

              SECTION 7.1 AMENDMENTS, ETC. No amendment or waiver of any provision of this Agreement, nor consent to any departure by the Company therefrom, shall in any event be effective unless the same shall be in writing and signed by the Bank and the Company and then such waiver or consent shall be effective only in the specific instance and for the specific purpose for which given.

              SECTION 7.2 NOTICE, ETC. All notices, demands and other communications provided for hereunder shall, unless otherwise stated herein, be in writing (including telex or facsimile notice with telephonic confirmation) and mailed, sent or delivered, if to the Company at 1050 Warrenville Road, Lisle, Illinois 60532, to the attention of the Chief Financial Officer, in the case of telecopy to telecopy no.: (630) 964-0355; if to the Bank, in the case of deliveries or mailings, at its address at 777 South Figueroa Street, 4th Floor, Los Angeles, California 90071, in the case of telecopy, to telecopy no.: (213) 683-4999, in each case Attention: Jim Moore; and if to the Trustee, at its address at 3 Park Plaza, Sixteenth Floor, Irvine, California 92714, with a copy to: Bankers Trust Company of California, N.A. 4 Albany Street, 4th Floor, New York, New York 10006, and in the case of telecopy, to telecopy no.: (212) 250-6727, in each case
Attention: Corporate Trust Department or, as to each party, to such other Person and/or at such other address or number as shall be designated by such party in a written notice to each other party. All such notices and communications shall be effective when mailed or sent, addressed as aforesaid, except that notices to the Bank pursuant to the provisions of
Article 2 shall not be effective until received by the Bank, and any notice to the Trustee pursuant to Section 6.2 shall not be effective until received by the Trustee. Notices of any Default shall be sent by the Company to the Bank by telex or telecopy (with immediate telephonic confirmation).

              SECTION 7.3 NO WAIVER; REMEDIES. No failure or delay on the part of Bank in the exercise of any power, right or privilege hereunder shall impair such power, right or privilege or be construed to be a waiver of any default or acquiescence therein, nor shall any single or partial exercise of any such power, right or privilege preclude any other or further exercise thereof or of any other power, right or privilege. All rights and remedies existing under this Agreement are cumulative to, and not exclusive of, any rights or remedies otherwise available.

              SECTION 7.4 ACCOUNTING TERMS; CHANGE IN ACCOUNTING PRINCIPLES. All accounting terms not specifically defined herein shall be construed in accordance with GAAP consistently applied, except as otherwise stated herein. If (i) any changes in accounting principles from those used in the preparation of the financial statements referred to in Section 4.1(h) hereafter occasioned by the promulgation of rules, regulations, pronouncements and opinions by or required by the Financial Accounting Standards Board of the American Institute of Certified Public Accountants (or successors thereto or agencies with similar functions) result in a change in the standards or terms found herein or (ii) there is any change in the Company's fiscal quarter or the Fiscal Year, the parties hereto agree to enter into negotiations in order to amend this Agreement so as to equitably reflect such changes with the desired result that the criteria for evaluating the Company's financial condition shall be the same after such changes as if such changes had not been made.

              SECTION 7.5 INDEMNIFICATION OF THE BANK. The Company hereby indemnifies and holds the Bank and the officers, directors, employees, agents and Affiliates of Bank (the "INDEMNITEES") harmless from and against any and all claims, damages, losses, liabilities, costs or expenses (including reasonable attorneys' fees and expenses) which the Indemnitees may incur or which may be claimed against the Indemnitees by any Person:

              (a) by reason of any inaccuracy, or any untrue statement or alleged untrue statement of any material fact, contained in the Preliminary Private Placement Memorandum or the Private Placement Memorandum or any amendment or supplement thereto, or by reason of the omission or alleged omission to state therein a material fact necessary to make such statements, in the light of the circumstances under which they were made, not misleading; PROVIDED, HOWEVER, that, in the case of any action or proceeding alleging an inaccuracy, or an untrue statement, with respect to information supplied by and describing the Bank in the Preliminary Private Placement Memorandum or the Private Placement Memorandum (the "BANK INFORMATION"), or an omission or alleged omission to state therein a material fact necessary to make the statements in the Bank Information, in the light of the circumstances under which they were made, not misleading, (i) indemnification by the Company pursuant to this Section shall be limited to the costs and expenses of the Indemnitees (including reasonable fees and expenses of the Indemnitees' counsel) of defending itself against such allegation,
         (ii) if in any such action or proceeding it is finally determined that the Bank Information contained a material inaccuracy or an untrue statement of a material fact or omitted to state therein a material fact necessary to make the statements contained therein, in the light of the circumstances under which they were made, not misleading, then the Company shall not be required to indemnify the Indemnitees pursuant to this Section for any claims, damages, losses, liabilities, costs or expenses to the extent caused by such inaccuracy, untrue statement or omission, and (iii) if any such action or proceeding shall be settled by the Indemnitees without there being a final determination to the effect described in the preceding clause (ii), then the Company shall be required to indemnify the Indemnitees pursuant to this Section only if such action or proceeding is settled with the Company's express written consent; provided that such consent shall not be unreasonably withheld and no consent shall be required if an Event of Default has occurred and is continuing hereunder; or

              (b) by reason of or in connection with the execution, delivery, performance, restructuring, renegotiation or enforcement of this Agreement or any Related Document, or any transaction contemplated herein or therein (including the issuance of the Letter of Credit); PROVIDED, HOWEVER, that the Company shall not be liable under this Section to indemnify the Indemnitees for any claims, damages, losses, liabilities, costs or expenses resulting solely from the Bank's gross negligence or willful misconduct or from other contracts, agreements or instruments to which the Bank is a party, not related to this Agreement; or

              (c) by reason of or in connection with the execution and delivery or transfer of, or payment or failure to make lawful payment under, the Letter of Credit; PROVIDED, HOWEVER, that the Company shall not be required to indemnify the Indemnitees pursuant to this Section for any claims, damages, losses, liabilities, costs or expenses to the extent, but only to the extent, caused by (i) the willful misconduct or gross negligence of the Bank in determining whether a draft or certificate presented under the Letter of Credit complied with the terms of the Letter of Credit or (ii) the Bank's willful failure to make lawful payment under the Letter of Credit after the presentation to it by the Trustee or a successor trustee under the Indenture of a draft and certificate strictly complying with the terms and conditions of the Letter of Credit; or

              (d) the failure of the Bank to honor a drawing under the Letter of Credit as a result of any act or omission, whether rightful or wrongful, of any present or future de jure or de facto government or governmental authority (all such acts or omissions herein called "GOVERNMENTAL ACTS").

Nothing in this Section is intended to limit the other Obligations of the Company hereunder. Without prejudice to the survival of any other Obligation hereunder, the Obligations contained in this Section shall survive the payment in full of all amounts payable pursuant to Article 2 and the termination of the Letter of Credit and this Agreement.

          SECTION 7.6 LIABILITY OF THE BANK. Except as otherwise expressly set forth in this Agreement, the Company assumes all risks of the acts or omissions of the Trustee and any beneficiary or transferee of the Letter of Credit with respect to its use of the Letter of Credit. Neither the Bank nor any of its officers or directors shall be liable or responsible for:

          (a) the use or misuse which may be made of the Letter of Credit or any acts or omissions of the Trustee and any beneficiary or transferee in connection therewith;

          (b) the validity, accuracy, sufficiency or genuineness of documents, or of any endorsement thereon, even if such documents shall prove to be in any or all respects invalid, inaccurate, insufficient, fraudulent or forged;

          (c) payment by the Bank against presentation of documents which do not comply with the terms of the Letter of Credit, including failure of any documents to bear any reference or adequate reference to the Letter of Credit; or

          (d) failure of the beneficiary of the Letter of Credit to comply fully with conditions required in order to draw upon the Letter of Credit; or

          (e) omissions, interruptions or delays in transmission or delivery of any messages, by mail, cable telegraph, telex or otherwise, whether or not they be in cipher; or

          (f) errors in interpretation of technical terms; or

          (g) any loss or delay in the transmission or otherwise of any document required in order to make a drawing under the Letter of Credit or of the proceeds thereof; or

          (h) the misapplication by the beneficiary of the Letter of Credit of the proceeds of any drawing thereunder; or

          (i) any consequences arising from causes beyond the control of the Bank, including, without limitation, any Governmental Acts (as defined in Section 7.6); or

          (j) any other circumstances whatsoever in making or failing to make payment under the Letter of Credit, EXCEPT that the Company shall have a claim against the Bank, and the Bank shall be liable to the Company to the extent of any direct, as opposed to consequential, damages suffered by the Company which the Company proves were caused by the willful misconduct or gross negligence of the Bank in determining whether a draft or certificate presented under the Letter of Credit complied with the terms of the Letter of Credit.

In furtherance and not in limitation of the foregoing, the Bank may accept documents that appear on their face to be in order, without responsibility for further investigation, regardless of any notice or information to the contrary.

          SECTION 7.7 COSTS, EXPENSES AND TAXES. The Company hereby agrees to pay on demand all reasonable costs and expenses incurred in connection with the preparation, execution, delivery, filing, recording, administration of this Agreement and the other Related Documents, including, without limitation, the reasonable fees and expenses of counsel for the Bank, with respect to advising the Bank as to its rights and responsibilities under this Agreement whether or not the Letter of Credit is issued (unless failure to issue the Letter of Credit is solely the fault of the Bank). The Company also agrees to pay all reasonable costs and expenses (including reasonable counsel fees and expenses) incurred in connection with (i) the enforcement, restructuring or amendment of this Agreement or any Related Document or any insolvency or bankruptcy proceeding, or (ii) any action or proceeding relating to a court order, injunction or other process or decree restraining or seeking to restrain the Bank from paying any amount under the Letter of Credit. In addition, the Company shall pay any and all stamp and other taxes and fees payable or determined to be payable in connection with the execution, delivery, filing and recording of this Agreement and Related Documents (except as otherwise provided herein), and agrees to save the Bank harmless from and against any and all liabilities with respect to or resulting from any delay in paying or omitting to pay such taxes and fees, except to the extent that such liability results from the gross negligence or willful misconduct of the Bank.

          SECTION 7.8 BINDING EFFECT. This Agreement shall become effective when it shall have been executed by the Company and the Bank and thereafter shall be binding upon and inure to the benefit of the Company and the Bank and their respective successors and assigns, except that the Company shall not have the right to assign its rights hereunder or any interest herein to any Person (other than by operation of law or as part of a transaction permitted under Section 5.2(a)) without the prior written consent of the Bank. The Bank may assign to any Participant all or any part of, or any interest (undivided or divided) in, the Bank's rights and benefits under this Agreement in accordance with Section 2.8.

          SECTION 7.9 INDEPENDENCE OF COVENANTS. All covenants hereunder shall be given independent effect so that if a particular action or condition is not permitted by any of such covenants, the fact that it would be permitted by an exception to, or would otherwise be within the limitations of, another covenant should not avoid the occurrence of a Default or Event of Default if such action is taken or condition exists.

          SECTION 7.10 SEVERABILITY. In case any provision in or obligation under this Agreement shall be invalid, illegal or unenforceable in any jurisdiction, the validity, legality and enforceability of the remaining provisions or obligations, or of such provision or obligation in any other jurisdiction, shall not in any way be affected or impaired thereby.

          SECTION 7.11 HEADINGS. Section and subsection headings in this Agreement are included herein for convenience of reference only and shall not constitute a part of this Agreement for any other purpose or be given any substantive effect.

          SECTION 7.12 GOVERNING LAW: TERMS. THIS AGREEMENT AND THE RIGHTS AND OBLIGATIONS OF THE PARTIES HEREUNDER SHALL BE GOVERNED BY, AND SHALL BE CONSTRUED AND ENFORCED IN ACCORDANCE WITH, THE INTERNAL LAWS OF THE STATE OF CALIFORNIA, WITHOUT REGARD TO CONFLICTS OF LAWS PRINCIPLES.

          SECTION 7.13 CONSENT TO JURISDICTION AND SERVICE OF PROCESS. ALL JUDICIAL PROCEEDINGS BROUGHT AGAINST THE COMPANY ARISING OUT OF OR RELATING TO THIS AGREEMENT MAY BE BROUGHT IN ANY FEDERAL OR STATE COURT OF COMPETENT JURISDICTION IN THE STATE OF CALIFORNIA, AND BY EXECUTION AND DELIVERY OF THIS AGREEMENT, THE COMPANY ACCEPTS FOR ITSELF AND IN CONNECTION WITH ITS PROPERTIES, GENERALLY AND UNCONDITIONALLY, THE NONEXCLUSIVE JURISDICTION OF THE AFORESAID COURTS AND WAIVES ANY DEFENSE OF FORUM NON CONVENIENS AND IRREVOCABLY AGREES TO BE BOUND BY ANY JUDGMENT RENDERED THEREBY IN CONNECTION WITH THIS AGREEMENT. The Company hereby agrees that service of all process in any such proceeding in any such court may be made by registered or certified mail, return receipt requested, to the Company at its address provided in
Section 7.2, such service being hereby acknowledged by the company to be sufficient for personal jurisdiction in any action against the Company in any such court and to be otherwise effective and binding service in every respect. Nothing herein shall affect the right to serve process in any other manner permitted by law or shall limit the right of the Bank to bring proceedings against the Company in the courts of any other jurisdiction.

          SECTION 7.14 WAIVER OF JURY TRIAL. THE COMPANY AND THE BANK HEREBY AGREE TO WAIVE THEIR RESPECTIVE RIGHTS TO A JURY TRIAL OF ANY CLAIM OR CAUSE OF ACTION BASED UPON OR ARISING OUT OF THIS AGREEMENT. The scope of this waiver is intended to be all-encompassing of any and all disputes that may be filed in any court and that relate to the subject matter of this transaction, including without limitation contract claims, tort claims, breach of duty claims, and all other common law and statutory claims. The Company and the Bank each acknowledge that this waiver is a material inducement for the Company and the Bank to enter into a business relationship, that the Company and the Bank have already relied on this waiver in entering into this Agreement and that each will continue to rely on this waiver in their related future dealings. The Company and the Bank further warrant and represent that each has reviewed this waiver with its legal counsel, and that each knowingly and voluntarily waives its jury trial rights following consultation with legal counsel. THIS WAIVER IS IRREVOCABLE, MEANING THAT IT MAY NOT BE MODIFIED EITHER ORALLY OR IN WRITING (OTHER THAN BY A MUTUAL WRITTEN WAIVER SPECIFICALLY REFERRING TO THIS SECTION 7.14 AND EXECUTED BY EACH OF THE PARTIES HERETO), AND THIS WAIVER SHALL APPLY TO ANY SUBSEQUENT AMENDMENTS, RENEWALS, SUPPLEMENTS OR MODIFICATIONS TO THIS AGREEMENT. In the event of litigation, this Agreement may be filed as a written consent to a trial by the court.

     SECTION 7.15 COUNTERPARTS. This Agreement may be executed in one or more counterparts and by different parties hereto in separate counterparts, each of which when so executed and delivered shall be deemed an original, but all such counterparts together shall constitute but one and the same instrument; signature pages may be detached from multiple separate counterparts and attached to a single counterpart so that all signature pages are physically attached to the same document.


               [Remainder of page intentionally left blank]

     IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be duly executed and delivered by their respective officers thereunto duly authorized as of the date first above written.


                                       RYKOFF-SEXTON, INC.

                                       By: /s/ Richard J. Martin
                                          ---------------------------------
                                       Title: Chief Financial Officer
                                             ------------------------------

                                       THE FIRST NATIONAL BANK OF CHICAGO

                                       By: /s/ L. Gene Beuhn
                                          ---------------------------------
                                       Title: Senior Vice President
                                             ------------------------------

                                 EXHIBIT A
                        TO REIMBURSEMENT AGREEMENT
              FORM OF IRREVOCABLE DIRECT PAY LETTER OF CREDIT


                                                        Date: November 20, 1996
                                                        **U.S. $26,250,000.00**
                                                            Credit No. 00320293


Bankers Trust Company of California, N.A., as Trustee (the "Trustee") under the Indenture of Trust dated as of November 1, 1996, between La Mirada Industrial Development
  Financing Authority and the Trustee.

Attention: Corporate Trust Department

Ladies and Gentlemen:

     We hereby establish in your favor as Trustee for the benefit of the holders of the Bonds (as hereinafter defined), our irrevocable Letter of Credit No. 00320293 for the account of Rykoff-Sexton, Inc. (the "Company"), in the amount of $26,250,000, whereby we hereby irrevocably authorize you to draw on us from time to time, from and after the date hereof to and including the earliest to occur of:

     (i) our close of business in Chicago, Illinois on December 1, 1999 (the "Stated Termination Date"), or

     (ii) our close of business in Chicago, Illinois on the date which is five Business Days following receipt from you of a certificate in the form set forth as Annex A hereto, or

     (iii) the date on which an Acceleration Drawing is honored by us, or

     (iv) our close of business in Chicago, Illinois on the date which is ten (10) days after your receipt of written notice from us specifying the occurrence of an Event of Default under the Reimbursement Agreement (the "Reimbursement Agreement") dated as of November 1, 1996 between the Company and us and directing a mandatory tender or redemption of the Bonds,

(the "Expiration Date"), a maximum aggregate amount not exceeding Twenty-Six Million Two Hundred and Fifty Thousand Dollars (U.S. $26,250,000.00) the "Initial Stated Amount"), which amount is equal to the sum of (x) the principal amount of the Bonds ($25,900,000) and (ii) 41 days interest at a rate of 12% ($350,000), to pay principal of and accrued interest on, or the purchase price of, the $25,900,000 Taxable Variable/Fixed Rate Demand Industrial Development Revenue Bonds (Rykoff-Sexton, Inc. Project) Series 1996 (the "Bonds"), which Bonds were issued pursuant to the Indenture of Trust dated as of November 1, 1996 (the "Indenture") between you and the Company, in accordance with the terms hereof. Payments hereunder are available against the following documents (the "Payment Documents") presented to The First National Bank of Chicago (the "Bank") at our Chicago offices at One First National Plaza, Suite 0236, Chicago, Illinois 60670, telecopier:
(312) 954-1963 (or such other place as we may from time to time specify), attention: Global Trade Services (or such other person as we may from time to time specify):

                 A certificate (i) in the form attached as Annex B
            hereto to pay accrued interest on the Bonds as provided for under Section 2.02 and 2.03 of the Indenture (an "Interest Drawing"), (ii) in the form attached as Annex C hereto to pay the principal amount of and, in the event the redemption date does not coincide with the regularly scheduled Interest Payment Date, accrued interest on the Bonds in respect of any redemption of the Bonds as provided for in Section 3.01 of the Indenture (a "Redemption Drawing"), (iii) in the form attached as Annex D hereto, to pay the tender price of Bonds for which you have not received notice that the Remarketing Agent has delivered the proceeds of the remarketing therefor by 9:30 a.m., Chicago time, on the tender date, as the case may be, as provided for in
            Section 2.03 of the Indenture (a "Liquidity Drawing"),
            (iv) in the form attached as Annex E hereto, to pay the principal of and accrued interest in respect of any Bonds the payment of which has been accelerated pursuant to Section 8.02 of the Indenture (an "Acceleration Drawing"), or (v) in the form attached as Annex F hereto to pay the principal amount of the Bonds on the date specified in such Bonds as the date on which the principal of such Bonds is due and payable as provided for under Article II of the Indenture (a "Stated Maturity Drawing");

each such certificate to state therein that it is given by your duly authorized officer and dated the date such certificate is presented hereunder.

            No drawings shall be made under this Letter of Credit for the purpose of making payments on Bank Bonds (as such terms are defined in the Reimbursement Agreement).

            All drawings made by you shall be made by tested telex, telecopier or other facsimile telecommunication without further need of documentation, including the original of this Letter of Credit, it being understood that each Payment Document submitted via such telex, telecopier or other facsimile telecommunications is to be the sole operative instrument of drawing.

            We agree to honor and pay the amount of any Interest, Redemption, Liquidity, Acceleration or Stated Maturity Drawing if presented in compliance with all of the terms of this Letter of Credit. If such drawing is presented at or prior to 11:00 A.m., Chicago time, on a Business Day, payment shall be made of the amount specified, in immediately available funds, before 2:00 p.m., Chicago time, on the same Business Day. If any drawing is presented after 11:00 a.m., Chicago time, on a Business Day, payment shall be made of the amount specified, in immediately available funds, by 11:00 a.m., Chicago time, of the following Business Day. "Business Day" means a day which is not
(a) a Saturday or Sunday, (b) a day on which banking institutions in Chicago Illinois or the State of New York or in any other city where the principal corporate trust office of the Trustee, or the Chicago office of the Bank is located are required or authorized by law (including executive order) to be closed or on which the principal corporate trust office of the Trustee, or the Chicago office of the Bank is closed for a reason not related to financial condition, or (c) a day on which the New York Stock Exchange is closed.

            The Available Amount of this Letter of Credit will be reduced automatically by the amount of any drawing hereunder: PROVIDED, HOWEVER, that the amount of any Interest Drawing hereunder shall be automatically reinstated effective the 6th calendar day from the date of such drawing unless you shall have received written notice from the Bank by tested telex within five (5) calendar days of the date of any Interest Drawing that the Letter of Credit will not be so reinstated; and PROVIDED FURTHER, however, that the portion of any Interest Drawing (as indicated on the related certificate in the form of Annex B) effected to pay interest on Bonds being concurrently redeemed through a Redemption Drawing shall not be reinstated; and PROVIDED FURTHER that the Available Amount of this Letter of Credit will be reduced upon receipt of a Reduction Certificate in the form of Annex G. Also, to the extent the Available Amount is reduced as contemplated in the preceding sentence due to payment by us of a Liquidity Drawing, the obligation of the Bank to honor drawings hereunder will be automatically reinstated, concurrently with the receipt by the Bank of the purchase price of Bonds (or portions thereof) previously purchased with the proceeds of a Liquidity Drawing and which have been resold, by an amount equal to the Original Purchase Price of such Bonds (or portions thereof) as have been resold. "Original Purchase Price" shall mean the principal amount of any Bond purchased with the proceeds of a Liquidity Drawing plus the amount of accrued interest thereon paid upon the purchase of such Bond with the proceeds of any such Drawing.

            Upon receipt by us of a certificate of the Trustee in the form of Annex G hereto, the Bank will automatically and permanently reduce the amount available to be drawn hereunder by the amount specified in such certificate. Such reduction shall be effective as of the second Business Day following the date of delivery of such certificate. Also, upon receipt by us of a certificate of the Trustee in the form of Annex C to this Letter of Credit in connection with a Redemption Drawing, the Bank will automatically and permanently reduce the amount available to be drawn hereunder by the amount (if any) specified in such certificate as a decline in the amount of necessary excess interest coverage resulting from the partial redemption of Bonds affected through such Redemption Drawing (and taking into account the nonreinstatement, as provided in the immediately preceding paragraph, of that portion of any Interest Drawing which may have been effected to pay interest on Bonds being redeemed through such Redemption Drawing).

            Upon any permanent reduction of the amounts available to be drawn under this Letter of Credit, as provided herein, we may deliver to you a new Letter of Credit in exchange for this Letter of Credit or an amendment to this Letter of Credit substantially in the form of Annex H hereto to reflect any such reduction. The "Stated Amount" of this Letter of Credit shall be its Initial Stated Amount as such amount may from time to time be reduced by the Trustee. The "Available Amount" shall mean the Initial Stated Amount (i) less the amount of all prior reductions pursuant to Interest, Redemption, Purchase, Acceleration or Stated Maturity Drawings, (ii) less any reduction in the Stated Amount pursuant to a reduction certificate in the form of Annex G hereto to the extent such reduction is not already accounted for by a reduction in the Available Amount pursuant to clause (i) above,
(iii) plus the amount of all reinstatements as above provided.

            Prior to the Expiration Date, we may extend the Stated Termination Date from time to time at the request of the Company for a period of one or two years (or such greater period as we may agree with the Company) by delivering to you an amendment to this Letter of Credit in the form of Annex I hereto designating the date to which the Stated Termination Date is being extended. Each such extension of the Stated Termination Date shall become effective on the Business Day following delivery of such notice to you and thereafter all references in this Letter of Credit to the Stated Termination Date shall be deemed to be references to the date designated as such in such notice. Any date to which the Stated Termination Date has been extended as herein provided may be extended in a like manner.

            Upon the Expiration Date this Letter of Credit shall automatically terminate and you agree to promptly deliver the same to the Bank for cancellation.

            This Letter of Credit is transferable in whole only to your successor as Trustee. Any such transfer (including any successive transfer) shall be effective upon receipt by us of a signed copy of the instrument effecting each such transfer signed by the transferor and by the transferee in the form of Annex J hereto (which shall be conclusive evidence of such transfer) and, in such case, the transferee instead of the transferor shall, without the necessity of further action, be entitled to all the benefits of and rights under this Letter of Credit in the transferor's place, provided that, in such case, any certificates of the Trustee to be provided hereunder shall be signed by one who states therein that he is a duly authorized officer or agent of the transferee.

     Communications with respect to this Letter of Credit shall be addressed to us at The First National Bank of Chicago, One First National Plaza, Suite 0236, Chicago, Illinois 60670, attention: Global Trade Services, specifically referring to the number of this Letter of Credit.

     To the extent not inconsistent with the express terms hereof, this Letter of Credit shall be governed by, and construed in accordance with, the terms of the Uniform Customs and Practice for Documentary Credits (1993 Revision), International Chamber of Commerce Publication No. 500 (the "Uniform Customs") which terms are incorporated herein; that this Letter of Credit will not terminate because of a failure to make a permitted drawing hereunder as provided in Article 44; and for purposes of Article 48(g), this Letter of Credit may be transferred in accordance with its terms more than once. As to matters not governed by the Uniform Customs, this Letter of Credit shall be governed by and construed in accordance with the laws of the State of Illinois.

     All payments made by us hereunder shall be made from our funds; in no event shall such payment be made with funds obtained from the Company.

     This Letter of Credit sets forth in full the terms of our undertaking, and such undertaking shall not in any way be modified or amended by reference to any other document whatsoever.

                                             THE FIRST NATIONAL BANK OF CHICAGO

                                                    By
                                                       ------------------------

                                                     Title
                                                           --------------------

                                                                        ANNEX A
                                                                             to
                                             THE FIRST NATIONAL BANK OF CHICAGO
                                                               LETTER OF CREDIT


                                                              ___________, 19__
                                                            Credit No. 00320293


                            NOTICE OF TERMINATION

The First National Bank of Chicago
One First National Plaza, Suite 0236
Chicago, Illinois  60670
Attention:  Global Trade Services

Dear Sirs:

     Reference is hereby made to that certain Irrevocable Letter of Credit No. 00320293 dated November 20, 1996 (the "Letter of Credit"), which has been established for the account of Rykoff-Sexton, Inc.

     Each of the undersigned hereby certify and confirm that [(i) no Bonds (as defined in the Letter of Credit) remain Outstanding within the meaning of the Indenture (as defined in said Letter of Credit) or (ii) an Alternate Credit Facility (as such term is defined in the Indenture) has been delivered to the Trustee to replace the Letter of Credit in accordance with the Indenture]* and, accordingly, said Letter of Credit shall be terminated in accordance with its terms.

                                              RYKOFF-SEXTON, INC.

                                              By
                                                -------------------------------
                                                 [Title of Authorized Officer]


                                              BANKERS TRUST COMPANY OF
                                              CALIFORNIA, N.A.
                                                   as Trustee



                                                -------------------------------
                                                 [Title of Authorized Officer]


-----------------------------------
*insert appropriate statement

                                    A-A-1

                                                                        ANNEX B
                                                                             to
                                             THE FIRST NATIONAL BANK OF CHICAGO
                                                               LETTER OF CREDIT


                                                              ___________, 19__
                                                            Credit No. 00320293

                         INTEREST DRAWING CERTIFICATE

     The undersigned individual, a duly authorized officer of Bankers Trust Company of California, N.A. (the "Beneficiary") hereby CERTIFIES on behalf of the Beneficiary as follows with respect to (i) that certain Letter of Credit No. 00320293 dated November 20, 1996 (the "Letter of Credit"), issued by The First National Bank of Chicago in favor of the Beneficiary; (ii) those certain Bonds (as defined in the Letter of Credit); and (iii) that certain Indenture (as defined in the Letter of Credit):

     1.   The Beneficiary is the Trustee under the Indenture.

     2. The Beneficiary is entitled to make this drawing in the amount of $________ under the Letter of Credit pursuant to the Indenture with respect to the payment of interest due on all Bonds outstanding on the Interest Payment Date occurring on [insert applicable date] (the "Payment Date") other than Bank Bonds (as such terms are defined in the Letter of Credit).

     3. The amount of the drawing is equal to the amount required to be drawn by the Trustee pursuant to Section 2.02, 2.03, and 3.01 of the Indenture.

     4. The amount of the drawing made by this Certificate was computed in compliance with the terms of the Indenture and, when added to the amount of any other drawing under the Letter of Credit made simultaneously herewith, does not exceed the Available Amount of the Letter of Credit as presently in effect.

     5. $________ of the amount of the drawing made by this Certificate is to be applied to the payment of interest due on a portion of the outstanding Bonds being redeemed pursuant to a concurrent Redemption Drawing, the redemption date of which coincides with the Interest Payment Date referred to in paragraph (2) above and attached hereto is our reduction certificate.*


-------------------------------------------------------------------------------
*To be included in Certificate only if applicable in the circumstances described.


                                    A-B-1

     In WITNESS WHEREOF, this Certificate has been executed this ___________ day of _______________, 19__.


                                              BANKERS TRUST COMPANY OF
                                              CALIFORNIA, N.A.,
                                                   as Trustee


                                              By
                                                -------------------------------
                                                 [Title of Authorized Officer]


                                    A-B-2

                                                                        Annex C
                                                                             to
                                             THE FIRST NATIONAL BANK OF CHICAGO
                                                               LETTER OF CREDIT

                                                                         , 19
                                                                ---------    --
                                                            Credit No. 00320293


                           REDEMPTION DRAWING CERTIFICATE

    The undersigned individual, a duly authorized officer of Bankers Trust Company of California, N.A. (the "Beneficiary"), hereby CERTIFIES on behalf of the Beneficiary as follows with respect to (i) that certain Letter of Credit No. 00320293 dated November 20, 1996 (the "Letter of Credit"), issued by The First National Bank of Chicago in favor of the Beneficiary; (ii) those certain Bonds (as defined in the Letter of Credit); and (iii) that certain Indenture (as defined in the Letter of Credit):

    1. The Beneficiary is the Trustee under the Indenture.

    2. The Beneficiary is entitled to make this drawing in the amount of $________under the Letter of Credit pursuant to Section 3.01 of the Indenture.

    3. (a) The amount of this drawing is equal to (i) the principal amount of Bonds other than Bank Bonds (as such terms are defined in the Letter of Credit) to be redeemed by the Company (as defined in the Letter of Credit) pursuant to Section [insert applicable section] of the Indenture on [INSERT APPLICABLE DATE] (the "Redemption Date"), plus (ii) in the event such Redemption Date does not coincide with a regularly scheduled Interest Payment Date, interest accrued on such Bonds from the immediately preceding Interest Payment Date (as defined in the Indenture) to the Redemption Date.

       (b) Of the amount stated in paragraph 2 above:

       (i) $_________is demanded in respect of the principal amount of the Bonds referred to in subparagraph (a) above; and

       (ii) $_________is demanded in respect of accrued interest on such Bonds.

    4. The amount of the drawing made by this Certificate was computed in compliance with the terms and conditions of the Indenture and, when added to the amount of any other drawing under the Letter of Credit made simultaneously herewith, does not exceed the Available Amount of the Letter of Credit as presently in effect.

    5.  Attached hereto is a reduction certificate.






                                   A-C-1

    In WITNESS WHEREOF, this Certificate has been executed this______________day of____________, 19___.

                                                 BANKERS TRUST COMPANY OF
                                                 CALIFORNIA, N.A.,
                                                       as Trustee

                                                 By
                                                   -----------------------------
                                                   [Title of Authorized Officer]



                                    A-C-2

        (i) $______is demanded in respect of the principal portion of the purchase price of the Bonds referred to in subparagraph (2) above; and

        (ii) $______is demanded in respect of payment of the interest portion of the purchase price of such Bonds.

    (4) The amount of the drawing made by this Certificate was computed in compliance with the terms and conditions of the Indenture and, when added to the amount of any other drawing under the Letter of Credit made simultaneously herewith, does not exceed the Available Amount of the Letter of Credit as presently in effect.

    (5) The Beneficiary will register or cause to be registered in the name of the Company (as defined in the Letter of Credit), but with the Bank registered as pledgee, upon payment of the amount drawn hereunder, Bonds in the principal amount of the Bonds being purchased with the amounts drawn hereunder and will deliver such Bonds to the Custodian (as defined in the Custody Agreement dated as of November 1, 1996 between Trustee and Bank) or as the Bank may otherwise direct; PROVIDED, HOWEVER, if DTC (as such term is defined in the Indenture) or its nominee is the registered owner of all Bonds, the Beneficiary acknowledges that it will cause the security interest of the Bank to be recorded by DTC or its nominee on its books.

    IN WITNESS WHEREOF, this Certificate has been executed this______________day of___________, 19___.


                                            BANKERS TRUST COMPANY OF
                                            CALIFORNIA, N.A.,
                                                 as Trustee


                                            By:
                                               -------------------------------
                                                [Title of Authorized Officer]

                                    A-D-2

                                                                         Annex E
                                                                              to
                                              THE FIRST NATIONAL BANK OF CHICAGO
                                                                LETTER OF CREDIT


                                                                          , 19
                                                             -------------    --
                                                             Credit No. 00320293


                       ACCELERATION DRAWING CERTIFICATE

    The undersigned individual, a duly authorize officer of Bankers Trust Company of California, N.A. (the "Beneficiary"), hereby CERTIFIES on behalf of the Beneficiary as follows with respect to (i) that certain Letter of Credit No. 00320293 dated November 20, 1996 (the "Letter of Credit"), issued by The First National Bank of Chicago in favor of the Beneficiary; (ii) those certain Bonds (as defined in the Letter of Credit); and (iii) that certain Indenture (as defined in the Letter of Credit):

    1.  The Beneficiary is the Trustee under the Indenture.

    2. An Event of Default has occurred under subsection [INSERT SUBSECTION] of the Indenture and the Trustee has declared the principal of and accrued interest on all Bonds then outstanding immediately due and payable. The Beneficiary is entitled to make this drawing in the amount of $_________under the Letter of Credit pursuant to Section 8.02 of the Indenture.

    3. (a) The amount of this drawing is equal to (i) the principal amount of Bonds, other than Bank Bonds (as such terms are defined in the Letter of Credit), outstanding on [INSERT DATE OF ACCELERATION] (the "Acceleration Date") plus (ii) interest on such Bonds accrued from the immediately preceding Interest Payment Date to the Acceleration Date.

        (b)   Of the amount stated in paragraph 2 above:

        (i) $___________is demanded in respect of the principal of the Bonds referred to in subparagraph (a) above; and

        (ii) $___________is demanded in respect of accrued interest on such Bonds.



                                  A-E-1

    IN WITNESS WHEREOF, this Certificate has been executed this______________day of________________,19__ .

                                              BANKERS TRUST COMPANY OF
                                              CALIFORNIA, N.A.,
                                                   as Trustee



                                              By:
                                                 -------------------------------
                                                  [Title of Authorized Officer]



                                     A-E-2

                                                                         Annex F
                                                                              to
                                              THE FIRST NATIONAL BANK OF CHICAGO
                                                                LETTER OF CREDIT

                                                                           ,19
                                                             --------------   --
                                                             Credit No. 00320293


                      STATED MATURITY DRAWING CERTIFICATE

    The undersigned individual, a duly authorized officer of Bankers Trust Company of California, N.A. (the "Beneficiary"), hereby CERTIFIES on behalf of the Beneficiary as follows with respect to (i) that certain Letter of Credit No. 00320293 dated November 20, 1996 (the "Letter of Credit"), issued by The First National Bank of Chicago in favor of the Beneficiary; (ii) those certain Bonds (as defined in the Letter of Credit); and (iii) that certain Indenture (as defined in the Letter of Credit):

    1.  The Beneficiary is the Trustee under the Indenture.

    2. The Beneficiary is entitled to make this drawing in the amount of $______________under the Letter of Credit pursuant to Article II of the Indenture. The amount of this drawing is equal to the principal amount of Bonds with a stated maturity on [INSERT DATE], other than Bank Bonds (as such terms are defined in the Letter of Credit).

    3. The amount of the drawing made by this Certificate was computed in compliance with the terms and conditions of the Indenture and, when added to the amount of any other drawing under the Letter of Credit made simultaneously herewith, does not exceed the Available Amount of the Letter of Credit as presently in effect.

    4.  Attached hereto is a reduction certificate.

    In WITNESS WHEREOF, this Certificate has been executed this______________day of________________ , 19__ .

                                              BANKERS TRUST COMPANY OF
                                              CALIFORNIA, N.A.,
                                                   as Trustee

                                              By:
                                                 -------------------------------
                                                  [Title of Authorized Officer]


                                   A-F-1

                                                                         Annex G
                                                                              to
                                              THE FIRST NATIONAL BANK OF CHICAGO
                                                                LETTER OF CREDIT

                                                                          , 19
                                                             -------------    --
                                                             Credit No. 00320293


                           REDUCTION CERTIFICATE

    Each of the undersigned hereby certifies as follows with respect to (i) that certain Letter of Credit No. 00320293 dated November 20, 1996 (the "Letter of Credit"), issued by The First National Bank of Chicago in favor of the Beneficiary; (ii) those certain Bonds (as defined in the Letter of Credit); and (iii) that certain Indenture (as defined in the Letter of Credit):

    1.  The Beneficiary is the Trustee under the Indenture.

    2. Upon receipt by the Bank of this Certificate, the Stated Amount (as defined in the Letter of Credit) shall be reduced by $____________(effective the second Business Day following the date of delivery of this Certificate) and the Stated Amount shall thereupon equal $_____________, all in accordance with the provisions of the Indenture.

    In WITNESS WHEREOF, this Certificate has been executed this______________day of__________________, 19__ .

                                              BANKERS TRUST COMPANY OF
                                              CALIFORNIA, N.A.,
                                                  as Trustee

                                              By:
                                                 -------------------------------
                                                  [Title of Authorized Officer]



                                    A-G-1

                                                                         Annex H
                                                                              to
                                              THE FIRST NATIONAL BANK OF CHICAGO
                                                                LETTER OF CREDIT

                                                                         , 19
                                                             ------------    --
                                                             Credit No. 00320293


                             NOTICE OF AMENDMENT

Bankers Trust Company of
  California, N.A.

Attention: Corporate Trust Department

Dear Sirs:

    Reference is hereby made to that certain Irrevocable Letter of Credit No. 00320293 dated November 20, 1996 (the "Letter of Credit"), established by us in your favor as Beneficiary. We hereby notify you that, in accordance with the terms of the Letter of Credit and that certain Reimbursement Agreement dated as of November 1, 1996, between Rykoff-Sexton, Inc. and us, the Stated Amount of the Letter of Credit has been reduced to $____________________.

    This letter should be attached to the Letter of Credit and made a part thereof.

                                        The First National Bank of Chicago


                                               By
                                                 -------------------------------
                                                  [Title of Authorized Officer]



                                    A-H-1

                                                                         Annex I
                                                                              to
                                              THE FIRST NATIONAL BANK OF CHICAGO
                                                                LETTER OF CREDIT

                                                                         , 19
                                                             ------------    --
                                                             Credit No. 00320293


                             NOTICE OF AMENDMENT

Bankers Trust Company of
  California, N.A.

Attention: Corporate Trust Department

Dear Sirs:

    Reference is hereby made to that certain irrevocable Letter of Credit No. 00320293 dated November 20, 1996 (the "Letter of Credit"), established by us in your favor as Beneficiary. We hereby notify you that, in accordance with the terms of the Letter of Credit and that certain Reimbursement Agreement dated as of November 1, 1996, between Rykoff-Sexton, Inc. and us, the Stated Termination Date of the Letter of Credit has been extended to______________,
_____.

    This letter should be attached to the Letter of Credit and made a part thereof.

                                              THE FIRST NATIONAL BANK OF
                                              CHICAGO


                                              By:
                                                 ------------------------------
                                                  [Title of Authorized Officer]




                                      A-I-1

                                                                       Annex J
                                                                            to
                                            THE FIRST NATIONAL BANK OF CHICAGO
                                                              LETTER OF CREDIT

                                                                        ,19
                                                             -----------    --
                                                           Credit No. 00320293


                             TRANSFER CERTIFICATE


The First National Bank of Chicago
One First National Plaza, Suite 0236
Chicago, Illinois 60670
Attention:  Global Trade Services

Dear Sirs:

            Reference is made to that certain irrevocable Letter of Credit No. 00320293 dated November 20, 1996 which has been established by you in favor of Bankers Trust Company of California, N.A.

            The undersigned [Name of Transferor] has transferred and assigned (and hereby confirms to you said transfer and assignment) all of it rights in and under said Letter of Credit to [Name of Transferee] and confirms that [Name of Transferor] no longer has any rights under or interest in said Letter of Credit.

            Transferor and Transferee have indicated on the face of said Letter of Credit that it has been transferred and assigned to Transferee.


                                  A-J-1

           Transferee hereby certifies that it is a duly authorized Transferee under the terms of said Letter of Credit and is accordingly entitled, upon presentation of the documents called for therein, to receive payment thereunder.


                                                ------------------------------
                                                     Name of Transferor


                                              By
                                                ------------------------------
                                                [Name and Title of Authorized
                                                 Officer of Transferor]


                                                ------------------------------
                                                     Name of Transferee


                                                ------------------------------
                                                [Name and Title of Authorized
                                                 Officer of Transferee]


                                   A-J-2

                              Exhibit B

                              PLEDGE AGREEMENT

           THIS PLEDGE AGREEMENT (this "Pledge Agreement") is dated as of November 1, 1996, and is entered into by and among Rykoff-Sexton, Inc., a Delaware corporation, as pledgor (the "Pledgor") and The First National Bank of Chicago, as pledgee (the "Pledgee").

                           W I T N E S S E T H:

           WHEREAS, the La Mirada Industrial Development Authority (the "Issuer") has entered into the Loan Agreement with the Pledgor pursuant to which the Issuer has agreed to make certain loans to the Pledgor as provided therein, and the Issuer and Bankers Trust Company of California, N.A. (the "Trustee") have entered into the Indenture of Trust dated as of November 1, 1996 (the "Indenture") pursuant to which the Issuer's Taxable Variable/Fixed Rate Demand Industrial Development Revenue Bonds (Rykoff-Sexton, Inc. Project) Series 1996 (the "Bonds") will be executed and delivered;

           WHEREAS, The Indenture requires the Pledgor to purchase or arrange for the purchase of, from the owners thereof, Bonds tendered or required to be tendered for purchase in certain circumstances set forth in the Indenture (the "Purchased Bonds"), and the Remarketing Agent named in the Indenture (or successor remarking agent appointed in accordance with the provisions of the Indenture), as remarketing agent under the Indenture (the "Remarketing Agent") has agreed to use its best efforts to remarket such Purchased Bonds under specified terms and conditions;

           WHEREAS, in connection with the issuance of the Bonds, the Pledgor has agreed to enter into the Reimbursement Agreement dated as of November 1, 1996 with the Pledgee (the "Reimbursement Agreement") in order to cause the Pledgee to issue a letter of credit thereunder (the "Letter of Credit") which may be used, INTER ALIA, to pay the purchase price of the Purchased Bonds);

           WHEREAS, the Bonds will be issued initially in a book-entry only system with 100% of the Bonds held by The Depository Trust Company ("DTC") in the name of Cede & Co.; and, when the Bonds are in DTC book-entry systems, it is intended that transfers of the Purchased Bonds to the account of the Pledgee as Bank Bonds (being collateral security for the payment of amounts due to the Pledgee under the Reimbursement Agreement) will be shown as such on the books and records of the Trustee in its capacity as a participant in DTC's central depository system; and

           WHEREAS, it is a condition precedent to the obligation of the Pledgee to enter into the Reimbursement Agreement that the parties hereto shall have executed and delivered this Pledge Agreement,

     NOW, THEREFORE, in consideration of the premises and in order to induce the Pledgee to enter into the Reimbursement Agreement and issue the Letter of Credit thereunder and for other good and valuable consideration, receipt of which is hereby acknowledged, the parties hereby agree as follows:

     1. DEFINED TERMS. Unless otherwise defined herein, terms defined in the Reimbursement Agreement shall have such defined meanings when used herein.

     2. PLEDGE OF THE BONDS. The Pledgor hereby pledges, assigns, hypothecates, transfers, and delivers to the Pledgee the following: all its right, title and interest to the Bank Bonds as the same may be from time to time held (i) by the Trustee for the benefit of the Pledgee or for the account of the Pledgor subject to the Pledgee's rights hereunder, or (ii) in the event 100% of the Bonds are held by a depository in a book-entry only system, held by the depository for the benefit of the Trustee on whose books and records such Bank Bonds are being held for the benefit of the Pledgee or for the account of the Pledgor, subject to the Pledgee's rights hereunder. The Pledgor hereby grants to the Pledgee, a first lien on, and security interest in, its right, title and interest in and to the Bank Bonds, the interest thereon and all proceeds thereof, as collateral security for the prompt and complete payment when due of all amounts owning from the Pledgor to the Pledgee under the Reimbursement Agreement, including interest on such amounts as set forth therein (all the foregoing being hereinafter called the "Obligations").

     3. INTEREST ON THE BANK BONDS. If, while this Pledge Agreement is in effect, the Pledgor shall become entitled to receive or shall receive any interest payment in respect of the Bank Bonds, the Pledgor agrees to accept the same as Pledgee's agent and to hold the same in trust on behalf of the Pledgee and to deliver the same forthwith to the Pledgee to be applied in accordance with Section 7 below. All sums of money so paid in respect of the Bank Bonds which are received by the Pledgor and paid to the Pledgee shall be credited against the obligation of the Pledgor to pay interest to the Pledgee as set forth in the Reimbursement Agreement.

     4. COLLATERAL. All property at any time pledged to the Banks hereunder and all income therefrom and proceeds thereof, are herein collectively sometimes called the "Collateral."

     5. RELEASE OF BANK BONDS. If the Pledgor makes or causes to be made to the Pledgee a repayment in respect of its reimbursement obligation under
Section 2.2(ii) of the Reimbursement Agreement pursuant to Section 2.5 thereof, then the Pledgee shall release from the lien of this Pledge Agreement the principal amount of the Bank Bonds which is equal to either the principal component of the drawing made under the Letter of Credit, as provided in Section 2.5 of the Reimbursement Agreement; PROVIDED, HOWEVER, that the Bank Bonds shall not be delivered or released from the lien of this Pledge Agreement prior to the receipt of written notice by the holder of such Bank Bonds of reinstatement by the Pledgee of its obligations to honor drawing under the Letter of Credit with respect to such Bank Bonds.

     6. RIGHTS OF THE PLEDGEE. The Pledgee shall not be liable for failure to collect or realize upon the Collateral or any collateral security or guaranty therefor, or any part thereof, or for any delay in so doing nor shall the Pledgee be under any obligation to take any action whatsoever with regard thereto. If an Event of Default has occurred and is continuing under the Reimbursement Agreement, the Pledgee may, with any notice by the Pledgee as provided for in the Reimbursement Agreement, exercise all rights, privileges or options pertaining to any Bank Bonds as if it were the absolute owner thereof, upon such terms and conditions as it may determine, all without liability except to account for property actually received by it, but the Pledgee shall have no duty to exercise any of the aforesaid rights, privileges or options and shall not be responsible for any failure to do so or delay in so doing.

     7. REMEDIES. In the event that any portion of the Obligations has been declared due and payable pursuant to the Reimbursement Agreement as the result of an Event of Default under the Reimbursement Agreement, the Pledgee, without demand of performance or other demand, advertisement or notice of any kind (except the notice specified below of time and place of public or private sale) to or upon the Pledgor or any other person (all and each of which demands, advertisements and/or notices are hereby expressly waived), may forthwith collect, receive, appropriate and realize upon the Collateral, or any part thereof, and/or may forthwith sell, assign, give options or options to purchase, contract to sell or otherwise dispose of and deliver said Collateral, or any part thereof, in one or more parcels at public or private sale or sales, at any exchange, broker's board or at the Pledgee's office or elsewhere upon such terms and conditions as it may deem advisable and at such prices as it may deem commercially reasonable, for cash or on credit or for future delivery without assumption of any credit risk, with the right to the Pledgee, upon any such sale or sales, public or private, to purchase the whole or any part of said Collateral so sold, free of any right or equity of redemption in the Pledgor, which right or equity is hereby expressly waived or released. The Pledgee shall apply the net proceeds of any such collection, recovery, receipt, appropriation, realization or sale, after deducting all reasonable costs and expenses of every kind incurred therein or incidental to the care, safekeeping or otherwise of any and all of the Collateral or in any way relating to the rights of the Pledgee hereunder, including reasonable attorneys fees and legal expenses, to the payment in whole or in part of the Obligations, the Pledgor remaining liable for any deficiency remaining unpaid after such application, and only after so applying such net proceeds and after the payment by the Pledgee of any other amount required to be paid by any provision of law, including, without limitation Section 9504(1)(c) of the California Uniform Commercial Code, need the Pledgee account for the surplus, if any, to the Pledgor. The Pledgor agrees that the Pledgee need not give more than ten days' notice of the time and place of any public sale or of the time after which a private sale or other intended disposition is to take place and that such notice is reasonable notification of such matters. No notification need be given to the Pledgor if it has signed after default a statement renouncing or modifying any right to notification of sale or other intended disposition. In addition to the rights and remedies granted to it in this Pledge Agreement and in any other instrument or agreement securing, evidencing or relating to any of the Obligations, the Pledgee shall have all the rights and remedies of a secured party under the Uniform Commercial Code of the State of California. The Pledgor further agrees to waive and agrees not to assert any rights or privileges which it may acquire under Section 9112 of the Uniform Commercial Code and the Pledgor shall be liable for the deficiency if the proceeds of any sale or other disposition of the Collateral are insufficient to pay all amounts to which the Pledgee is entitled, and the fees of any attorneys employed by the Banks to collect such deficiency. Notwithstanding anything to the contrary in this Section 7, the Pledgee shall not sell or otherwise dispose of Bank Bonds pursuant to this Section 7 for a purchase price which is less than the par value of such Bank Bonds without obtaining the prior consent of the Pledgor.

     8. REPRESENTATIONS, WARRANTIES AND COVENANTS OF THE PLEDGOR. The Pledgor represents and warrants that (a)(i) on the date of delivery to the Pledgee, or to the Trustee for the account of the Pledgee, of any Bank Bonds or (ii) in the event 100% of the Bonds are held by a depository in a book-entry only system, on the date of transfer by the Trustee or the depository to the account of the Pledgee or to the account of the Pledgor, expressly subject to the rights of the Pledgee hereunder, of any Bank Bonds, none of the Issuer, the Remarketing Agent or the Trustee will have any right, title or interest in or to the Bank Bonds which would adversely affect the Pledgee; (b) on the date of delivery to the Pledgee or to the Trustee for the account of the Pledgee of any Bank Bonds or, in the event of 100% of the Bonds are held by a depository in a book-entry only system, on the date of transfer by the Trustee or the depository to the account of the Pledgee or the Pledgor, expressly subject to the rights of the Pledgee hereunder, of any Bank Bonds, it will have full power, authority and legal right to pledge all of its right, title and interest in and to the Bank Bonds pursuant to this Pledge Agreement; (c) this Pledge Agreement has been duly authorized, executed and delivered by the Pledgor and constitutes a legal, valid and binding obligation of the Pledgor, enforceable in accordance with its terms except as such enforceability may be limited by insolvency, reorganization, moratorium or other similar laws relating to or limiting creditor's rights; (d) no consent of any other party (including, without limitation, creditors of the Pledgor) and no consent, license, permit, approval or authorization of, exemption by, notice or report to, or registration, filing or declaration with, any governmental authority, domestic or foreign, is required to be obtained by the Pledgor in connection with the execution, delivery or performance of this Pledge Agreement; (e) the execution, delivery and performance of this Pledge Agreement will not violate any provision of any applicable law or regulation or of any order, judgment, writ, award or decree of any court, arbitrator or governmental authority, domestic or foreign, or of any material mortgage, indenture, lease, contract, or other agreement, instrument or undertaking to which the Pledgor is a party or which purports to be binding upon the Pledgor or upon its assets and will not result in the creation or imposition of any lien, charge or encumbrance on or security interest in any of the assets of the Pledgor except as contemplated by this Pledge Agreement; and (f) the pledge, assignment and delivery of such Bank Bonds pursuant to this Pledge Agreement will create a valid first lien on and a security interest in, all right, title or interest of the Pledgor in or to such Bank Bonds, and the proceeds thereof, subject to no prior pledge, lien, mortgage, hypothecation, security interest, charge, option or encumbrance or to any agreement purporting to grant to any third party a security interest in the property or assets of the

Pledgor which would include the Bank Bonds. The Pledgor covenants and agrees that it will defend the Pledgee's right, title and security interest in and to the Bank Bonds and the proceeds thereof against the claims and demands of all persons whomsoever; and covenants and agrees that it will have like title to and right to pledge any other property at any time hereafter pledged to the Pledgee as Collateral hereunder and will likewise defend the Bank's right thereto and security interest therein.

    9. NO DISPOSITION, ETC. Without the prior written consent of the Pledgee, the Pledgor agrees that it will not sell, assign, transfer, exchange or otherwise dispose of, or grant any option with respect to, the Collateral, nor will it create, incur or permit to exist any pledge, lien, mortgage, hypothecation, security interest, charge, option or any other encumbrance with respect to any of the Collateral, or any interest therein, or any proceeds thereof, except for the lien and security interest provided for by this Pledge Agreement.

    10. SALE OF COLLATERAL. (a) The Pledgor recognizes that the the Pledgee may be unable to effect a public sale of any or all of the Bank Bonds by reason of certain prohibitions contained in the Securities Act of 1933, as amended (the "Securities Act"), and applicable state securities laws, but may be compelled to resort to one or more private sales thereof to a restricted group of purchasers who will be obliged to agree, among other things, to acquire such securities for their own account for investment and not with a view to the distribution or resale thereof. The Pledgor acknowledges and agrees that any such private sale may result in prices and other terms less favorable to the seller than if such sale were a public sale and, notwithstanding such circumstances, agrees that any such private sale shall be deemed to have been made in a commercially reasonable manner. The Pledgee shall be under no obligation to delay a sale of any of the Bank Bonds for the period of time necessary to permit the issuer of such securities to register such securities for public sale under the Securities Act, or under applicable state securities laws, even if the issuer would agree to do so.

    (b) The Pledgor further agrees to do or cause to be done all such other acts and things as may be necessary to make such sale or sales of any portion or all of the Bank Bonds valid and binding and in compliance with any and all applicable laws, regulations, orders, writs, injuctions, decrees or awards of any and all courts, arbitrators or governmental instrumentalities, domestic or foreign, having jurisdiction over any such sale or sales, all at the Pledgor's expense. The Pledgor further agrees that a breach of any of the covenants contained in this paragraph 10 will cause irreparable injury to the Pledgee, that the Pledgee has no adequate remedy at law in respect of such breach and, as a consequence, agrees that each and every covenant contained in this paragraph shall be specifically enforceable against the Pledgor, and the Pledgor hereby waives and agrees not to assert any defenses against an action for specific performance of such covenants except for a defense that no Event of Default has occurred under the Reimbursement Agreement. The Pledgor further acknowledges the impossibility of ascertaining the amount of damages which would be suffered by the Pledgee by reason of a breach of any of such covenants and, consequently, agrees that, if the Pledgee shall sue for damages for breach, the Pledgor shall pay, as liquidated damages and not as a penalty, an amount equal to the par value plus accrued premium, if any, and accrued interest on the Bank Bonds and all amounts payable pursuant to the Reimbursement
Agreement on the date the Pledgee shall demand compliance with this paragraph.

    11. TRUSTEE AS AGENT. The parties hereto acknowledge that the Pledgee may designate the Trustee, or any successor trustee under the Indenture, its agent for the purpose of holding the Bank Bonds on behalf of the Pledgee and with such authority for taking actions with respect to the Bank Bonds as may be directed by, and on behalf of, the Pledgee.

    12. FURTHER ASSURANCES. The Pledgor agrees that at any time and from time to time upon the written request of the Pledgee, the Pledgor will execute and deliver such further documents and do such further acts and things as the Pledgee may reasonably request in order to effect the purposes of this Pledge Agreement.

    13. AMENDMENTS: ETC. No amendment, modification, termination or waiver of any provision of this Pledge Agreement, and no consent to any departure by Pledgor therefrom, shall in any event be effective unless the same shall be in writing and signed by the Pledgee and, in the case of any such amendment or modification, by Pledgor. Any such waiver or consent shall be effective only in the specific instance and for the specific purpose for which it was given.

    14. NOTICES. All notices and other communications provided for in hereunder shall be made and delivered as set forth in Section 7.2 of the Reimbursement Agreement.

    15. FAILURE OR INDULGENCE NOT WAIVER: REMEDIES CUMULATIVE. No failure or delay on the part of the Pledgee in the exercise of any power, right or privilege hereunder shall impair such power, right or privilege or be construed to be a waiver of any default or acquiescence therein, nor shall any single or partial exercise of any such power, right or privilege preclude any other or further exercise thereof or of any other power, right or privilege. All rights and remedies existing under this Pledge Agreement are cumulative to, and not exclusive of, any rights or remedies otherwise available.

    16. SEVERABILITY. In case any provision in or obligation under this Pledge Agreement shall be invalid, illegal or unenforceable in any jurisdiction, the validity, legality and enforceability of the remaining provisions or obligations, or of such provision or obligation in any other jurisdiction, shall not in any way be affected or impaired thereby.

    17. HEADINGS. Section and subsection headings in this Pledge Agreement are included herein for convenience of reference only and shall not constitute a part of this Pledge Agreement for any other purpose or be given any substantive effect.

    18. GOVERNING LAW: TERMS. THIS PLEDGE AGREEMENT AND THE RIGHTS AND OBLIGATIONS OF THE PARTIES HEREUNDER SHALL BE

GOVERNED BY, AND SHALL BE CONSTRUED AND ENFORCED IN ACCORDANCE WITH, THE INTERNAL LAWS OF THE STATE OF CALIFORNIA. WITHOUT REGARD TO CONFLICTS OF LAWS PRINCIPLES, EXCEPT TO THE EXTENT THAT THE CODE PROVIDES THAT THE PERFECTION
OF THE SECURITY INTEREST HEREUNDER, OR REMEDIES HEREUNDER, IN RESPECT OF ANY PARTICULAR COLLATERAL ARE GOVERNED BY THE LAWS OF A JURISDICTION OTHER THAN THE STATE OF CALIFORNIA. Unless otherwise defined herein or in the Reimbursement Agreement, terms used in Article 8 and 9 of the Uniform Commercial Code in the State of California are used herein as therein defined.

    19. CONSENT TO JURISDICTION AND SERVICE OF PROCESS. ALL JUDICIAL PROCEEDINGS BROUGHT AGAINST PLEDGOR ARISING OUT OF OR RELATING TO THIS PLEDGE AGREEMENT MAY BE BROUGHT IN ANY FEDERAL OR STATE COURT OF COMPETENT JURISDICTION IN THE STATE OF CALIFORNIA, AND BY EXECUTION AND DELIVERY OF THIS PLEDGE AGREEMENT PLEDGOR ACCEPTS FOR ITSELF AND IN CONNECTION WITH ITS PROPERTIES, GENERALLY AND UNCONDITIONALLY, THE NONEXCLUSIVE JURISDICTION OF THE AFORESAID COURTS AND WAIVES ANY DEFENSE OF FORUM NON CONVENIENS AND IRREVOCABLY AGREES TO BE BOUND BY ANY JUDGEMENT RENDERED THEREBY IN CONNECTION WITH THIS PLEDGE AGREEMENT. The Pledgor hereby agrees that service of all process in any such proceeding in any such court may be made by registered or certified mail, return receipt requested, to the Pledgor at its address provided in Section 7.2 of the Reimbursement Agreement, such service being hereby acknowledged by the Pledgor to be sufficient for personal jurisdiction in any action against the Pledgor in any such court and to be otherwise effective and binding service in every respect. Nothing herein shall affect the right to serve process in any other manner permitted by law or shall limit the right of the Pledgee to bring proceedings against the Pledgor in the courts of any other jurisdiction.

    20. WAIVER OF JURY TRIAL. THE PLEDGOR AND THE PLEDGEE HEREBY AGREE TO WAIVE THEIR RESPECTIVE RIGHTS TO A JURY TRIAL OF ANY CLAIM OR CAUSE OF ACTION BASED UPON OR ARISING OUT OF THIS PLEDGE AGREEMENT. The scope of this waiver is intended to be all-encompassing of any and all disputes that may be filed in any court and that relate to the subject matter of this transaction, including without limitation contract claims, tort claims, breach of duty claims, and all other common law and statutory claims. The Pledgor and the Pledgee each acknowledge that this waiver is a material inducement for the Pledgor and the Pledgee to enter into a business relationship, that the Pledgor and the Pledgee have already relied on this waiver in entering into this Pledge Agreement and that each will continue to rely on this waiver in their related future dealings. The Pledgor and the Pledgee further warrant and represent that each has reviewed this waiver with its legal counsel, and that each knowingly and voluntarily waive its jury trial rights following consultation with legal counsel. THIS WAIVER IS IRREVOCABLE, MEANING THAT
IT MAY NOT BE MODIFIED EITHER ORALLY OR IN WRITING.

(OTHER THAN BY A MUTUAL WRITTEN WAIVER SPECIFICALLY REFERRING TO THIS
SECTION 20 AND EXECUTED BY EACH OF THE PARTIES HERETO), AND THIS WAIVER SHALL APPLY TO ANY SUBSEQUENT AMENDMENTS, RENEWALS, SUPPLEMENTS OR MODIFICATIONS TO THIS PLEDGE AGREEMENT. In the event of litigation, this Pledge Agreement may be filed as a written consent to a trial by the court.

      21. COUNTERPARTS. This Pledge Agreement may be executed in one or more counterparts and by different parties hereto in separate counterparts, each of which when so executed and delivered shall be deemed an original, but all such counterparts together shall constitute but one and the same instrument; signature pages may be detached from multiple separate counterparts and attached to a single counterpart so that all signature pages are physically attached to the same document.



                [remainder of page intentionally left blank]

      IN WITNESS WHEREOF, the parties have caused this Pledge Agreement to be duly executed and delivered on the day and year first above written.



PLEDGOR:                    RYKOFF-SEXTON, INC.
                            as Pledgor



                            By:
                                ---------------------------
                                 Title:

PLEDGEE:                   THE FIRST NATIONAL BANK OF
                           CHICAGO, as Pledgee



                            By:
                                ---------------------------
                                 Title:

                               Exhibit C

                            CUSTODY AGREEMENT

      This CUSTODY AGREEMENT is made as of this 1st day of November, 1996, by and among Bankers Trust Company of California, N.A. (the "Custodian") and The First National Bank of Chicago ("FNBC").

                               RECITALS

      Pursuant to the terms and conditions set forth in the Reimbursement Agreement dated as of November 1, 1996 (the "Reimbursement Agreement") between FNBC and Rykoff-Sexton, Inc. (the "Company"), FNBC has agreed to issue its irrevocable Letter of Credit (as defined in the Reimbursement Agreement) for the account of the Company in connection with the La Mirada Industrial Development Authority's Taxable Variable Rate Demand Industrial Development Revenue Bonds (Rykoff-Sexton, Inc. Project) Series 1996 (the "Bonds"). All other terms used herein which are defined in the Reimbursement Agreement and not defined herein shall have the same meanings assigned them in the Reimbursement Agreement unless the context otherwise requires.

      As security for payment of the obligations of the Company owed to the FNBC under the Reimbursement Agreement, including those in respect of Purchase Drawings, the Corporation has agreed to pledge to FNBC and grant to FNBC a security interest in, its right, title and interest in and to Bonds delivered to or held for the account of FNBC in connection with such drawings (the "Bank Bonds") pursuant to the Pledge Agreement dated as of November 1, 1996 among the Company and the FNBC (the "Pledge Agreement").

      FNBC wishes to appoint the Custodian as its agent to take possession and hold the Bank Bonds on behalf of and for the benefit of FNBC, on the terms and under the conditions set forth in this Custody Agreement and the Custodian is willing to do so.

      Therefore, in consideration of mutual covenants recited herein, it is hereby agreed as follows:

      1. FNBC hereby appoints the Custodian as its agent and bailee for the purpose of receiving Bank Bonds from Bankers Trust Company of California, N.A., as Trustee and holding such Bank Bonds for and on behalf of FNBC. The Custodian hereby agrees to hold the Bank Bonds for such purpose, as the FNBC's agent and bailee.

      2. Except at the written direction of FNBC, the Custodian shall not pledge, hypothecate, transfer or release possession of any Bank Bonds held by the Custodian on behalf of FNBC to any person or in any manner not in accordance with this Custody Agreement and shall not enter into any other agreement regarding possession of the Bank Bonds without the prior written consent of FNBC.

      3. This Custody Agreement cannot be amended or modified except in a writing signed by FNBC and the Custodian.

      4. This Custody Agreement shall inure to the benefit of and shall be binding upon the Custodian and FNBC and their respective successors and assigns.

      5. Upon written notice to FNBC and release to FNBC or its designee of any Bank Bonds then held by the Custodian pursuant to this Custody Agreement the Custodian shall have the right to terminate its obligations under this Custody Agreement.

      6. In acting under this Custody Agreement, the Custodian shall not be liable to the Banks except for negligence or willful misconduct in the performance of its obligations hereunder.

      7. In acting under this Custody Agreement, the Custodian shall have no duties or obligations other than as specifically set forth herein.


                  (Remainder of page intentionally left blank)

    IN WITNESS WHEREOF, the parties have hereto set their hands by their authorized representatives, all as of the date first above written.

                                       BANKERS TRUST COMPANY OF
                                       CALIFORNIA, N.A., as Custodian

                                       By:
                                          ---------------------------

                                       THE FIRST NATIONAL BANK OF
                                       CHICAGO

                                       By:
                                          ---------------------------

                                   Exhibit D

                                 [LETTERHEAD]

                               November 20, 1996

The First National Bank of Chicago,
  as issuer under the Reimbursement
  Agreement referred to below
One First National Plaza
Chicago, Illinois 60670

    Re:  Reimbursement Agreement between Rykoff-Sexton, Inc. and
         The First National Bank and Trust Company of Chicago
         -------------------------------------------------------

Ladies and Gentlemen:

         We have acted as special counsel to Rykoff-Sexton, Inc., a Delaware corporation (the "Company"), in connection with the Reimbursement Agreement dated as of November 1, 1996 (the "Reimbursement Agreement"), between the Company and The First National Bank of Chicago (the "Bank"). This opinion is delivered to you under Section 3.1(d) of the Reimbursement Agreement. Capitalized terms used in this opinion and not otherwise defined have the meanings assigned to such terms in the Reimbursement Agreement; PROVIDED, HOWEVER, that the term "Trust Estate" has the meaning assigned to such term in the Deed of Trust (as defined below).

         With your permission, all assumptions and statements of reliance in this opinion have been made without any independent investigation or verification on our part except to the extent otherwise expressly stated, and we express no opinion with respect to the subject matter or accuracy of such assumptions or items upon which we have relied; PROVIDED, HOWEVER, that although we have made no independent investigation or inquiry, we have no reason to believe that any of such assumption is untrue or that such reliance is unfounded.

         In connection with the opinions expressed below, we have (i) investigated such questions of law, (ii) examined originals or certified, conformed or reproduction copies of such corporate agreements, instruments, documents and records of the Company, such certificates of public officials and such other documents as we have deemed necessary or appropriate for the purposes of this opinion and (iii) obtained such information from officers and representatives of the Company as we have deemed necessary or appropriate for the purposes of this opinion. We

November 20, 1996
Page 2

advise you that this opinion is based upon a consideration of legal principles that would be applicable in judicial proceedings. We have examined, among other documents, the following:

         (A) an executed copy of the Reimbursement Agreement;

         (B) an executed copy of the Pledge Agreement dated as of November 1, 1996, made by the Company in favor of the Bank;

         (C) an executed copy of the Deed of Trust, Assignment of Rents and Fixture Filing dated as of November 1, 1996 (the "Deed of Trust"), made by the Company in favor of the Bank;

         (D) an executed copy of the Security Agreement dated as of November 1, 1996, made by the Company in favor of the Bank;

         (E) an executed copy of the Environmental Indemnity dated as of November 1, 1996, made by the Company in favor of the Bank;

         (F) the Officer's Certificate of the Company delivered to us in connection with this opinion, a copy of which is attached as Annex A (the "Officer's Certificate"); and

         (G) unfiled copies of the financing statements naming the Company as debtor and the Bank as secured party (collectively, the "Financing Statements"), which Financing Statements we understand will be filed in the filing offices of the Secretary of State for the States of California, Delaware and Illinois.

The documents referred to in items (B) through (D) above are referred to in this opinion collectively as the "Collateral Documents" and the documents referred to in items (A) through (E) above are referred to individually as a "Reviewed Document" and collectively as the "Reviewed Documents".

         In all such examinations, we have assumed the legal capacity of all natural persons executing documents, the genuineness of all signatures, the authenticity of original and certified documents and the conformity to original or certified copies of all copies submitted to us as conformed or reproduction copies. As to various questions of fact relevant to the opinions expressed in this opinion, we have relied upon, and assume the

November 20, 1996
Page 3



accuracy of, representations and warranties contained in the Reviewed Documents and certificates and written statements and other information of or from representatives of the Company and others and assume compliance on the part of all parties to the Reviewed Documents with their covenants and agreements contained in the Reviewed Documents. With respect to the opinions expressed in clause (iii) (A) of paragraph 2 below, our opinions are limited to our review of only those laws and regulations that, in our experience, could reasonably be expected to be applicable to transactions of the type contemplated by the Reviewed Documents.

          To the extent it may be relevant to the opinions expressed in this opinion, we have assumed that the parties to the Reviewed Documents other than the Company have the power to enter into and perform such documents and to consummate the transactions contemplated by the Reviewed Documents and that such documents have been duly authorized, executed and delivered by, and constitute legal, valid and binding obligations of, such parties.

          Based upon the foregoing, and subject to the limitations, qualifications and assumptions set forth in this opinion, we are of the opinion that:

          1. The Company has executed and delivered each Reviewed Document to which it is a party and the Financing Statements. Each Reviewed Document constitutes an enforceable obligation of the Company.

          2. The execution and delivery by the Company of each of the Reviewed Documents to which it is a party, the performance by the Company of its obligations under such Reviewed Documents and the granting by the Company of the security interests to be granted by it under the Collateral Documents
(i) have been authorized by all necessary corporate action by the Company (including the execution and delivery of the Financing Statements), (ii) do not contravene any provision of the certificate of incorporation or by-laws of the Company and (iii) do not violate (A) any present law or present regulation of any governmental agency or authority applicable to the Company or its property, (B) any material agreement binding upon the Company or its property (this opinion being limited to those agreements that have been identified to us as material in the Officer's Certificate and being further limited in that we express no opinion with respect to any violation arising under or based upon any covenant of a financial or numerical nature or requiring computation) or (C) any judicial or arbitral decree or order of a

November 20, 1996
Page 4



material nature binding upon the Company or its property (this opinion being limited to those decrees and orders that have been identified to us in the Officer's Certificate).

          3. The execution and delivery by the Company of each of the Reviewed Documents to which it is a party, the performance by the Company of its obligations under such Reviewed Documents and the granting by the Company of the security interests to be granted by it under the Collateral Documents do not require under present law any filing or registration by the Company with, or approval or consent of, any governmental agency or authority of the State of California or of the United States of America that has not been made or obtained except (i) those required in the ordinary course of business in connection with the performance by the Company of its obligations under certain covenants contained in the Reviewed Documents to which it is a party,
(ii) to perfect the security interests granted under the Collateral Documents and (iii) under securities and other laws that may be applicable to the disposition of any collateral subject to such laws.

          4. The Deed of Trust, when accepted for recordation by the Los Angeles County Recorder's Office, creates a valid transfer of the Trust Estate described in the Deed of Trust that constitutes real property or fixtures under California law in favor of the trustee named in the Deed of Trust for the benefit of the Bank to secure the obligations described in the Deed of Trust.

          The opinions set forth above are subject to the following qualifications:

          (A)  Our opinions above as to enforceability are subject to:

          (i) applicable bankruptcy, insolvency, reorganization, voidable preference, fraudulent transfer, moratorium or similar laws, and related judicial doctrines, affecting creditors' rights and remedies generally, as in effect from time to time;

          (ii) general principles of equity (including, without limitation, standards of materiality, good faith, fair dealing and reasonableness, equitable defenses and limits on the availability of equitable remedies, including, without limitation, the remedies of specific performance and nonjudicial foreclosure), whether such principles are considered in a proceeding at law or in equity; and

November 20, 1996
Page 5



          (iii) the qualification that certain provisions of the Reviewed Documents may be invalid, not binding or unenforceable in whole or in part under the laws (including judicial decisions) of the State of California or the United States of America, but the inclusion of such provisions does not affect the validity, binding effect or enforceability as against the Company of the Reviewed Documents as a whole, and the Reviewed Documents contain provisions adequate to permit enforcement of the obligations created thereby, subject to the other qualifications contained in this letter.

          (B) We express no opinion as to the enforceability of any provision in the Reviewed Documents:

          (i) permitting the Bank or any other person or entity to sell or otherwise dispose of, or purchase, any collateral subject thereto, or enforce any other right or remedy thereunder (including without limitation any self-help or taking-possession remedy), except in compliance with the Uniform Commercial Code of the State of California ("UCC") and other applicable federal, state, local and foreign laws;

          (ii) establishing standards for the performance of the obligations of good faith, diligence, reasonableness and care prescribed by the UCC or of any of the obligations referred to in Section 9501(3) of the UCC;

          (iii) establishing standards for compliance with the requirements of Section 9501(4) of the UCC;

          (iv) relating to indemnification, contribution or exculpation in connection with violations of securities laws or statutory duties or public policy;

          (v) purporting to, either directly or indirectly, indemnify against the consequences of willful, reckless or unlawful acts or gross negligence of the indemnified party;

          (vi) relating to exculpation of any party in connection with its own negligence that a court would determine in the circumstances under applicable law to be unfair or insufficiently explicit;

          (vii) providing that the Bank or any other person or entity may exercise set-off rights other than in accordance with and pursuant to applicable law;

November 20, 1996
Page 6

          (viii) relating to forum selection to the extent the forum is a federal court;

          (ix) relating to choice of governing law;

          (x) relating to forum selection to the extent that any relevant action or proceeding does not arise out of or relate to such Reviewed Document or to the extent that the enforceability of any such provision is to be determined by any court other than a court of the State of California or to the extent such choice of law may be limited or affected by receivership, conservatorship or other similar laws and regulations applicable to federally insured depository institutions;

          (xi) waiving any rights to trial by jury;

          (xii) requiring or relating to payment of interest (or discount or equivalent amounts) or any premium or "make whole" payment at a rate or in an amount, after the maturity or after or upon acceleration of the respective liabilities evidenced or secured thereby, or upon prepayment, that a court would determine in the circumstances under applicable law to be commercially unreasonable or a penalty or a forfeiture;

          (xiii) creating a trust or other fiduciary relationship;

          (xiv) specifying that provisions of such Reviewed Documents may be waived only in writing, to the extent that an oral agreement or an implied agreement by trade practice or course of conduct has been created that modifies any provision of such Reviewed Documents;

          (xv) giving any person or entity the power to accelerate obligations without any notice to the obligor;

          (xvi) limiting the ability of the Company or any other person or entity to transfer voluntarily or involuntarily (by way of sale, creation of a security interest, attachment, levy, garnishment or other judicial process) its right, title or interest in or to any collateral subject thereto or other property, except to the extent such provisions are made enforceable pursuant to the Garn-St. Germain Depository Institutions Act of 1982 (12 U.S.C. Section 1701j-3);

November 20, 1996
Page 7

          (xvii) waiving any statute of limitations;

          (xviii) relating to the enforceability of any provision or accumulation of provisions that may be deemed to be unconscionable;

          (xix)  relating to any tax laws;

          (xx)  establishing evidentiary standards; or

          (xxi) restricting the Company's access to legal or equitable remedies.

          (C) Our opinions as to enforceability are subject to the effect of generally applicable rules of law that:

          (i) provide that forum selection clauses in contracts are not necessarily binding on the court(s) in the forum selected;

          (ii) limit the availability of a remedy under certain circumstances when another remedy has been elected;

          (iii) may, where less than all of a contract may be invalid, not binding or unenforceable, limit the validity, binding effect and enforceability of the balance of the contract to circumstances in which the invalid, not binding or unenforceable portion is not an essential part of the agreed exchange;

          (iv) govern and afford judicial discretion regarding the determination of damages and entitlement to attorneys' fees and other costs; and

          (v) may permit a party that has materially failed to render or offer performance required by the contract to cure that failure unless
     (a) permitting a cure would unreasonably hinder the aggrieved party from making substitute arrangements for performance or (b) it was important in the circumstances to the aggrieved party that performance occur by the date stated in the contract.

          (D) We express no opinion as to the validity, binding effect or enforceability of any purported waiver, release, variation, disclaimer, consent or other agreement to similar effect (all of the foregoing, collectively, a "Waiver") by the Company under any of the Reviewed Documents to the extent limited by Sections 1102(3) or 9501(3) of the UCC or other provisions of

November 20, 1996
Page 8

applicable law (including judicial decisions), or to the extent that such a Waiver applies to a right, claim, duty, defense or ground for discharge otherwise existing or occurring as a matter of law (including judicial decisions), except to the extent that such a Waiver is effective under and is not prohibited by or void, invalid or unenforceable under the UCC or other provisions of applicable law (including judicial decisions).

          (E) We express no opinion as to the perfection of the security interests granted under the Reviewed Documents.

          (F) Our security interest opinions are subject to the effect of Sections 9307, 9308, 9309, 9314 and 9315 of the UCC on such opinions and do not apply to any collateral constituting "consumer goods" or "farm products."

          (G)  We have assumed, with your permission, that the Bank is either
(i) a foreign (other nation) bank or a foreign (other state) bank which meets the requirements of Section 1716 of the California Financial Code or (ii) a bank created and operating under and pursuant to the laws of the State of California or of the United States of America within the meaning of Section 1 of Article XV of the Constitution of the State of California.

          (H) We express no opinion as to (i) the sufficiency or accuracy of the descriptions of the property described in the Collateral Documents, (ii) the state of title to any real or personal property which may be the subject of the Collateral Documents (rather, we assume title for the purpose of the opinion expressed in paragraph 4 above) or (iii) the priority or the perfection of any lien or security interest created, or purported to be created, by the Collateral Documents.

          (I) We have not been requested to express and with your permission we do not express an opinion as to the application of, and our opinions above are subject to the effect, if any, of, any applicable fraudulent conveyance, fraudulent transfer, fraudulent obligation or preferential transfer law and any law governing the liquidation or dissolution of, or the distribution of assets of, any person or entity.

          (J) We express no opinion with respect to whether or not the property subject to the Deed of Trust (a) is zoned for any particular use,
(b) complies with applicable law pertaining to environmental and land use regulation (including, without limitation, the California Environmental Quality Act, as amended) or (c) complies with laws pertaining to land division (including,

November 20, 1996
Page 9


without limitation, the California Subdivision Map Act), and we qualify our opinions above to the extent of non-compliance with any of the same.

          (K) We express no opinion with respect to the validity, binding effect or enforceability of any environmental indemnity except to the extent such indemnity, and the enforcement of such indemnity, conforms with Sections
726.5 and 736 of the Civil Code of California, subject to the qualifications set forth in this opinion.

          (L) We assume the Deed of Trust is not granted for purposes of construction of improvements on the real property described in the Deed of Trust.

          (M) We assume the Bank in the enforcement of any of their security interests will conform with the applicable requirements of California law including, without limitation, the obligations to exercise good faith, fair dealing and commercial reasonableness.

          (N) The opinions expressed above are subject to the assumption that (i) the Company is a corporation duly incorporated, validly existing and in good standing under the laws of its state of incorporation and (ii) the Company has the corporate power and authority to execute, deliver and perform its obligations under the Reviewed Documents.

          (O) The opinions expressed in this opinion are limited to the federal laws of the United States of America and the laws of the State of California.

          (P) We note (and you should be aware) that any obligation secured in whole or in part by California real property is subject to application of various statutes protecting the interests of mortgagors and restricting the procedures and means of enforcement employed by mortgagees which enforce such obligations. In particular:

          (i) The exercise of the power of sale in a deed of trust is a matter of contract and, as such, may be enforced by the parties in accordance with its terms, subject to applicable law. If there is a dispute over the existence of a default or the amount due and payable which results in the issuance of a temporary restraining order or preliminary injunction, or if the default involves a breach of a non-monetary obligation, you may have no practical alternative other than to pursue a judicial action for foreclosure.

November 20, 1996
Page 10


          (ii) Section 726 of the California Code of Civil Procedure ("Section 726") and Subdivision 9501(4) of the California Uniform Commercial Code contain provisions relating to the enforcement of obligations secured by real or real and personal property, including provisions that relate to and specify the procedures for the sale of encumbered property, the application of proceeds, the calculation, availability and procedures pertaining to the rendition in certain cases of a deficiency judgment and other related matters. We advise you that in an action or proceeding to recover on a debt or other obligation secured by real or real and personal property, the debtor may require the creditor to exhaust all of its security before a personal judgment may be obtained against the debtor for a deficiency. We also advise you that failure to comply with those provisions (including any attempt to exercise any statutory, equitable or contractual right of set-off with respect to any funds or other property of the Company that may be deposited with the Bank from time to time with respect to the obligations secured by the Deed of Trust) may result in the loss of the collateral encumbered by a deed of trust or mortgage on real property. SEE, e.g. WALKER v. COMMUNITY BANK, 10 Cal. 3d 729, 111 Cal. Rptr. 897 (1974); BANK OF AMERICA v. DAILY, 152 Cal. App. 3d 767, 199 Cal. Rptr. 557 (1984) IN RE KRISTAL, 37 B.R. 659 (
Bankr. App. 1984), aff'd, 758 F.2d 454 (9th Cir. 1985); SECURITY PACIFIC NATIONAL BANK v. WOZAB, 51 Cal. 3d 991, 275 Cal. Rptr 201 (1990); O'NEIL v. GENERAL SECURITY CORP., 4 Cal. App. 4th 587, 5 Cal. Rptr. 2d 712 (1992); SHIN
v. SUPERIOR COURT, 26 Cal. App. 4th 542, 31 Cal. Rptr. 2d 587, modified, reh'g denied 26 Cal. App. 4th 1788a (1994). We further advise you that although no California court, to our knowledge, has so far expressly held that violation of Section 726 would result in extinguishment of the secured obligation, several decisions have raised the possibility that following a violation of Section 726 the secured obligation itself may not be enforceable. SEE , E.G., WOZAB (last paragraph of majority opinion) and the result in DAILY.

          (iii) Section 580d of the California Code of Civil Procedure provides that no deficiency judgment shall be rendered under California law upon an obligation secured by a deed of trust or mortgage on real property after sale of the real property under the power of sale contained in such deed of trust or mortgage.

          (iv) The provisions of Sections 726, 580a and 580d of the California Code of Civil Procedure and Section 2924 of

November 20, 1996
Page 11


the California Civil Code have been held by courts in California to be imbued with various public purposes. Devices that have the substantive effect of circumventing such public purposes may be held to be invalid as against public policy notwithstanding attempted express or implied waivers obtained from a borrower contemporaneously with the making of or renewing a loan.

          (v) Section 2924c of the California Civil Code provides that whenever the maturity of an obligation secured by a deed of trust or mortgage on real property is accelerated by reason of a default in the payment of interest or in the payment of any installment of principal or other sums secured thereby, or by reason of failure of the trustor or mortgagor to pay taxes, assessments, or insurance premiums, the trustor or mortgagor and certain other entitled persons have the right, to be exercised at any time within the reinstatement period described in such Section, to cure such default by paying the entire amount then due (including certain reasonable costs and expenses incurred in enforcing such obligations but excluding any principal amount that would not then be due had no default occurred) and thereby cure the default and reinstate such deed of trust or mortgage and the obligations secured thereby to the same effect as if no such acceleration had occurred. If the power of sale in the deed of trust or mortgage is not to be exercised, such reinstatement right may be exercised at any time prior to entry of the decree of foreclosure.

          (vi) Our opinions are subject to the effect of provisions of California law that grant certain redemption rights during certain times to persons having an interest in property subject to a lien and which prevent the parties to the contract from restraining the right of redemption from a lien, including, without limitation, California Civil Code Sections 2889 and 2903 through 2905 and California Code of Civil Procedure Sections 729.010 through 729.090.

          (vii) You should be aware that a California court may not strictly enforce certain covenants contained in the Deed of Trust if a determination is made that the security therefor has not been impaired, that the Bank has violated the implied covenant of good faith and fair dealing or that enforcement or acceleration would otherwise be unreasonable under the then existing circumstances. In addition, our opinion that the Reviewed Documents are enforceable does not mean that any particular legal or equitable remedy (such as

November 20, 1996
Page 12

    specific enforcement, etc.) would necessarily be available or precluded, even if specifically stated in such agreement to be available, or precluded, as the case may be. We do believe, however, that notwithstanding the limitations expressed in the preceding sentence (but subject to the other assumptions, qualifications and limitations set forth in this opinion),
    (a) the laws and judicial decisions referred to in this paragraph do not render the Reviewed Documents invalid, not binding or unenforceable as a whole and (b) enforcement or acceleration of the liens and the security interests evidenced by the Reviewed Documents would be available if an event of default occurs as a result of a material breach of any obligation secured by the Reviewed Documents, which breach results in a material impairment of the Bank's security interests, provided such enforcement or acceleration is accomplished in accordance with California law.

          (viii) We express no opinion as to the effect of any of the foregoing on any existing obligation in favor of the Bank which may be held to be also secured by the real property encumbered by virtue of the Reviewed Documents.

    (Q) The opinions expressed above are limited to the matters expressly set forth in this opinion, and no opinion is implied or may be inferred beyond the matters expressly stated in this opinion. The opinions expressed above are rendered as of the date of this letter and do not take into account any event, action, interpretation, change of law or similar item that occurs after the date of this letter; and we disclaim any undertaking to advise you of any changes which may be brought to our attention subsequent to the date of this letter.

    (R) We express no opinion as to the enforceability of any provision in the Reviewed Documents relating to the appointment of a receiver, to the extent the appointment of a receiver is governed by applicable statutory requirements, and to the extent such provision may not be in compliance with said statutory requirements.

    You understand that the scope of our representation does not include providing legal services with regard to the statutory and regulatory requirements and restrictions (including, without limitation, the policies, procedures, guidelines or practices of any federal or state regulator with respect thereto) applicable to or actually applied to financial institutions or, in their capacities as such, financial institution-affiliated parties. We express no opinion regarding

November 20, 1996
Page 13


the compliance by the addressees of this opinion or the transactions contemplated by the Reviewed Documents with any such financial institutions regulatory matters.

    The opinions expressed in this opinion are solely for the benefit of the Bank and Caisse Nationale De Credit Agricole and may not be relied on in any manner or for any purpose by any other person or entity. The Bank is authorized to provide this opinion to a Participant; provided that such Participant is not entitled to rely on this opinion, even as of the date of this opinion, without our prior written consent.

                                       Very truly yours,



                                       /s/ Jones, Day, Reavis & Pogue
                                       -------------------------------
                                       JONES, DAY, REAVIS & POGUE

                                     ANNEX A

                               RYKOFF-SEXTON, INC.
                              OFFICER'S CERTIFICATE

    Reference is made to the opinion letter of Jones, Day, Reavis & Pogue (the "Opinion") delivered in connection with the Reimbursement Agreement dated as of November 1, 1996 (the "Reimbursement Agreement"), between the Company and The First National Bank of Chicago. Capitalized terms used in this opinion and not otherwise defined have the meanings assigned such terms in the Opinion.

    The undersigned officer of the Company certifies, in connection with the Company's execution, delivery and performance of the Placement Agreement, that attached as SCHEDULE I to this certificate is a list of (i) material agreements binding upon the Company or its property and (ii) any judicial or arbitral decree or order of a material nature binding upon the Company or its property. A true and complete copy of each of the above material agreements, decrees and orders has previously been furnished to Jones, Day, Reavis & Pogue. No default or event of default or violation of any such agreements, decrees or orders exists or, immediately after giving effect to entry into the Reviewed Documents or consummation of any of the transactions contemplated by the Reviewed Documents, will exist. The agreements, decrees and orders listed on the attached SCHEDULE I and the agreements listed on Exhibit A to the opinion letter of Maslon Edelman Borman & Brand issued in connection with the Reimbursement Agreement constitute all material agreements binding upon the Company or its property.

    IN WITNESS WHEREOF, I have hereunto set my hand this 20th day of November, 1996.

                                       RYKOFF-SEXTON, INC.



                                       By:  /s/ Thomas F. Flanagan
                                          --------------------------------
                                          Thomas F. Flanagan
                                          Assistant Secretary

                                   EXHIBIT E

                            TO COME FROM JONES DAY

                                    SCHEDULE I

1. Rights Agreement dated as of December 8, 1986, between Chemical Bank, as successor Rights Agent, and the Company, as amended by First Amendment thereto dated as of October 5, 1989, Second Amendment thereto dated as of December 4, 1995, and Third Amendment thereto dated as of January 31, 1996.

2. Indenture dated as of November 1, 1993, between the Company and Norwest Bank Minnesota, N.A., as trustee, [XXXXXXXXXX] the Company's
     $130,000,000 8-7/8% Senior Subordinated [XXXXXXXXXX] due 2003, as supplemented.

3. Stock Purchase Agreement dated September 8, [XXXXXXXXXX] Company, Tone Brothers, Inc. and Burns Philp Food Inc.

4. Agreement Not to Compete dated as of October [XXXXXXXXXX] between the Company and Burns Philp Food Inc.

5. Supply Agreement dated October 27, 1994, between the Company and Tone Brothers, Inc.

6. Supply Agreement dated October 27, 1994, between the Company and Burns Philp Food Inc.

7. Standstill Agreement among the Company and Merrill Lynch Capital Partners, Inc., Merrill Lynch Capital Appreciation Partnership No. B-XVIII, L.P.,Merrill Lynch Kecalp, L.P. 1994, ML Offshore Partnership No. B-XVIII, ML IBK Positions, Inc., MLCP Associates L.P. No. II, MLCP Associates L.P. No. IV, Merrill Lynch Kecalp L.P. 1991,, Merrill Lynch Capital Appreciation Partnership No. XIII, L.P., ML Offshore Partnership No. XIII, ML Employees LBO Partnership No. I, L.P., Merrill Lynch Kecalp, L.P. 1987 and Merchant Banking L.P. No. II (collectively, the "ML Entities").

8. Registration Rights Agreement dated as of May 17, 1996, among the Company, the ML Entities (other than Merrill Lynch Capital Partners, Inc.), The Equitable Life Assurance Society of the United States, Equitable Deal Flow Fund, L.P., Equitable Variable Life Insurance Company and Frank H. Bevevino.

9. The Agreement and Plan of Merger dated February 2, 1996, among the Company, US Foodservice Inc., f/k/a USF Acquisition Corporation ("USF"), and US Foodservice Inc. (predecessor corporation of USF).

10.  Tax Agreement among the Company and certain stockholders.

11. Credit Agreement dated as of May 17, 1996, among the Company, Bank of America National Trust and Savings Association, as administrative agent (in such capacity, the "Administrative Agent"), The Chase Manhattan Bank, N.A., as documentation agent, BA Securities, Inc., as co-arranger, Chase Securities, Inc., as co-arranger, and the other financial institutions party thereto, as lenders.

12. Company Security Agreement dated as of May 17, 1996, made by the Company in favor of the Administrative Agent.

13. Company Note and Stock Pledge Agreement dated as of May 17, 1996, made by the Company in favor of the Administrative Agent.

14. Receivables Sale Agreement dated as of May 16, 1996, among the Company, John Sexton & Co. ("Sexton"), Rykoff-Sexton Funding Corporation ("RSFC") and the Company, as servicer.

15. Pooling Agreement dated as of May 16, 1996, among RSFC, the Company, as servicer, and Chemical Bank, as trustee (the "Trustee"), as supplemented by Series 1996-1 Supplement to Pooling Agreement dated as of May 16, 1996.

16. Servicing Agreement dated as of May 16, 1996, among RSFC, the Company, as servicer, certain wholly-owned subsidiaries of the Company parties thereto, as subservicers, and the Trustee.

17. Security Agreement dated as of May 16, 1996, among the Company, Sexton and RSFC.

18. Receivables Sale Agreement dated as of November 15, 1996, among the Company, Sexton, Biggers Brothers, Inc., White Swan, Inc., F.H. Bevevino & Company, Inc., Roanoke Restaurant Service, Inc., King's Foodservice, Inc., US Foodservice of Florida, Inc., US Foodservice of Atlanta, RS Funding Inc. and US Foodservice Inc., as servicer.

19. Common Stock Purchase Warrant dated May 17, 1996, issued by the Company to Dresder Bank AG, New York Branch//Grand Cayman Branch.

20. Common Stock Purchase Warrant dated May 17, 1996, issued by the Company to The Nippon Credit Bank, Ltd.

21. Common Stock Purchase Warrant dated as of May 17, 1996, issued by the Company to Teachers Insurance and Annuity Association of America.

                                  SCHEDULE I

                            CERTAIN EXISTING LIENS

Liens granted under the Receivables Sale Agreement dated as of November 15, 1996, among the Company, Sexton, Biggers Brothers, Inc., White Swan, Inc., F.H. Bevevino & Company, Inc., Roanoke Restaurant Service, Inc., King's Foodservice, Inc., US Foodservice of Florida, Inc., US Foodservice of Atlanta, RS Funding Inc. and US Foodservice Inc., as servicer.

Those exceptions to title listed on Schedule B of Chicago Title Insurance Company's Commitment No. 006135273-x55 dated October 24, 1996 as items AG, G, I, J, K, L, M, N, O, P, Q, R and S.

                                 SCHEDULE II

                            CERTAIN INDEBTEDNESS

Receivables Sale Agreement dated as of November 15, 1996, among the Company, Sexton, Biggers Brothers, Inc., White Swan, Inc., F.H. Bevevino & Company, Inc., Roanoke Restaurant Service, Inc., King's Foodservice, Inc., US Foodservice of Florida, Inc., US Foodservice of Atlanta, RS Funding Inc. and US Foodservice Inc., as servicer.

Under a guaranty dated as of October 30, 1996, the Company guaranteed the obligations of Biggers Brothers, Inc. under the Master Lease dated September 1994, between Biggers Brothers, Inc. and First Fleet Corporation.

                                 SCHEDULE III

                          CERTAIN REGULATORY MATTERS

                                     None.

                                  SCHEDULE IV

(k) ENVIRONMENTAL MATTERS:

     (a) oils, or Hazardous Materials:

          (i) Ongoing soil and ground water remediation at the Premises due to the previous use of the site by Ford Motor Company as a distribution facility for Ford automobiles. By letter dated
          May 3, 1994 at the Los Angeles County Public Works, Waste Management Division, Ford Motor Company accepted financial responsibility for such remediation. Pursuant to the Hazardous Materials Agreement between the Catellus Development Corporation, Predelivery Service Corporation (collectively, the "Seller") and the Company, dated December 25, 1993, Seller has accepted the obligation to remove and remediate all hazardous materials from the Premises and has agreed to indemnify the Company for any and all liability relating to such contamination.

          (ii) Four underground storage tanks (containing diesel, new oil, waste oil, and empty but used as neutralizing tank), five clarifiers, seven aboveground storage tanks (containing ammonia (3), diesel (2) and water) and many containers of Hazardous Materials are located on the Premises, most of which are associated with the on-site maintenance and fueling of a fleet of trucks, and others which are routine, janitorial and maintenance supplies, refrigeration, battery storage and charging. The operations of all appear to be in compliance with Hazardous Materials Laws.

          (iii) During the normal course of the Company's business it distributes products such as detergents and other cleaning materials used in restaurants, institutions, schools, colleges and the like that are deemed to be Hazardous Materials and so labelled.

     (b) asbestos: Suspect asbestos-containing materials have been observed in the roofing and flooring at the Premises. All are in good condition.

     (c) urea formaldehyde foam insulation: none.

     (d) pcbs: Based upon the age of the Project, the utility owned transformers, lighting ballasts, hydraulic elevator and three hydraulic trash compactors are not likely to contain polychlorinated biphenyls.

                                  SCHEDULE V

               TO REIMBURSEMENT AGREEMENT OF RYKOFF-SEXTON, INC.

                                     ERISA

A.   LIST OF QUALIFIED PLANS REQUIRED BY SECTION 4.1(j)(i):

     1.   QUALIFIED PLANS SPONSORED ONLY BY THE COMPANY AND/OR JOHN
          SEXTON & CO.:

          Rykoff-Sexton Value Plan (a savings plan and trust).

          Rykoff-Sexton, Inc. Pension Plan (a defined benefit pension plan and trust).

          John Sexton & Co. Union Employee Pension Plan (a defined benefit pension plan and trust).

          Rykoff-Sexton, Inc. U.S. Lace Paperworks Division Pension Plan (a money purchase pension plan and trust, which has been terminated and liquidated in 1996).

     2.   QUALIFIED PLANS SPONSORED ONLY BY USF AND/OR ITS SUBSIDIARIES:

          US Foodservice Inc. 401(k) Retirement Savings Plan (a savings plan and trust).

          Retirement Plan for White Swan, Inc. (a defined benefit pension plan and trust "frozen" since 1993, without further accrual of increased benefits)

          Liquidating Trust of Retirement Plan for Employees of Biggers Brothers, Inc. (The related Plan was terminated more than five years ago and all benefits were paid to participants. The few remaining assets are not liquid, their proceeds will likely be needed to pay expenses, and any net proceeds will revert to the sponsoring employer.)

B.   LIST OF MULTIEMPLOYER PLANS REQUIRED BY SECTION 4.1(j)(i):

     1.   MULTIEMPLOYER PLANS TO WHICH THE COMPANY AND/OR JOHN SEXTON & CO.
          CONTRIBUTE:

          Central States Southeast and Southwest Areas Pension Fund

          New York State Teamsters Conference Pension Fund

          Southern States Conference of Teamsters Pension Fund

          Western States Conference of Teamsters Pension Trust Fund

          O.P.E.I.U. Local 153 Pension Fund (Englewood, NJ)

         I.B.T. Local 202 Pension Fund (Englewood, NJ)

         I.B.T. Local 282 Pension Fund (Englewood, NJ)

         I.B.T. Local 852 Pension Fund (Englewood, NJ)

         I.B.T. Local 705 Pension Trust (Glendale Heights, IL)

         I.B.T. Local 738 Pension Fund (Glendale Heights, IL)

         I.B.T. Local 745 Pension Fund (Dallas, TX)

         I.B.T. Local 829 Pension Fund (Norwood, MA)

         Teamsters Pension Trust of Philadelphia

         Warehouse Employees Union Local 169 and Employers Joint Pension Fund (Philadelphia, PA)

         Western Pennsylvania Teamsters and Employers Pension Fund (Pittsburgh, PA)

         Retail, Wholesale and Department Store International Union and Industry Pension Fund (Indianapolis, Indiana)

         Industrial Employers and Distributors Association and Warehouse Union Locals 6 and 17 I.L.W.U. Pension Trust (Sacramento, CA)

         Central States Southeast and Southwest Areas Health and Welfare Fund

         Northern California General Teamsters Security Trust Fund, Plan A

         Teamsters and Food Employers Security Trust Fund

         I.B.T. Local 202 Union Welfare Plan (Englewood, NJ)

         I.B.T. Local 738 Welfare Fund (Glendale Heights, IL)

         I.B.T. Local 738 Special Clinic Trust Fund (Glendale Heights, IL)

         Teamsters Health and Welfare Plan (Local 705) (Glendale Heights, IL)

         Teamsters Health and Welfare Plan 5 (Local 781) (Glendale Heights, IL)

         Teamsters Health and Welfare Fund of Philadelphia, PA and Vicinity (Philadelphia, PA)

         Western Pennsylvania Teamsters and Motor Carriers Welfare Fund (Pittsburgh, PA)

         Michigan Conference of Teamsters Welfare Fund (Detroit, MI)

         Minnesota Local 544 Health and Welfare Fund (Minneapolis, MN)

         I.B.T. Local No. 638 Joint Administered Fund (Olfisco Division at Minneapolis, MN)

         Southwestern Teamsters Security Fund Plan 4 (Phoenix, AZ)

         Oregon Teamsters Employers Trust Plan F-W (Portland, OR)

         Teamsters Local 533 Health and Welfare Trust Fund (Reno, NV)

         ILWU Warehousemen's Welfare Fund (Sacramento, CA)

         Western Teamsters Welfare Trust (Salinas, CA)

         Teamsters and Employers Trust (San Francisco, CA)

         San Francisco Local 85 Drayage Drivers and Helpers Security Fund (San Francisco, CA)

         Local 856 Health and Welfare Trust Fund (San Francisco, CA)

         Washington Teamsters Welfare Trust (Seattle, WA)

         North Coast Trust Fund Plan #9 (Sonoma Co., CA)

         Inland Empire Teamsters Trust (Spokane, WA)

         Southwest Areas Health and Welfare Fund (St. Louis, MO)

    2.   MULTIEMPLOYER PLANS TO WHICH USF AND/OR ITS SUBSIDIARIES CONTRIBUTE:

         Central States Southeast and Southwest Areas Health and Welfare Fund

C. LIST OF "PENSION PLANS" AS DEFINED IN ERISA SECTION 3(2) THAT ARE NEITHER QUALIFIED PLANS NOR MULTIEMPLOYER PLANS AS REQUIRED BY SECTION 4.1(j)(i):

1. "PENSION PLANS" AS DEFINED IN ERISA SECTION 3(2), THAT ARE NEITHER QUALIFIED PLANS NOR MULTIEMPLOYER PLANS AND ARE SPONSORED ONLY BY THE COMPANY AND/OR JOHN SEXTON & CO.:

    Rykoff-Sexton, Inc., makes specified contributions to union employees' individual retirement accounts pursuant to contract at Sacramento, California (no plan document has been located, other than the collective bargaining agreement)

    Rykoff-Sexton, Inc. Deferred Compensation Plan (an unfunded executive savings plan, which is funded in part by a grantor trust held by a bank trustee, hereinafter referred to as the "grantor trust").

    Rykoff-Sexton, Inc. Supplemental Executive Retirement Plan (an unfunded executive pension plan, which is included in the grantor trust and provides for individual agreements with certain executives).

    Rykoff-Sexton, Inc. Supplemental Excess Retirement Plan (an unfunded executive pension plan, which is also funded in part by the grantor trust).

    John Sexton & Co. Supplemental Executive Retirement Plan (an unfunded executive pension plan, which is not funded by the grantor trust).

    Other Supplemental Executive Retirement Agreements for certain officers of the Company and John Sexton & Co. (unfunded executive pension arrangements, some of which are included in the grantor trust).

2. "PENSION PLANS," AS DEFINED IN ERISA SECTION 3(2), THAT ARE NEITHER QUALIFIED PLANS NOR MULTIEMPLOYER PLANS AND ARE SPONSORED ONLY BY USF AND/OR ITS SUBSIDIARIES:

    The following arrangements may contain provisions constituting such plans:

    US Foodservice Executive Management Bonus Plan

    Severance Agreement for Royce Ellison

    Employment Agreements for the following employees:

         Harvey Frank
         Robert Zahler
         Joseph Bendix
         Richard Rogers
         Frank Brigman
         James Crenshaw

         Miscellaneous Employee Bonus Plans applicable to employees of USF Subsidiaries

D.  LIST OF "WELFARE PLANS" AS DEFINED IN ERISA SECTION 3(1) AS REQUIRED BY
    SECTION 4.1(j)(i):

    1. "WELFARE PLANS." AS DEFINED ERISA SECTION 3(1), THAT ARE SPONSORED ONLY BY THE COMPANY AND/OR JOHN SEXTON & CO.:

         Rykoff-Sexton Health and Dental Benefits Plan and Trust (including its own trust and a pre-tax salary reduction premium contribution arrangement under Internal Revenue Code 125).

         John Sexton & Co. Retiree Health and Dental Benefits Plan (included in the trust last identified above).

         Rykoff-Sexton Employee Vacation Plan and Trust (including its own trust).

         S. E. Rykoff & Co. Group Life Insurance Plan

         S. E. Rykoff & Co. Long Term Disability Insurance Program

         S. E. Rykoff & Co. Accidental Death & Dismemberment Plan

         S. E. Rykoff & Co. Group Travel Accident Plan

         John Sexton & Co. Group Life and Long Term Disability Plan

         John Sexton & Co. Accidental Death & Dismemberment Plan

         John Sexton & Co. Travel Accident Plan

         Rykoff-Sexton Short Term Disability Plan

         Discretionary Severance Pay Policy

    2. "WELFARE PLANS" AS DEFINED IN ERISA SECTION 3(1), THAT ARE SPONSORED ONLY BY USF AND/OR ITS SUBSIDIARIES:

         Employee Benefit Plan (including major medical benefits, dental benefits, short term disability benefits and a prescription program).

         Business Travel Accident Plan

         Long Term Disability Insurance Plan

         Group Basic and Supplemental Life and AD&D and Dependent Life Insurance Plan

         Flex Spending Plan (including medical and dependent care spending account options).

         White Swan, Inc. Employee Injury Benefit Plan

         Certain divisions and Subsidiaries of USF have provided limited employee assistance benefits and severance benefits, which may be treated as welfare plans under ERISA (the "Ancillary Benefits")

    3. "WELFARE PLANS" AS DEFINED ERISA SECTION 3(1), THAT ARE SPONSORED BY BOTH THE COMPANY AND USF:

         Individual Life and Disability Insurance Policy Program for Executive Management Committee members.

E.  EXCEPTIONS TO REPRESENTATIONS IN SECTION 4.1(j)(ii):

    1. Each of the following Plans (as defined for this Agreement) are being administered pursuant to an unsigned plan document or amendment, which is described below after the name of the respective Plan or Trust:

         (a) Rykoff & Sexton Pension Plans Master Trust - A restated draft Trust Agreement, as last submitted to the Internal Revenue Service on April 3, 1995. A prior Trust Agreement, First Amendment and Schedule A thereto were signed.

         (b) The Retirement Plan for White Swan, Inc. - A proposed restated plan document submitted to the Internal Revenue Service for a determination letter on June 30, 1995.

         (c) The Company and/or John Sexton & Co. are currently obligated to contribute to the Multiemployer Plans identified as such in the list of Plans set forth above. However, the provision for pension contributions to the I.B.T. Local 282 Pension Fund was inadvertently left out of the last collective bargaining agreement; and a letter of agreement confirming contributions to that fund is being obtained.

         (d)   John Sexton & Co. Supplemental Executive Retirement Plan -
               A draft Plan document was last revised on September 6, 1990.

          (e) Rykoff-Sexton Employee Vacation Plan and Trust - Employees have received notice of a vacation plan change that has not been formally reflected in the

               Plan document

         (f) Rykoff-Sexton "Cafeteria" Plan under Code Section 125 - The premium conversion arrangement document has not been located. The Forms 5500 filed for the Rykoff-Sexton Health and Dental Benefits Plan and Trust did not include Schedule F describing the premium conversion arrangement.

         (g) Because USF is not sure whether the Ancillary Benefits described above have been provided as part of an welfare plan under ERISA, such Ancillary Benefits may not be set forth in plan documents or summary plan descriptions, nor have any annual reports been filed with respect to such Ancillary Benefits.

    2. The summary plan description ("SPD") of each of the following Plans (as defined for this Agreement) does not reflect the plan document that is currently used for plan administration:

         (a) Rykoff-Sexton, Inc. Pension Plan (A restated SPD was prepared in draft form as of July 11, 1995; and has been revised in draft form as of October 18, 1996).

         (b) John Sexton & Co. Union Employee Pension Plan (A restated SPD was prepared in draft form as of July 11, 1995, and has been revised in draft form as of April 11, 1996).

         (c) Rykoff-Sexton Value Plan (A restated SPD was prepared in draft form as of July 11, 1995, and has been revised in draft form as of April 19, 1996).

         (d) John Sexton & Co. Retiree Health and Dental Benefits Plan (A current SPD exists, but may not have been distributed to employees or filed with DOL).

F.  EXCEPTIONS TO REPRESENTATIONS IN SECTION 4.1(j)(iv):

    The John Sexton & Co. Union Employee Pension Plan has an "Unfunded Pension Liability" amounting to $4,147 as of May 1, 1995.

    The Retirement Plan for White Swan, Inc. had an "Unfunded Pension Liability" amounting to $2,266,937 as of December 31, 1995; and its actuary estimates that such amount has decreased to approximately $1,650,000 as of July 1, 1996.

G.  EXCEPTIONS TO REPRESENTATIONS IN SECTION 4.1(j)(v):

    John Sexton & Co., a Subsidiary of the Company, maintains the John Sexton & Co. Retiree Health and Dental Benefits Plan, which provides health and dental benefits to a limited group of employees of that Subsidiary who meet certain eligibility requirements for this Plan and retire under the Rykoff-Sexton, Inc. Pension Plan (formerly the John Sexton & Co. Pension Plan).

     The S. E. Rykoff & Co. Group Life Insurance Plan and the John Sexton & Co. Group Life and Long Term Disability Plan include limited post-retirement life insurance benefits.

     The Employment Agreement of Mark Van Stekelenburg provides for health and other welfare benefits after his employment termination.

     Approximately 52 employees of Biggers Brothers, Inc. who retired prior to November 1, 1990, are entitled to participate in the US Foodservice Employee Medical Plan.

H.   EXCEPTIONS TO REPRESENTATIONS IN SECTIONS 4.1(j)(vii) AND (ix):

     As a result of the merger with USF, most or all of the locations with union employees covered by the John Sexton & Co. Union Employee Pension Plan will be shut down and the employees terminated. These actions are expected to result in the full vesting of affected participants, a partial termination of that plan and, if all participants are terminated, the "freezing" of future benefit accruals or termination of that plan. The plan's actuary estimates that a plan termination would require a final cash contribution of between $300,000 and $400,000.

I.   EXCEPTION TO REPRESENTATIONS IN SECTION 4.1(j)(viii):

     As of January 1, 1990, the John Sexton & Co. Savings Plan was merged into the S. E. Rykoff & Co. Profit Sharing Plan, both of which had previously been operated under the same Master Trust Agreement. The merged Plan and Trust was then designated the Rykoff-Sexton Value Plan. By letter received by the Company on March 24, 1995, the Pension and Welfare Administration of the U.S. Department of Labor (the "DOL") made an inquiry with respect to the John Sexton & Co. Savings Plan. The Company responded to the inquiry by letters dated July 26, 1995, and March 28, 1996, each of which transmitted certain documents to DOL. Since the date of the Company's last response, the Company has not received any additional inquiries from DOL with respect to this matter.

J.   EXCEPTION TO REPRESENTATIONS IN SECTION 4.1(j)(x):

     The Company owned all of the capital stock of Tone Brothers, Inc. ("Tone") during the period from April 11, 1989 through October 27, 1994; and sold that stock on the latter date to Burns Philp Food Inc. for a cash price of $96,000,000, subject to certain post-closing adjustments. During that entire period and at the time of the sale, Tone maintained a Qualified Plan that was a defined benefit pension plan subject to Title IV of ERISA (the

     "Tone Plan"). Based on the Actuarial Valuation Report for the Tone Plan, which was prepared by Principal Mutual Life Insurance Company as of September 1, 1994 (the last valuation date before the sale), the Company's actuarial consultant estimates that Tone's unfunded pension liability (on a plan termination basis) with respect to the Tone Plan was then approximately $400,000.

                                  APPENDIX I
                                      to
                            Reimbursement Agreement
                                 dated as of
                               November 1, 1996
                                   between
                      THE FIRST NATIONAL BANK OF CHICAGO
                                     and
                              RYKOFF-SEXTON, INC.
                              A DELAWARE COMPANY

          COVENANTS AND DISBURSEMENT PROCEDURES REGARDING INSURANCE
                           OR CONDEMNATION PROCEEDS

     This APPENDIX I (Covenants and Disbursement Procedures regarding Insurance of Condemnation Proceeds) is attached to and forms an integral part of that certain Reimbursement Agreement dated as of November 1, 1996 between RYKOFF-SEXTON, INC., a Delaware Corporation and THE FIRST NATIONAL BANK OF CHICAGO (the "Reimbursement Agreement"). All terms defined in such Reimbursement Agreement shall have the same meanings when used in this APPENDIX I.

     Part A:     DISBURSEMENTS

     A.1   INSURANCE OR CONDEMNATION PROCEEDS.

     (a) CONDITIONS. Disbursement of Cash Proceeds (as hereinafter defined) for restoration of the Project shall be made pursuant to the following procedures and conditions:

          (i) In the event of a casualty or a condemnation which results in damage to the Project in excess of $1,000,000, as determined by or on behalf of the Company and reasonably approved by Bank:

                (1) Within sixty (60) days following the date of such casualty or condemnation (the "Election Period"), the Company shall notify Bank in writing of the Company's election either (x) to redeem the Bonds in whole pursuant to the provisions of the Indenture and the Reimbursement Agreement, or (y) to restore the Project to a condition substantially the same as the condition of the Project immediately prior to such casualty or condemnation (the "Prior Condition").

                     (2) Within thirty (30) days after the expiration of the Election Period, the Company shall deliver to Bank collateral, in the form of cash and/or an irrevocable, clean "sight draft" standby letter of credit issued by a financial institution and otherwise in form and substance reasonably satisfactory to Bank (any such letter of credit, together with any amendments thereto or substitutions thereof approved by Bank, shall be a "Collateral Letter of Credit" hereunder) in an aggregate sum equal to the difference (if a positive number) between (x) the lesser of: (I) the Initial Stated Amount or (II) the total costs of restoring the Project to the Prior Condition, as determined by or on behalf of the Company and reasonably approved by Bank; PROVIDED, HOWEVER, that in the event the Company has elected to redeem the Bonds in whole in accordance with SUBPARAGRAPH A.1(a)(i)(1) above, the Initial Stated Amount shall be used regardless of whether or not such Amount is higher or lower than the total costs of restoring the Project to the Prior Condition; AND (y) the amount of insurance or condemnation proceeds actually delivered to Bank as a result of such casualty or condemnation, or, if acceptable to Bank in its sole discretion, the amount of insurance or condemnation proceeds reasonably anticipated by the Company to be delivered to Bank as a result of such casualty or condemnation.

          (3) If the Company has elected to restore the Project to the Prior Condition in accordance with SUBPARAGRAPH A.1(a)(i)(1) above, then, within thirty (30) days after the expiration of the Election Period, the Company shall deliver to Bank (x) an estimated budget of all costs of restoring the Project to the Prior Condition (which budget, together with any modifications thereto thereafter reasonably approved by Bank in accordance with PARAGRAPH
B.2 hereof, shall be the "Restoration Budget" hereunder) and (y) a construction time line (which construction time line, together with any modifications thereto thereafter reasonably approved by Bank, shall be the "Construction Schedule" hereunder) setting forth, among other things, the dates upon which each of the following will occur: the plans and specifications for the restoration of the Project will be completed, a construction contract, in form and substance reasonably acceptable to Bank, will be executed, all necessary governmental approvals will be obtained and phases of construction will be commenced and completed. The initial Reconstruction Budget and Construction Schedule shall be subject to Bank's approval, which approval shall not be unreasonably withheld or delayed.

          (4) If the Company has elected to restore the Project to the Prior Condition in accordance with SUBPARAGRAPH A.1(a)(i)(1) above, all costs of restoring the Project to the Prior Condition in excess of the sum of cash delivered to Bank in accordance with SUBPARAGRAPH A.1(a)(i)(2) above (collectively, the "Cash Proceeds") shall be paid by the Company with its own funds first before any Cash Proceeds are disbursed for payment or reimbursement of any such costs.

          (5) Any failure by the Company to satisfy in a timely manner the conditions to disbursement set forth in this SUBPARAGRAPH A.1(a)(i) shall, after the expiration of any applicable notice and/or cure period set forth in the Reimbursement Agreement, constitute an Event of Default under the Reimbursement Agreement. Upon the occurrence of an Event of Default under the Reimbursement Agreement, Bank may, at its option, draw upon any Collateral Letter of Credit and deposit such proceeds into the Disbursement Account (as hereinafter defined). In such case, the term "Cash Proceeds" as used herein shall include the proceeds that are drawn from any Collateral Letter of Credit and are deposited into the Disbursement Account.

     (ii) In the event of a casualty or a condemnation which results in damage to the Project of $1,000,000 or less, as determined by or on behalf of the Company and reasonably approved by Bank:

          (1) Bank will promptly release to the Company the insurance or condemnation proceeds delivered to Bank as a result of such casualty or condemnation so long as, within (60) days following the date of such casualty or condemnation, the Company delivers to Bank a certificate, signed by a responsible officer of the Company, which states either (x) that the Company will restore the Project to the Prior Condition, or (y) that the portion of the Project damaged by such casualty or condemnation will have no significant adverse impact upon the use and operation of the Project; in which case the Bank shall have the right, at the Bank's sole discretion but at the Company's sole cost and expense, to cause an appraisal of the Project to be prepared and, if the Bank determines, in its sole discretion, that the value of the Project has been materially and adversely impacted as a result of such casualty or condemnation (such appraisal to be based upon the value of the Project immediately prior to such casualty or condemnation versus the value of the Project immediately after such casualty or condemnation (such difference to be referred to as the "Reduced Value")), the Company shall either (I) deliver to Bank additional collateral, in form and substance and pursuant to documentation reasonably acceptable to Bank, to secure the performance by the Company of the Obligations in an amount equal to the Reduced Value or (II) partially redeem the Bonds in an amount equal to the Reduced Value. In the event that the Company elects to partially redeem the Bonds, the Stated Amount (as defined in the Letter of Credit) of the Letter of Credit shall be reduced by the amount set forth in the reduction certificate delivered in connection with such partial redemption and the condition set forth in CLAUSE (II) of this SUBPARAGRAPH A.1(a)(ii)(1)(y) shall not be satisfied until the Company has reimbursed Bank for the amount of the draw on the Letter of Credit in connection with such partial redemption in accordance with the provisions of the Reimbursement Agreement.

          (2) If the Company has elected to restore the Project to the Prior Condition in accordance with SUBPARAGRAPH A.1(a)(ii)(1)(x) above, then the Company shall promptly commence and thereafter diligently continue to pursue such restoration to completion.

          (3) Any failure by the Company to satisfy in a timely manner the conditions to disbursement set forth in this SUBPARAGRAPH A.1(a)(ii) shall, after the expiration of any applicable notice and/or cure period set forth in the Reimbursement Agreement, constitute an Event of Default under the Reimbursement Agreement.

     (b) Any Cash Proceeds delivered by or on behalf of the Company to Bank shall be deposited in an account with Bank or another financial institution acceptable to Bank (the "Disbursement Account") for disbursement as hereafter provided. Any funds on deposit in the Disbursement Account may, with the prior written consent of the Bank be invested, from time to time, in investments approved by Bank in writing. Any and all earnings on such investments shall, so long as no Event of Default exists under the Reimbursement Agreement, be disbursed to the Company at the Company's request not more frequently than once per calendar month.

     A.2 BANK'S CONSENT TO DISBURSEMENTS. The Company shall complete, execute, and forward to Bank its funding requisition for each requested disbursement of Cash Proceeds, together with a complete set of Payment Request Documents (as hereinafter defined) with respect thereto, as described in PARAGRAPH A.5 of this APPENDIX I. Bank's approval of a funding requisition shall not be construed as representation by Bank that it has reviewed, considered, approved or joined in any of the representations of the Company contained therein. Bank shall not be required to give its consent to more than two disbursements during each calendar month.

     A.3 DISBURSEMENT METHOD. Each disbursement of Cash Proceeds for the payment of restoration costs shall be made by the Bank or, following the occurrence of an Event of Default, in such manner as Bank may direct. Upon satisfaction by the Company of the conditions to disbursement set forth in PARAGRAPH A.5, Bank shall promptly authorize disbursement of such funds for the payment of the restoration costs described in the approved Payment Request Documents for such disbursement, or to reimburse the Company therefor; PROVIDED, HOWEVER, upon the occurrence of an Event of Default Bank, at its sole option, may make disbursements directly to any contractors, subcontractors, laborers, materialmen, or other persons providing services or materials to the Project (collectively, "Claimants") by issuing and delivering to the Company cashier's checks payable to such Claimants, in accordance with a "Request for Cashier's Checks" which shall be submitted by the Company and approved by Bank as part of the Payment Request Documents for such disbursement. The Company agrees to cause all payments or reimbursements from the Disbursement Account to be made by checks drawn upon such account.

          A.4 BALANCING. (a) As a material condition to Bank's consent to any disbursement of Cash Proceeds, the Company hereby agrees to provide sufficient funds for the payment of restoration costs so that, in Bank's reasonable judgment, the aggregate sum of (i) the undisbursed portion of the Cash Proceeds available to the Company for the payment or reimbursement of restoration costs, PLUS (ii) the undrawn portion of any Collateral Letter of Credit available for the payment or reimbursement of restoration costs, PLUS (iii) any undisbursed amounts deposited pursuant to SUBPARAGRAPH A.4(b), is at least equal to the amount that will need to be expended in order to complete the restoration work in accordance with the plans therefor approved by Bank. Categories listed as "contingencies" on the Reconstruction Budget shall be deemed to be actual restoration costs for the purposes of balancing.

          (b) The determination as to whether sufficient funds are or will be available to complete the restoration work may be made by Bank at any time, including in connection with any request for Bank's consent to a disbursement. Within ten (10) days following notice from Bank that insufficient funds exist, the Company shall deliver to Bank for deposit in the Disbursement Account cash or other security reasonably acceptable to Bank (including another Collateral Letter of Credit) in such amount as Bank deems necessary to complete the restoration work in accordance with the plans approved by Bank. Any such amounts delivered to Bank for deposit in the Disbursement Account shall be the next funds authorized for disbursement by Bank hereunder, subject to the terms and conditions of this Agreement.

          A.5 CONDITIONS TO DISBURSEMENTS. Bank's consent to any disbursement of Cash Proceeds shall be subject to satisfaction of each of the following conditions precedent:

          (a) REPRESENTATIONS AND WARRANTS CORRECT: NO DEFAULT. As of the date of such disbursement, the representations and warranties of the Company contained in the Reimbursement Agreement and Related Documents shall be correct as though made on and as of that date, no Event of Default shall have occurred and no Default shall exist on such date.

          (b) BALANCING. As of the date of such disbursement, in Bank's reasonable judgment, the Company shall be in compliance with the provisions of PARAGRAPH A.4 of this APPENDIX I, and the making of the disbursement in question would not cause the Company to be out of compliance therewith immediately following such disbursement.

          (c) PAYMENT REQUEST DOCUMENTS. The Company shall have submitted to Bank, and Bank shall have approved, the following documents (collectively, the "PAYMENT REQUEST DOCUMENTS") with request to such disbursement, each of which shall be in form and substance satisfactory to Bank and duly executed by the appropriate parties:

               (i) a certificate, signed by a responsible officer of the Company, confirming the satisfaction of each of the conditions set forth in SUBPARAGRAPH A.5(a) of this APPENDIX I;

               (ii) a "PAYMENT REQUEST," in duplicate, in such form as Bank shall from time to time require, together with a report, certified as true and correct by a responsible officer of the Company, setting forth such details concerning the progress of the reconstruction work as Bank may require, including without limitation: (A) a detailed breakdown of all restoration costs covered by the Reconstruction Budget, including an itemization of (1) all costs accrued as of the date of such Payment Request, (2) all costs accrued and unpaid as of such date, (3) all costs projected to be necessary to complete the restoration work, and (4) the application of all past disbursements;
          (B) a current Construction Schedule (any revisions shown thereon from the previous Construction Schedule shall be subject to Bank's reasonable approval); and (C) all changes from the previous report which are known or reasonably anticipated by the Company;

               (iii) evidence of proper application of all past disbursements, including without limitation the following: an unconditional partial waiver of lien from each contractor and subcontractor, in form and substance satisfactory to Bank, covering the full amount of all past disbursements for direct construction costs through the date of the most recent disbursement; and an unconditional final waiver of lien, in form and substance satisfactory to Bank, from each contractor and each subcontractor who, as of the most recent disbursement, had completed the work covered by its contract or subcontract, covering the full amount due each such contractor or subcontractor;

               (iv) if Bank, upon the occurrence of an Event of Default, is requiring that Disbursements to Claimants be made by the cashier's check, a completed "Request for Cashier's Checks," in form and substance acceptable to Bank;

               (v) specific assignments to Bank of all agreements, permits and licenses issued in connection with or required for the restoration work for which such specific assignments shall not have previously been delivered to Bank, together with signed consents to such assignments where deemed appropriate by Bank;

               (vi) if any part of the disbursement is for site preparation and grading, a certificate from a soils engineer acceptable to Bank that such work and all grading and site preparation then in process or completed are in compliance with the recommendations specified in such soils engineer's soils test report;

               (vii) such title insurance endorsements to the Title Policy as Bank may require, including, without limitation, endorsements reflecting the date and the amount of the requested disbursement and insuring the continued priority of the liens of the Deed of Trust over mechanics' and other liens, subject to no exceptions to title other than those which have been approved by Bank; and

               (ix) such other documents and information as Bank may reasonably require, including, without limitation, invoices, purchase orders and lien releases from all Claimants covering the amount of each disbursement thereto.

          (d) INSPECTION BY BANK. With respect to disbursements for direct reconstruction costs, the work of reconstruction shall be progressing or shall have been completed to Bank's satisfaction, based on the inspection and findings of Bank's inspector.

          (e) TECH. Each disbursement for direct construction costs of the reconstruction work shall be subject to a holdback (the "TECH") of ten percent (10%) of the amount of all direct construction costs incurred through the date of such disbursement; PROVIDED, HOWEVER, that no Tech shall be required for (i) contracts or subcontracts of less than $10,000, or (ii) for materials and supplies purchased directly from vendors and suppliers. The amount of such Tech shall be disbursed by Bank to the Disbursement Account upon Bank's determination that each of the following additional conditions has been satisfied:

               (i) The renovation work shall have been completed in accordance with the plans approved by Bank and all legal requirements, and the Company shall have furnished to Bank, at the Company's expense, a standard AIA form of Certificate of Project Completion, signed by the contractor and Company's architect, certifying that the renovation work has been completed in a good and workmanlike manner and in accordance with such plans;

               (ii) A valid notice of completion shall have been recorded and the applicable lien periods shall have expired, or, in lieu thereof, Bank shall have received and approved final lien waivers and releases, in form and substance satisfactory to Bank, from all contractors, subcontractors, laborers and materialmen employed or furnishing materials in connection with the reconstruction work;

               (iii) All claims of lien and stop notices that may have been recorded or notice thereof served on Bank, the Issuer or the Trustee shall have either been paid in full and released or the Company shall have posted a surety bond sufficient to discharge the same;

               (iv) The Company shall have delivered or caused to be delivered to Bank a complete set of "as built" working drawings for the restoration work;

               (v) Bank shall have received satisfactory evidence that no Uniform Commercial Code financing statements or fixture filings are recorded or filed in the Office of the California Secretary of State (or in the Office of the Secretary of

          State of the state in which the Company's principal business office is located, if other than California), or in the Official Records of Los Angeles County, against the Company's interest in the Premises of the Project, or which purport to cover any collateral described in the Bank Security Documents, except those which may have been filed in favor of Bank in connection herewith and with the Related Documents and except those previously approved by Bank in writing;

               (vi) Bank shall have received appropriate approvals from (A) all governmental authorities regarding completion of the reconstruction work, which approvals shall be evidenced by an irrevocable certificate for the permanent occupancy thereof to the extent such approval is a condition to the lawful use and occupancy of the Project; (B) the local board of fire underwriters or its equivalent; and (C) all other governmental authorities having jurisdiction over the contemplated uses, operation and occupancy of the Project; and

               (vii) The Company shall have submitted to Bank copies of all agreements, permits and licenses issued in connection with or required for the restoration work, and all insurance policies or certificates required under the Reimbursement Agreement, to the extent not previously delivered to Bank.

               (f) STORED MATERIALS. Bank shall have the right, in its sole discretion, to withhold its consent to any disbursement for materials (other than lumber or drywall in reasonable quantities as determined by Bank) purchased or to be purchased but not yet installed or incorporated into the Project ("STORED MATERIALS"). Without limiting the generality of the foregoing, Bank, as a condition to its consent to any requested disbursement relating to Stored Materials (including, but not limited to, such lumber and drywall), may require that the Company supply Bank with the following:

               (i) Evidence satisfactory to Bank that the Stored Materials requested are included within the coverage of the insurance policies required by SECTION 5.1 (c) of the Reimbursement Agreement;

               (ii) A certificate satisfactory to Bank from the seller or fabricator of the Stored Materials that upon payment, ownership of the Stored Materials will vest in the Company free of liens and claims of third parties; and

               (iii) Evidence satisfactory to Bank that the Stored Materials are stored on the Premises and adequately protected from theft and damage, or, if not so stored, (A) evidence that the Stored Materials are stored in a bonded warehouse or storage yard approved by Bank, which warehouse or yard has been notified that the Trustee and Bank have a security interest in said Stored Materials, and (B) the original warehouse receipt.

          PART B:     RECONSTRUCTION OF THE IMPROVEMENTS

          B.1   RECONSTRUCTION PERIOD.

         The Company shall commence construction of the renovation work and shall cause such construction to continue with diligence and continuity in compliance with the plans and the Construction Schedule approved by Bank in order that the renovation work shall be completed on or before the completion date approved by Bank based upon the approved Construction Schedule (the "Required Completion Date"); PROVIDED HOWEVER, that the Required Completion Date may be extended for a period equal to proven delays caused by fire, earthquake or other acts of God, acts of public enemies, riot, insurrection, governmental regulation of the sale of materials and supplies or the transportation thereof, strikes directly affecting the work of construction or shortages of material or labor resulting directly from governmental control or diversion (collectively, "Force Majeure Events"). If the Required Completion Date is extended by ninety (90) days or more as a result of the occurrence of one or more Force Majeure Events, the Company shall deliver to Bank a revised Reconstruction Budget every ninety (90) days that the Required Completion Date is extended and Bank shall have the right to approve such Reconstruction Budget in accordance with SUBPARAGRAPH B.2(b) hereof.

           B.2 APPROVAL OF CHANGES IN PROJECT AGREEMENTS AND RECONSTRUCTION BUDGET.

          (a) The Company shall strictly enforce all contracts and agreements entered into in connection with the renovation work and shall not agree to any material change order or any changes in the Reconstruction Budget, except pursuant to a written change order and in accordance with this PARAGRAPH B.2. Each change order shall be submitted to Bank for its prior written approval if such change order (i) would result in a material change in plans and specifications previously approved by Bank, the Construction Schedule or the general contract; (ii) would increase or decrease the Reconstruction Budget by more than the amount specified by Bank in connection with its approval of the Reconstruction Budget in the case of an individual change order, or (iii) would cause the aggregate of all change orders (whether proposed or executed) to exceed the amount specified by Bank in connection with its approval of the Reconstruction Budget.

          (b) If any change order would increase the Reconstruction Budget, Bank may, in its sole discretion, condition its approval upon the Company depositing with Bank, pursuant to PARAGRAPH A.4 of this APPENDIX I. such amount as Bank may reasonably require in order to provide sufficient funds for the payment of the restoration costs.

          (c) The Company acknowledges that the process of obtaining the information and confirmations needed to put Bank in a position to approve change orders may cause delays, and the Company consents to such delays and agrees to cooperate diligently with Bank in the gathering of the information required. In addition, the Company acknowledges and agrees that Bank is under no duty to review, advise or inform the Company of, and Bank's approval or disapproval shall not constitute a warranty or representation about, the quality or suitability of the plans or any modification, amendment or supplement thereto. All contracts relating to the renovation work shall, to the extent reasonably possible, contain provisions implementing the provisions of this PARAGRAPH B.2.

          B.3   PURCHASE OF MATERIALS UNDER CONDITIONAL SALES CONTRACT.
Except as expressly authorized by Bank in writing, no materials, equipment, fixtures for the renovation work, or articles of personal property placed in the Project, shall be purchased, installed or affixed under any security agreement or other arrangements however denominated whereby the right is reserved or accrues to anyone to remove or to repossess any such item or to consider them personal property after their incorporation in the work of construction or whereby any person other than Bank reserves, acquires or creates a lien upon or security interest in such items, except as expressly authorized by Bank in writing; PROVIDED, HOWEVER, that the Company may utilize leased construction equipment in connection with the reconstruction of the Project.

          B.4   INSPECTION

          (a) During the construction period, Bank and its agents and representatives shall have the right: (i) of free entry and access to the Project and to all sites away from the Project where materials that are to be incorporated into the Project are stored; (ii) at the Company's expense, to inspect all work done, labor performed and materials furnished for use in the Project; (iii) if Company does not provide satisfactory information, to contact directly or otherwise communicate with any contractor, subcontractor and other Claimant to verify any matters disclosed in any Payment Request Documents submitted to Bank; and (iv) to examine, copy and make extracts of, all books, records, accounting data, subcontracts and other documents pertaining to the Company or the Project and all contractors and subcontractors supplying goods or services in connection with the construction of the Project. The Company shall cooperate with and shall use commercially reasonable efforts to cause all contractors and all subcontractors to cooperate with Bank and its agents and representatives. Said books, records, accounting data, subcontracts and documents shall be made available to Bank promptly upon written demand therefor. The Company shall require or cause its contractors to require that all contracts relating to the Project contain an acknowledgement of the foregoing inspection rights, except where such rights have been waived by Bank in writing.

          (b) The Company acknowledges that Bank is under no duty to supervise or to inspect the work of construction, the labor performed therefor, the materials used therein or any books and records. The Company agrees that any inspections by Bank are for the sole purpose of preserving Bank's rights hereunder that the Company is not entitled to rely upon the same with respect to materials, workmanship, compliance with the approved plans or otherwise. The Company intends and agrees to conduct its own investigations and inspections of the construction, the labor performed and materials supplied to determine that the quality of the Project and all other requirements of the construction are being performed in a manner satisfactory to the Company. The Company agrees to immediately notify Bank, in writing, should the same be in any manner unsatisfactory. A failure to inspect the construction of the Project, any part thereof or any books and records relating thereto, shall not constitute a waiver of any of Bank's rights hereunder. Inspection not followed by notice of default shall not constitute a waiver of any default then existing; nor shall it constitute an acknowledgment that there has been or will be compliance with the plans and specifications approved by Bank or that the construction is free from defective materials or workmanship.

      B.5  PROTECTION AGAINST CLAIMS

      (a) The Company shall promptly discharge or cause to be discharged any mechanics' or materialmen's liens or claims of lien filed or otherwise asserted against the Premises, the Project or any funds due any contractor and any proceedings for the enforcement thereof and shall promptly discharge or cause to be discharged any stop notices received by Bank, the Issuer, or the Trustee; PROVIDED, HOWEVER, that so long as no proceedings shall have been commenced for the enforcement of such claims or liens, the Company shall have the right to contest in good faith and with reasonable diligence the validity of any such liens or claims upon furnishing to the Title Company such security or indemnity as the latter may require to induce it to issue the Title Policy, or an interim endorsement thereto, insuring against all such claims or liens and, provided further, that Bank will not be required to consent to any further disbursements until all such mechanics' or materialmen's liens or claims of lien have been so insured against by the Title Company to Bank's satisfaction. In the case of stop notices, the Company shall have the right to contest, in good faith and with reasonable diligence, the validity of any stop notice, provided that the Company shall immediately file with Bank and the Trustee a bond in the form and amount required by law in order to release such stop notice. Bank shall have no obligation to consent to any further disbursements until all stop notices have been fully released, bonded or discharged.

      (b) If (i) the Company fails promptly to discharge or contest liens, claims of lien or stop notices and provided the security or indemnity in the manner provided in CLAUSE (a) above, or (ii) after having complied with the provisions of CLAUSE (a) above there is an adverse conclusion to any such contest and the Company does not cause any final judgment or decree to be immediately satisfied and the lien or stop notice to be discharged, then Bank may, but shall not be required to, procure the release and discharge of any such lien or stop notice and any judgment or decree thereon, and in furtherance thereof may, in its sole discretion, effect any settlement or compromise or furnish any security or indemnity as may be required by the Title Company. All amounts expended by Bank in connection with the provisions of this SUBPARAGRAPH B.5(b), together with interest thereon at the Bank Rate from the date of such expenditure until

Bank has been repaid and, until paid, said sums shall be secured by the Bank Security Documents. In settling, compromising or arranging for the discharge of any liens or stop notices under this SUBPARAGRAPH B.5(b), Bank shall not be required to establish or confirm the validity or amount of the lien to stop notice.

      (c) The Company will designate Bank as the "Construction Lender" on any application for building permits for reconstruction work affecting the Project in accordance with California Civil Code Section 3097(i).

      B.6 CONFORMITY WITH APPROVED PLANS. The Company agrees to perform all renovation work in conformity in all material respects with the plans approved by Bank and, if applicable, the recommendations contained in the soils report made in connection with such renovation work. If any portion of the renovation work is not in conformity with the approved plans and such recommendations in any material respect, or if any materials or workmanship on the renovation work shall appear to Bank to be defective, or in the event of any encroachment to which Bank shall not have previously consented, Bank, in addition to its other rights and remedies, shall have the right (a) to direct that the Company stop the work (or such portion thereof as Bank deems necessary) and repair, reconstruct or correct such matter in accordance with the approved plans and such recommendations, and (b) to withhold its consent to all further disbursements until the work is in satisfactory compliance with the approved plans and such recommendations, and any such defect or encroachment is eliminated. After the issuance of any such direction by Bank, no further renovation work shall be done on the Project without the prior written consent of Bank until the work is in satisfactory compliance with the approved plans and such recommendations. Upon notice from Bank to the Company, or the Company's discovery irrespective of such notice, that the work is not in conformity with the approved plans and such recommendations, the Company shall commence correcting the deviation, as promptly as is practicable and in any event within five days after the notice, and shall prosecute such work diligently to completion, which in no event shall be later than thirty (30) days after such notice or discovery unless the Company shall provide written notice to Bank that the correction shall take longer and Bank shall reasonably consent thereto. If corrective action satisfactory to Bank is not commenced and thereafter diligently pursued in accordance with the provisions of the immediately preceding sentence, Bank shall have the right (but not the obligation or the duty) to undertake such action at the Company's expense and such expense shall be deemed to be included in the Approved Budget. Furthermore, if Bank determines that the corrective work is not proceeding satisfactorily, Bank shall have the right (but not the obligation or the duty), upon not less than five (5) days' notice to the Company, to take over such corrective work itself and prosecute it to completion at the Company's expense and such expense shall be deemed to be included in the Approved Budget.

      B.7 ENCROACHMENTS. Except for off-site improvements designated in the approved plans, the Company agrees that the reconstructed improvements shall be constructed entirely within the lot lines of the Premises and will not encroach upon any easements, right of way, any other real estate, building lines or set-back requirements. The Company will furnish, from time to time upon demand, satisfactory evidence of compliance with the requirements of this PARAGRAPH B.7.

      B.8 WARRANTIES. Upon request of Bank, the Company shall furnish or otherwise make available to Bank copies of all warranties and guaranties received from any laborer or supplier furnishing labor, materials, equipment, fixtures or furnishings in connection with the renovation work.

      B.9 AUTHORITY TO FILE NOTICES. The Company irrevocably appoints, designates, and authorizes Bank as its agent (said agency being coupled with an interest) to file for record any notice of completion, cessation of labor, or any other notice that Bank deems necessary or desirable to protect its rights and interests hereunder or under any of the other Related Documents.

      B.10 THIRD-PARTY CONSULTANTS. Bank may hire such third party consultants as it deems necessary, the reasonable costs of which prior to the occurrence of an Event of Default and the costs of which after an Event of Default, in either case, shall be paid by the Company in accordance with the Reimbursement Agreement, to provide the following services: (a) to review the reconstruction plans; (b) to review the final construction cost breakdown and the construction schedule; (c) to conduct compliance inspections with respect to the progress of construction of the renovated improvements and to review each element of any request for disbursement submitted by the Company; and (d) to perform such other services as may from time to time, be required by Bank in connection with the administration of the transactions contemplated hereby.

      B.11 DISCLAIMER BY BANK. Bank shall not be liable to any contractor, subcontractor, supplier, laborer, architect, engineer, or any other person for services performed or materials supplied in connection with the Project, or for any debts or claims accruing in favor of any such person against the Company or others or against the Premises or the Project. The Company is not and shall not be an agent of Bank for any purpose. Bank is not a joint venture partner with the Company in any manner whatsoever. Prior to default by the Company under this Agreement and the exercise by Bank of the remedies granted herein, Bank shall not be deemed to be in privity of contract with any contractor, subcontractor, or provider of services to the Project, nor shall any payment of funds directly to any such person be deemed to create any third party beneficiary status or recognition of same by Bank. Approvals granted by Bank for any matter covered by this Agreement shall be narrowly construed to cover only the parties and facts identified in any written approval, and shall be solely for the benefit of the Company.